   As filed with the Securities and Exchange Commission on December 18, 2001
                                                      Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                  ___________

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       FBR ASSET INVESTMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

              VIRGINIA                                                                         54-1873198
                                                                                            -----------------
(State or other jurisdiction of incorporation or organization)                    (I.R.S. Employer Identification No.)

                  Potomac Tower, 1001 Nineteenth Street North
                           Arlington, Virginia 22209
                                (703) 469-1000
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                              Kurt R. Harrington
                            Chief Financial Officer
                       FBR Asset Investment Corporation
                  Potomac Tower, 1001 Nineteenth Street North
                           Arlington, Virginia 22209
                                (703) 469-1000
                           (703) 312-9602 (Telecopy)
               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)
                                  ___________

                                  COPIES TO:
                             Daniel M. LeBey, Esq.
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                              951 E. Byrd Street
                         Richmond, Virginia 23219-4074
                                (804) 788-8200
                           (804) 788-8218 (Telecopy)
                                  ___________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                     Proposed Maximum    Proposed Maximum
                                                      Amount Being    Offering Price    Aggregate Offering      Amount of
        Title of Securities Being Registered           Registered      Per Unit (1)          Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Primary Offering:
-----------------------------------------------------------------------------------------------------------------------------
  Debt securities (4)                                           (3)                (3)
  Preferred Stock (5)
  Common Stock (6)
-----------------------------------------------------------------------------------------------------------------------------
               TOTAL                                                                          $100,000,000            $23,900
-----------------------------------------------------------------------------------------------------------------------------
Secondary Offering:
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock (7)                                       1,150,105                 (3)        $ 27,832,541            $ 6,652
-----------------------------------------------------------------------------------------------------------------------------
               TOTAL                                                                                                  $30,552
=============================================================================================================================

(1) The registrant will determine the proposed maximum offering price per unit from time to time in connection with issuances of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3) Not applicable pursuant to General Instruction II.D of Form S-3.
(4) There is being registered hereunder an indeterminate principal amount of debt securities of FBR Asset as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000.
(5) There is being registered hereunder an indeterminate number of shares of preferred stock of FBR Asset as may be sold, from time to time.
(6) There is being registered hereunder an indeterminate number of shares of common stock of FBR Asset as may be sold, from time to time.
(7) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock on the American Stock Exchange on December 11, 2001.

     This Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We may+ + not sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and is not soliciting an offer to buy these +
+ securities in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED DECEMBER ___, 2001

                                 $100,000,000

                       FBR Asset Investment Corporation

                                Debt Securities
                                Preferred Stock
                                 Common Stock

     FBR Asset Investment Corporation intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of these securities, in the aggregate, will not exceed $100 million. We will provide the specific terms of these securities in supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplements before deciding to invest in these securities.

     The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     For a discussion of certain risks associated with an investment in the securities, see "Risks of Investing in FBR Asset" on page 5.

     Concurrently with the filing of this prospectus, we are filing a prospectus under Rule 415 of the Securities Act of 1933, offering up to 1,150,105 shares of common stock to be sold from time to time by named selling shareholders. Sales under this prospectus are not contingent upon the completion of sales by any selling shareholder.






                The date of this Prospectus is ________, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through a database maintained by the SEC at HHTP://WWW.SEC.GOV. In addition, you can inspect and copy reports, proxy statements and other information concerning Hispanic Broadcasting at the offices of the American Stock Exchange 86 Trinity Place, New York, New York 10006-1872, on which our common stock (symbol: "FB") is listed.

         We filed a registration statement on Form S-3 to register with the SEC the shares offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

         We incorporate by reference the documents listed below:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         2.   Quarterly Report on Form 10-Q for the quarter ended March 31,
              2001.

         3.   Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

         4. Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

         5.   Current Report on Form 8-K filed on February 13, 2001.

         6.   Current Report on Form 8-K filed on February 20, 2001.

         7.   Current Report on Form 8-K filed on March 4, 2001.

         8.   Current Report on Form 8-K filed on October 25, 2001.

         9.   Current Report on Form 8-K filed on November 6, 2001.

         10.  Current Report on Form 8-K filed on November 9, 2001.

         11.  Our Definitive Proxy Materials filed April 26, 2001.

         12. The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 28, 1999.

         We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all the securities we offer with this prospectus.

         You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: Corporate Secretary, FBR Asset Investment Corporation, Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209 (telephone (703) 312-9500).

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The total dollar amount of the securities sold under this prospectus will not exceed $100 million.

         You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

                                   FBR Asset

         FBR Asset is a Virginia corporation that was formed in November 1997 and has elected to be taxed as a real estate investment trust (REIT) under the federal tax laws since its inception. We were formed to make opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses. Many of these investment opportunities have been identified by Friedman, Billings, Ramsey Group, Inc. or its affiliates. We invest in :

         .   mezzanine loans;

         .   equity securities; and

         .   mortgage-backed securities.

We may from time to time make other opportunistic investments that may or may not be real estate- related. We invest in non-real estate-related assets subject to maintaining our REIT qualification.

Mezzanine Loans

         We invest in short- and medium-term mezzanine loans that generally have a higher risk credit profile and yield higher returns than the typical senior loan made by a commercial bank or other traditional lending institution. Our loans:

         .   may or may not be secured;

         .    may or may not be subordinated;

         .    have a variety of repayment structures and sources; and

         . typically compensate for the higher risk profile of our borrowers through higher interest rates rather than equity features.

         We believe that more stringent credit standards of commercial banks and other factors have resulted in an increased demand for mezzanine capital. As a result, we intend to utilize a significant portion of the proceeds from this offering to expand our mezzanine loan program. In carrying out this program, we intend to focus on industries with which we are familiar, including, but not limited to, real estate, energy, financial services, and consumer and industrial manufacturing. In evaluating these investment opportunities, we intend to focus on, among other factors:

         .    the cash flow generated by the borrower;

         .    the tangible assets of the borrower;

         .    the overall financial leverage of the borrower; and

         . the potential for the borrower to undergo a liquidity event that will enable the repayment of the loan.

         We believe our affiliation with FBR gives us an advantage in identifying, analyzing and responding quickly to opportunities to fund mezzanine loans that meet our credit quality standards and investment objectives. All of our current mezzanine loans and equity securities are in investment banking clients of FBR. We expect that most, but not necessarily all, of the companies in which we invest in the future will have investment banking relationships with FBR. We also intend to develop relationships with other entities who may offer us investment opportunities with their clients.

Equity Securities

         Our investments in equity securities are primarily in current or former underwriting or advisory clients of FBR. We generally have a longer-term time horizon on these investments than on our mezzanine loans. In evaluating equity investments, we follow a value-oriented investment approach. We focus particularly on the anticipated future cash flows to be generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. Other important considerations include:

         .   strength of management;

         .   liquidity of the investment;

         .   underlying value of the assets owned by the issuer; and

         .   prices of similar or comparable securities.

Mortgage-Backed Securities

         We invest directly in fixed- and adjustable-rate residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. Our portfolio of mortgage-backed securities is sub-managed by FIDAC, an affiliate of Annaly Mortgage Management, Inc. These real estate-related investments, together with our other real estate-related assets, allow us to maintain our qualification as a REIT under the federal tax code and to avoid classification as an investment company under the Investment Company Act of 1940. We manage our residential mortgage-backed portfolio to provide a high risk-adjusted return on capital. We typically invest in both adjustable-rate and fixed-rate mortgage-backed securities in varying proportions to take advantage of the differing prepayment characteristics of each of these securities in different interest rate environments. We finance our investments in mortgage-backed securities primarily by entering into repurchase agreements to enhance the overall return on capital invested in this portfolio.

Leverage

         We generally have not used debt to finance the acquisition or origination of any investment other than our mortgage-backed securities. As of September 30, 2001, we had an overall assets-to-equity ratio of approximately
6.60 to 1. As of that date, the assets-to-equity ratio of our portfolio of mortgage-backed securities was 9.36 to 1.

Composition of Assets and Equity Capital

         At September 30, 2001, we had total assets on our balance sheet of approximately $1.3 billion and equity capital of approximately $191.3 million. These are divided among our investments as follows:

                                                                               Assets    Equity Capital
                                                                             ---------  ----------------
         Mezzanine loans                                                             1%               6%
         Equity securities                                                           4%              27%
         Mortgage-backed securities                                                 94%              66%
         Cash and other assets                                                       1%               1%

         We derived the foregoing allocation of our assets from our balance sheet as of September 30, 2001. We derived the foregoing allocation of our equity capital by dividing:

         . the total principal amount outstanding under our mezzanine loans as of September 30, 2001;

         . the fair market value of the equity securities we own as of September 30, 2001;

         . the fair market value of our mortgage backed securities as of September 30, 2001, less the (1) amount of indebtedness outstanding as of that date under repurchase agreements used to finance the purchase of mortgage-backed securities and (2) the amount due to a broker related to the purchase of certain mortgage-backed securities; and

         . the difference between our total shareholders' equity as of September 30, 2001, and the sum of the amounts represented by the three bullets above,

by our total shareholders' equity as of September 30, 2001. We can give no assurance that we will be able to achieve any specific level of returns. For a detailed discussion of the factors that may adversely influence our desired returns, see "Risks of Investing in FBR Asset," which begins on page 5.

Sharing in FBR Investment Banking Fees

         We recently acquired a registered broker-dealer from FBR Group called Pegasus Capital Corporation. Pegasus will participate with us in the fee-sharing arrangement described below. We have an agreement with FBR pursuant to which we will be entitled, subject to the conditions described below, to receive 10% of the net cash fees earned by FBR as a result of investment banking engagements of FBR by entities in which we commit to make an equity investment or a loan. Our right to be paid 10% of the net cash fees earned by FBR will be conditioned on, among other factors, whether our commitment to invest in or lend to the entity that engages FBR is a contributing factor in the entity's decision to engage FBR, facilitates the provision of investment banking services to the entity by FBR, or assists in facilitating the completion of a transaction. The types of investment banking engagements that would result in a fee payable to us will include securities underwriting services, private placements of securities, merger and acquisition advisory services and other financial advisory services. Our decision to commit to make an investment in or loan to an entity will not require the entity to use the investment banking services of FBR and none of the terms of our investment in or loan to the entity will be affected by the entity's subsequent decision to engage or not to engage FBR to provide it with investment banking services. There can be no guarantee that our decision to make an investment or loan will result in an engagement of FBR to provide investment banking services. The payments Pegasus receives from FBR will generally be taxed at normal corporate rates and will generally not be distributed to our shareholders.

                        RISKS OF INVESTING IN FBR ASSET

         Investing in our company involves various risks, including the risk that you might lose your entire investment. The results of our operations depend upon many factors, including the availability of opportunities to acquire assets and make loans, the level and volatility of interest rates, the cost and availability of short- and long-term credit, financial market conditions, and general economic conditions. We will strive to attain our objectives through, among other things, FBR Management's research and portfolio management skills. There is no guarantee, however, that we will perform successfully, meet our objectives, or achieve positive returns.

         The following risks are interrelated, and you should treat them as a whole.

Conflicts with FBR Group may result in decisions that do not reflect our best interests.

         We are subject to various conflicts of interest arising from our relationship with FBR. Those conflicts include the following:

         . We invest in the equity securities of or make loans to companies whose securities have been underwritten or placed by FBR and companies to which FBR has provided financial advisory services. FBR and its employees, including some of the officers of FBR Asset, are paid substantial fees for underwriting, placement agent and financial advisory services, and to the extent that the success of a new offering or transaction depends on our significant investment, FBR Management, because of its affiliation with FBR, will have a conflict of interest in recommending that investment to us. In those instances, our shareholders will rely on the investment decision of our investment committee, which will include at least one of our independent directors. The investment committee will in part rely on information provided by FBR Management. See "FBR Group and FBR Management-Related Party Transactions."

         . FBR Group and its affiliates, including FBR Management, manage other funds that are authorized to invest in assets similar to those in which we invest. In particular, FBR manages mutual and private equity funds, and may in the future manage other funds, that invest in private equity securities and in REITs and other real estate-related securities. In addition, FBR or its affiliates may choose to invest directly in these investment opportunities. There may be investment opportunities that are favorable to us and to the other funds managed by FBR or to FBR or its affiliates directly. In those cases, FBR will allocate investment opportunities among funds based upon primary investment objectives, applicable investment restrictions, and any other factors that FBR deems appropriate and fair under the circumstances.

         . Under the terms of our agreement with FBR, we will be entitled to receive a portion of the fees earned by FBR as a result of engagements of FBR by companies in which we commit to invest or make a loan where our commitment is a contributing factor in the engagement of FBR or assists in facilitating the completion of a transaction. The existence of this agreement may discourage FBR from presenting investment opportunities to us in situations which may result in a fee-sharing arrangement with us.

         . FIDAC, our mortgage portfolio manager, is an affiliate of Annaly Mortgage Management, Inc., an investment banking client of FBR Group. As a result of this investment banking relationship, Annaly has paid investment banking fees to FBR Group as follows: $7.0 million in 1997, $0 in 1998, $0 in 1999, $0 in 2000, and $7.6
              million in 2001, and may pay FBR Group additional investment banking fees in the future. As a result, FBR Management has a conflict of interest with respect to decisions regarding the renewal or termination of the sub-management agreement between FBR Management and FIDAC. See "FBR Group and FBR Management-The Management Agreement-The Sub-Manager."

         . The incentive portion of the management fee, which is based on our income, may create an incentive for FBR Management to recommend investments that have greater potential for income or appreciation, but that are generally more speculative. If the management fee did not include a performance component, FBR Management might not otherwise recommend those investments because of their speculative nature.

         . Two of the members of our board of directors, and each of our executive officers, also serve as executive officers or employees of FBR and its affiliates and devote substantial time to FBR. These persons devote the time and attention to our business that they, in their discretion, deem necessary, but conflicts may arise in allocating management time, services or functions between our company and FBR and its affiliates. The failure by these people to devote adequate time to us could result in our failure to take advantage of investment opportunities or failure to take other actions that might be in our best interests.

         . Because of our relationship with FBR, we may obtain confidential information about the companies in which we have invested. If we do possess confidential information about other companies, we may be restricted in our ability to dispose of, increase the amount of, or otherwise take action with respect to our investment in those companies.

We are heavily dependent upon FBR Management in a competitive market for investment opportunities.

         We can gain access to good investment opportunities only to the extent that they become known to FBR Group or FBR Management. Gaining access to good investment opportunities is a highly competitive business. FBR, FBR Management, and our company compete with other companies that have greater capital, more long-standing relationships, broader product offerings, and other advantages. Competitors include, but are not limited to, business development companies, small business investment companies, commercial lenders and mezzanine funds. Increased competition would make it more difficult for us to purchase or originate investments at attractive yields.

         We are heavily dependent for the selection, structuring, and monitoring of our investments on the diligence and skill of FBR Management's officers and employees. We do not have employment agreements with our senior officers or require FBR Management to employ specific personnel or dedicate employees solely to us. FBR Management, in turn, is dependent on the efforts of its senior management personnel. Although we believe that FBR Management could find replacements for its key executives, the loss of their services could have an adverse effect on our operations and the operations of FBR Management.

The termination or non-renewal of the FBR Management Agreement would be harmful to us.

         We and FBR Management may terminate the management agreement without cause. The management agreement requires us to pay FBR Management a substantial termination fee in the event that we terminate the agreement without cause before expiration of its term. The termination fee would equal twelve months of base and incentive fees, as further explained under "FBR Group & FBR Management-The Management Agreement." For example, if we had terminated the management agreement in January 2001, the termination fee would have been $1.1 million, the amount of the base fee expensed in 2000. Because no incentive fee was earned in 2000, no additional termination fee would have been due.

         Payment of a termination fee could have an adverse effect on our financial condition, cash flows, and results of operations and could reduce the amount of funds available for distribution to shareholders. In the event of termination, if we do not have sufficient cash to pay the termination fee, we may have to sell assets even though we would not otherwise choose to do so.

         FBR Management may terminate the management agreement without cause and without penalty. In addition, in any year, it could elect not to renew the management agreement. It may be difficult or impossible to find a substitute management arrangement at a reasonable price or in a reasonable amount of time. In addition, it may be difficult or impossible to find a substitute manager who can identify investment opportunities to the same extent FBR Management and FBR Group currently do.

         If the management agreement is terminated or expires, our fee-sharing agreement with FBR would terminate automatically. As a result, we would no longer be entitled to share in the net cash fees earned by FBR pursuant to the terms of the fee-sharing agreement.

Our limited operating history does not indicate future results.

         We were organized in November 1997, became a public reporting company in 1999 and have a limited operating history. In addition, our increased emphasis on mezzanine loans and on investments in other industries is a divergence from our previous emphasis on investments in equity securities and mortgage-backed securities. Because of this limited history, investors should be especially cautious before drawing conclusions about our future performance, including any conclusion about the future results of our expanded mezzanine loan program. Our past performance is not necessarily indicative of future results.

We may invest in any asset class subject only to maintaining our REIT qualification and our Investment Company Act exemption.

         We make our investment decisions based in large part upon market conditions. Subject only to maintaining our REIT classification and our Investment Company Act exemption, we do not have any fixed guidelines for industry or asset diversification. As a result, we may decide to allocate a substantial portion of our assets or capital to a limited number of industries or asset classes. This potential concentration could make us more susceptible to significant losses and volatility than if we had further diversified our investments.

Declines in the market values of our assets may adversely affect credit availability and periodic reported results.

         Currently, our assets are primarily real estate and mortgage assets, which include indirect holdings through investments in other companies. Those assets are classified for accounting purposes as "available-for-sale." Changes in the market values of those assets are directly charged or credited to our shareholders' equity. As a result, a general decline in trading market values may reduce the book value of our assets.

         A decline in the market value of our assets may adversely affect us in instances where we have borrowed money based on the market value of those assets. At September 30, 2001, we had approximately $983.6 million in outstanding repurchase agreements that were based on the market value of specific mortgage assets. The market value of those assets as of September 30, 2001, was approximately $1.2 billion. If the market value of those assets declines, the lender may require us to post additional temporary collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we would not otherwise choose to do so.

Use of leverage could adversely affect our operations.

         At September 30, 2001, our outstanding indebtedness for borrowed money under repurchase agreements and due to brokers was 8.36 times the amount of our equity in the mortgage-backed securities, based on book values. FBR Management has the authority to increase or decrease our overall debt-to-equity ratio on our total portfolio at any time and has not placed any limits on the amount we may borrow. At September 30, 2001, our total debt-to-equity ratio was 5.55 to 1. If we borrow more funds, the possibility that we would be unable to meet our debt obligations as they come due would increase.

         Financing assets through repurchase agreements exposes us to the risk that margin calls will be made and that we will not be able to meet those margin calls. Although we have not in the past received any margin calls, there can be no assurance that we will not receive margin calls in the future or, if received, that we will be able to meet those future margin calls.

         While we have not leveraged our equity securities or mezzanine investments, we may choose to do so in the future. This leverage could expose us to the risk that margin calls will be made and that we will not be able to meet them. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our ability to receive a share of the investment banking fees earned by FBR may cause us to make investments in or loans to companies that would otherwise not meet our investment or credit standards.

         The decision to make an investment or loan will be made by our investment committee, which will have a duty to make its decision based on its analysis of the risks and rewards to us through the application of our normal investment criteria and not based on any opportunity for FBR to earn investment banking fees. The prospect of receiving a portion of the investment banking fees that FBR earns as a result of an engagement by a company where our commitment to invest in or make a loan to the company is a contributing factor to such engagement or assists in facilitating the completion of a transaction may, however, give us an incentive to invest in or make a loan to a company that we might not otherwise choose to make. If we commit to make an investment in or a loan to a company with the expectation of receiving a portion of any investment banking fees that FBR earns, there can be no assurance that the expected engagement will materialize, which could result in returns that are not commensurate with the level of risk we took in making the investment. Consequently, the overall level of risk inherent in our investment and loan portfolio may increase as a result of our fee-sharing arrangement with FBR.

Our assets include mezzanine loans that have greater risks of loss than secured senior loans.

         In connection with our expanded mezzanine loan program, we expect our assets to include a significant amount of loans that involve a higher degree of risk than long-term senior secured loans. First, our mezzanine loans may not be secured by mortgages or liens on assets. Even if secured, our loans may have higher loan-to-value ratios than a senior secured loan. Furthermore, our right to payment and the security interest are usually subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect our loans and to recover any of the loan balance through a foreclosure of collateral.

         Our loans typically have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. A borrower's ability to repay its loan is often dependent upon a liquidity event that will enable the repayment of the loan. Accordingly, we may not recover some or all of our investments in our mezzanine loans.

         In addition to the above, numerous other factors may affect a company's ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company's financial condition and prospects may be accompanied by deterioration in the collateral for the loan.

The companies to which we make loans may be highly leveraged.

         Leverage may have material adverse consequences to the companies to which we make loans and to us as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies' ability to finance their future operations and capital needs. As a result, these companies' flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Deployment of our new capital in investments identified by sources other than FBR may increase the level of risk in our portfolio.

         We may look to other entities for investment opportunities following this offering. If we do, we may not have as much information about these opportunities as we have with respect to companies identified by FBR. Consequently, the reduced amount of information available to us could cause the level of risk inherent in our investment portfolio to increase.

Indirect nature of our investments exposes us to additional risks.

         Approximately 4% of our total assets, as of September 30, 2001, were investments in equity securities. Approximately 1% of our total assets as of September 30, 2001 were short-term mezzanine loans. Obtaining interests in assets indirectly by investing in other enterprises carries the following risks:

Returns on investments are not directly linked to returns on investee companies' assets.

         We own equity securities of and have made mezzanine loans to other companies. As an equity or debt holder, our return on investment is not directly linked to returns on any company's assets, but will depend upon either the payment of dividends and changes in the price of the equity securities or the payment of principal and interest on the outstanding debt, as applicable. Furthermore, as a common shareholder or junior debt holder, our claims to the assets of the companies in which we invest are junior to those of creditors and, with respect to our equity investments, senior shareholders.

Obstacles to success may remain hidden if due diligence is inadequate.

         Before making an investment in another business entity, we will assess the strength and skills of the entity's management and other factors that we believe will determine the success of our investment. In making our assessment and otherwise conducting our customary due diligence, we will rely on the resources available to FBR Management and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the companies. Against this background, we can give no assurance that the due diligence processes of FBR Management will uncover all relevant facts or that any investment will be successful.

Dependence on management of other entities.

         We do not control the management, investment decisions, or operations of the enterprises in which we have invested. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We have no ability to affect these management decisions, and as noted below, we may have only limited ability to dispose of our investments.

Limited liquidity of investments.

         The equity securities of a new entity in which we invest are likely to be restricted as to resale and may otherwise be highly illiquid. We expect that there will be restrictions on our ability to resell the securities of any newly-public company that we acquire for one year after we acquire those securities. Thereafter, a public market sale may be subject to volume limitations or dependent upon securing a registration statement for a secondary offering of the securities. As of September 30, 2001, none of our equity investments was restricted in this manner.

         The securities of newly-public entities may trade less frequently and in smaller volume than securities of companies that are more widely held and have more established trading patterns. Thus, sales of these securities may cause their values to fluctuate more sharply. Furthermore, and because of our affiliation with FBR, our ability to invest in companies may be constrained by applicable securities laws and the rules of the National Association of Securities Dealers, Inc. This is because FBR is a registered broker-dealer and its investment and trading activities are regulated by the SEC and NASD. For example, the NASD's prohibition on "free-riding and withholding" may limit the number of shares we can acquire in a "hot issue" public offering that is underwritten by FBR.

         The short- and medium-term mezzanine loans we make are based, in part, upon our knowledge of the borrower and its industry. In addition, we do not yet nor may we ever have a significant enough portfolio of mezzanine loans to easily sell them to a third party. As a result, these loans are and may continue to be highly illiquid.

Volatility of prices.

         Prices of the equity securities of new entities in which we invest are likely to be volatile, particularly when we decide to sell those securities. We make investments in significant amounts, and resales of significant amounts of securities might adversely affect the market and the sales price for the securities.

Disposition value of investments is dependent upon general and specific market conditions.

         Even if we make an appropriate investment decision based on the intrinsic value of an enterprise, we have no assurance that the trading market value of the investment will not decline, perhaps materially, as a result of general market conditions. For example, an increase in interest rates, a general decline in the stock markets, or other market conditions adverse to companies of the type in which we have invested could result in a decline in the value of our investments.

Our real estate-related investments may incur losses.

         We invest in real estate-related assets and in other entities, such as REITs, that themselves invest in real estate-related assets. Investments in real estate-related assets are subject to a variety of general, regional and local economic risks, as well as the following:

Changes in interest rates could negatively affect the value of our mortgage loans and mortgage-backed securities.

         We have invested indirectly in mortgage loans by purchasing mortgage-backed securities. Some of the companies in which we have invested also own mortgage loans and mortgage-backed securities. At September 30, 2001, all of the mortgage-backed securities we held directly were backed by pools of fixed-rate and adjustable-rate residential mortgage loans. Under a normal yield curve, an investment in fixed-rate mortgage loans or mortgage-backed securities will decline in value if long-term interest rates increase. Although Fannie Mae, Freddie Mac or Ginnie Mae may guarantee payments on the mortgage-backed securities we own directly, those guarantees do not protect us from declines in market value caused by changes in interest rates.

         A significant risk associated with our current portfolio of mortgage-backed securities is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of our mortgage-backed securities would decline and the weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our repurchase agreement borrowings.

An increase in our borrowing costs relative to the interest we receive on our mortgage-backed securities may adversely affect our profitability.

         We earn money based upon the spread between the interest payments we receive on our mortgage-backed security investments and the interest payments we must make on our borrowings. We rely primarily on short-term borrowings of the funds to acquire mortgage-backed securities with long-term maturities. The interest we pay on our borrowings may increase relative to the interest we earn on our mortgage-backed securities. If the interest payments on our borrowings increase relative to the interest we earn on our mortgage-backed securities, our profitability may be adversely affected.

Use of leverage can amplify declines in market value resulting from interest rate increases.

         We, and several of the REITs in which we have invested, borrow funds to finance mortgage related investments, which can worsen the effect of a decline in value resulting from an interest rate increase. For example, assume that our company or a REIT in which we have invested borrows $90 million to acquire $100 million of 8% mortgage-backed securities. If prevailing interest rates increase from 8% to 9%, the value of the mortgage loans may decline to a level below the amount required to be maintained under the terms of the borrowing. If the mortgage assets were then sold, our company or the REIT that owned the mortgage assets would have to find funds from another source to repay the borrowing.

         Market values of mortgage loans and mortgage-backed securities may decline without any general increase in interest rates for any number of reasons, such as increases in defaults, increases in voluntary prepayments and widening of credit spreads.

Prepayment rates could negatively affect the value of our mortgage-backed securities.

         In the case of residential mortgage loans, there are seldom any restrictions on borrowers' abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline and when owners of the loans, such as our company or the REITs in which we have invested, do not want them to be prepaid. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase and when owners of the loans want them to be prepaid. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. During 2000, we acquired $40.9 million of residential mortgage-backed securities. Principal payments on the mortgage-backed securities averaged $2.0 million per month for the periods that we owned the securities. Of that amount, approximately 90% to 95% were principal prepayments.

         Although Fannie Mae, Freddie Mac or Ginnie Mae may guarantee payments on the mortgage-backed securities we own directly, those guarantees do not protect investors against prepayment risks.

Rapid changes in the values of our real estate assets may make it more difficult to maintain our REIT status.

         If the market value or income potential of our mortgage-backed securities and mezzanine loans decline as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT status or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not want to make absent the REIT and Investment Company Act considerations.

Hedging against interest rate exposure may adversely affect our earnings.

         During 2001, we entered into a $50 million notional amount interest rate swap agreement to limit, or "hedge," the adverse effects of rising interest rates on our short-term repurchase agreements. In the future, we may enter into other interest rate swap agreements. Our hedging activity varies in scope based on the level and volatility of interest rates and principal prepayments, the type of mortgage-backed securities held, and other changing market conditions.

         The companies in which we have invested also enter into interest rate hedging transactions to protect themselves from the effect of changes in interest rates. Interest rate hedging may fail to protect or adversely affect a company because, among other things:

         . interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

         . available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

         . the duration of the hedge may not match the duration of the related liability;

         . the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

         . the party owing money in the hedging transaction may default on its obligation to pay; and

         . the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

Multifamily and commercial real estate may lose value and fail to operate profitably.

         Several of the companies in which we have invested own multifamily and commercial real estate. In the future, we may invest in other companies that invest in multifamily and commercial real estate or we may invest in those assets ourselves. Those investments and other similar investments are dependent on the ability of the real estate to generate income. Investing in real estate is subject to many risks. Among these are:

         . property managers may not have the ability to attract tenants willing to pay rents that sustain the property and to maintain and operate the properties on a profitable basis;

         . the value of real estate may be significantly affected by general, regional and local economic conditions, and other factors beyond the investor's control;

         . the value of real estate may be significantly affected by unknown or undetected environmental problems; and

         . the value of real estate may be significantly affected by changes in zoning or land use regulations or other applicable laws.

Investing in subordinated interests exposes us to increased credit risk.

         In the future, we may invest in other companies that invest in subordinated interests or may ourselves invest in those interests. Subordinated interests are classes of commercial mortgage-backed securities and mortgage loans that are subject to the senior claim of mortgage-backed debt securities. Losses on the underlying mortgage loans may be significant to the owner of a subordinated interest because the investments are leveraged. For example, assume a REIT acquires a $10 million principal amount subordinated interest in a $100 million pool of mortgage loans that is subject to $90 million of senior mortgage-backed securities. If thereafter there are $7 million of losses on the $100 million of loans, the entire loss will be allocated to the owner of the subordinated interest. In essence, a 7% loss on the loans would translate into a 70% loss of principal and the related interest for the owner of the subordinated interest.

Competition in the purchase, sale and financing of mortgage assets may limit the profitability of companies in which we invest.

         Although we do not directly own commercial mortgage-backed securities or subordinated interests, in the future, we may invest in other companies that invest in commercial mortgage-backed securities or subordinated interests or may ourselves invest in those assets. Mortgage REITs derive their net income, in large part, from their ability to acquire mortgage assets that have yields above borrowing costs. In 1997 and 1998, increased competition for subordinated interests developed as new mortgage REITs entered the market. These mortgage REITs raised funds through public offerings and sought to invest those funds on a long-term basis. The amount of funds available for investment, however, exceeded the amount of available investments, which resulted in significant competition for assets. That competition resulted in higher prices for subordinated interests, lowering the yields and narrowing the spread of those yields over borrowing costs.

         Competitors for the acquisition of mortgage assets include other mortgage REITs, such as Anthracite Capital, Inc., AMRESCO Capital Trust, and other REIT and non-REIT investors, such as Lennar Corporation and Capital Trust.

Increased losses on uninsured mortgage loans can reduce the value of our equity investments.

         Although our mortgage-backed securities are supported by instrumentality guarantees, several of the companies in which we have invested own uninsured mortgage loans. In the future, we may invest directly in uninsured mortgage loans.

         Owners of uninsured mortgage loans are subject to the risk that borrowers will not pay principal or interest on their mortgage loans as they become due. Borrowers become unable to pay their mortgage loans for a wide variety of reasons, including general, regional, local and personal economics and declines in business activity or real estate values. Generally, if a borrower defaults, the owner of the mortgage loan will incur a loss to the extent the value of the property securing the mortgage loan is less than the amount of the mortgage loan. Defaults on mortgage loans often coincide with declines in real estate values, which can create greater losses than anticipated. Increased exposure to losses on uninsured mortgage loans can reduce the value of our equity investments.

Prepayment sensitivity of investments in interest-only securities.

         We have no direct investments in interest-only securities. Interest-only securities are mortgage-backed securities that entitle the holder to receive only interest on the outstanding principal amount of the underlying mortgage loans, and no principal. The companies in which we invest do not own material amounts of interest-only securities as of September 30, 2001, but may do so in the future. We may also invest in other companies that invest in interest-only securities or we may invest in those securities directly. The value of these interest-only securities can be adversely affected if the underlying mortgage loans are prepaid faster than anticipated and the interest stream decreases. For example, an interest-only security with an initial notional amount of $100 million may entitle a holder to interest equal to 1% on the outstanding notional amount. The holder may anticipate that 10% of the loans will prepay at the end of each year; however, the actual experience is that 20% of the loans prepay at the end of each year. In that case, the anticipated and actual cash paid to the holder would be:

Year                                              Anticipated         Actual
-----                                             -----------      -----------

1                                                  $1,000,000       $1,000,000
2                                                     900,000          800,000
3                                                     800,000          600,000
4                                                     700,000          400,000
5                                                     600,000          200,000
6                                                     500,000                -
7                                                     400,000                -
8                                                     300,000                -
9                                                     200,000                -
10                                                    100,000                -
                                                  -----------      -----------
Total                                              $5,500,000       $3,000,000
                                                  ===========      ===========

         Some interest-only securities pay interest based on a floating rate that varies inversely with, and at a multiple of, a specified floating interest rate index, such as LIBOR. The yield on these securities is sensitive not only to prepayments, but also to changes in the related index. For example, a security might bear interest at a rate equal to forty percent minus the product of five and LIBOR, or 40%-(5 x LIBOR). An increase in LIBOR by only 1%, from 6% to 7%, would cause the interest rate on the investment to decline from 10% to 5%.

Federal income tax requirements may restrict our operations.

         We have operated and intend to continue operating in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes. However, the REIT qualification requirements are extremely complex. Qualifying as a REIT requires us to meet tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Some of our investments are in equity securities of other REITs, which generally are qualifying assets and produce qualifying income for purposes of the REIT qualification tests. The failure of the REITs in which we invest to maintain their REIT status, however, could jeopardize our own REIT status. Accordingly, we cannot be certain that we have been or will continue to be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations, or court decisions may change the federal tax laws or the federal income tax consequences of qualification as a REIT. In addition, compliance with the

REIT qualification tests could restrict our ability to take advantage of attractive investment opportunities in non-qualifying assets. Specifically, we may be required to limit our investment in non-REIT equity securities and mezzanine loans to the extent that such loans are not secured by real property.

Failure to make required distributions would subject us to tax.

         In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our taxable income, other than any net capital gain. For years before 2001, we were required to distribute at least 95% of our taxable income annually. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

         .     85% of our ordinary income for that year,

         .     95% of our capital gain net income for that year, and

         .     100% of our undistributed taxable income from prior years.

See "Federal Income Tax Consequences of Our Status as a REIT-Distribution Requirements."

         Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles because, for example, capital losses will be deducted in determining our GAAP income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to our phantom income items if we do not distribute those items on an annual basis. See "Federal Income Tax Consequences of Our Status as a REIT-Distribution Requirements." As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income each year. Consequently, we may be required to incur debt or liquidate assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year.

Failure to qualify as a REIT would subject us to federal income tax.

         If we fail to qualify as a REIT in any taxable year, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we cease to be a REIT, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

There is a risk that you may not receive dividends.

         Our current intention is to continue to distribute at least 90% of our taxable income to our shareholders. There can be no assurance that we will achieve investment results or maintain a tax status that will allow any specified level of cash distributions.

Ownership limitation may restrict change of control or business combination opportunities.

         In order for us to qualify as a REIT, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT status, our Articles generally prohibit:

         . shareholders, other than FBR and some mutual funds and pension plans, from directly or indirectly owning more than 9.9% of the outstanding common stock or preferred stock of any series,

         . FBR from directly or indirectly owning more than 20% of the outstanding common stock or preferred stock of any series, and

         . some mutual funds and pension plans from directly or indirectly owning more than 15% of the outstanding common stock or preferred stock of any series.

         Our Board has exempted FBR from the 20% ownership limit applicable to it. The exemption permits FBR to own, directly or indirectly, up to 62% of the outstanding common stock or preferred stock of any series. Our Board also has exempted some of our principal shareholders from the 9.9% ownership limit.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. See "FBR Asset's Capital Stock-Restrictions on Ownership and Transfer" and "Federal Income Tax Consequences of Our Status as a REIT-Requirements for Qualification."

Loss of Investment Company Act exemption would adversely affect us.

         We believe that we currently are not, and intend to continue operating so as not to become, regulated as an investment company under the Investment Company Act of 1940 because we are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Specifically, we have invested, and intend to continue investing, at least 55% of our assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of our assets in mortgages, mortgage-backed securities, securities of REITs, and other real estate-related assets.

         If we fail to qualify for that exemption, we could be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in whole pools of mortgage loans or mortgage-backed securities, we might have to sell equity securities in order to qualify for exemption under the Investment Company Act. The sale could occur under adverse market conditions.

As a registered broker-dealer, Pegasus will be subject to extensive government and other regulation which could adversely affect our results.

         The securities business is subject to extensive regulation under federal and state laws. Compliance with many of the regulations applicable to Pegasus involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental authorities and self-regulatory organizations such as the NASD may institute administrative or judicial proceedings that could have a material adverse effect on the operations of Pegasus, and thus on our operating results.

         Pegasus will apply to the NASD to expand the scope of broker-dealer activities in which it may engage. If the NASD were to deny Pegasus's request to engage in additional broker-dealer activities, we would not be permitted to share in the investment banking fees earned by FBR, as described in this prospectus.

         The regulatory environment is also subject to change. Our business may be adversely affected as a result of new or revised legislation or regulations imposed by the NASD, SEC or other governmental regulatory authority. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD. These changes in interpretation or new laws, rules or regulations also could adversely affect our ability to share in investment banking fees earned by FBR, as described in this prospectus.

Our Board of Directors may change policies without shareholder consent.

         Our major policies, including our investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by our Board of Directors. The Board may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the common shareholders. The effect of those changes may be positive or negative. Our Articles also authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although we have no current intention to issue any series of preferred stock, the issuance of preferred stock could increase the investment risk associated with common stock ownership, delay or prevent a change in control of our company, or otherwise change the nature of an investment in our common stock.

               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                       SAFE HARBOR CAUTIONARY STATEMENT

         This prospectus contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts are forward-looking statements and typically are identified by words like "believe," "anticipate," "could," "estimate," "expect," "intend," "plan," "project," "will" and similar terms. These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         Important factors that may impact our actual results include:

         .     changes in interest rates,

         .     changes in the yield curve,

         .     changes in prepayment rates,

         . business conditions and the general economy, especially as they affect interest rates,

         .     the federal, state, and local regulatory environment,

         .     the inability to borrow at favorable rates and terms,

         . the inability to maintain our qualification as a real estate investment trust,

         .     the supply of mortgage-backed securities,

         . changes in or the discontinuation of our relationship with FBR and FBR Management, and

         . the other factors described in this prospectus under the heading "Risks of Investing in FBR Asset."

                                CERTAIN RATIOS

         The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown.

                                                               Year Ended                       Nine Months Ended
                                                              December 31,                        September 30,
                                                     --------------------------------         -----------------------
                                                       1998       1999       2000                2000        2001
                                                       ----       ----       ----                ----        ----
          Ratio of earnings to fixed charges.......    1.30       1.64       1.81                1.35        2.26
          Ratio of earnings to combined fixed
          charges and preferred stock dividends....
                                                       1.30       1.64       1.81                1.35        2.26

         The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before extraordinary items plus fixed charges other than capitalized interest, and fixed charges consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and capitalized expenses. As of the date of this prospectus, we have not issued any shares of preferred stock.

                                USE OF PROCEEDS

         Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes.

                          FBR GROUP & FBR MANAGEMENT

         FBR Group is a full-service investment banking firm that makes a market in more than 400 securities and provides research coverage on more than 400 publicly traded companies.

         As of September 30, 2001, FBR Group, including FBR Management, which is a registered investment adviser under the Investment Advisers Act of 1940, managed more than $1.7 billion of net assets. Of those net assets, $237.5 million were managed in separately managed accounts, including our account. FBR's investment management services include more traditional management services for individual accounts and investment funds. These funds include four open-end mutual funds, an offshore fund whose capital is maintained outside the United States, proprietary investment partnerships, and private equity and venture capital funds. Two of FBR's mutual funds seek capital appreciation through investments in financial services companies. The third fund invests in the equity securities of small cap companies that FBR believes to be undervalued, and the fourth fund invests in REITs and other real estate-related securities.

Related Party Transactions

         Because of its extensive involvement in real estate, financial services, energy and other securities, FBR Group may have material direct and indirect interests in, or relationships with, companies in which we also have an interest. FBR Group's interests may conflict with our interests. For example, we may purchase equity securities of, or loan money to, a company:

         .     whose securities have been or will be underwritten by FBR;

         .     to which FBR provides financial advisory services;

         .     on which FBR provides ongoing research; or

         .     in whose securities FBR makes a market.

         The purchase of securities by our company, or loans made by us, create a conflict because they may indirectly benefit FBR Group and its directors, officers and owners.

Transactions with Prime Group, Inc. and its affiliates

         Since 1994, FBR Group, through FBR, has provided underwriting and other investment banking services to Prime Group, Inc. and its affiliates. Since January 1, 1997, FBR has acted as lead underwriter or co-manager, or provided advisory services to affiliates of Prime Group Inc., in connection with $710.5 million of capital raising and $973.1 million of merger transactions. Following are investments in, or loans to, Prime Group and its affiliates that we have made since our inception:

         . On March 30, 2001, we loaned $12 million to Prime Aurora, L.L.C., a wholly-owned subsidiary of Prime Group Realty, L.P. The loan bears interest at a rate of 16% per annum. We were paid a commitment fee of $120,000 at closing and an additional fee of $120,000 on June 30, 2001 in connection with extending the maturity of the loan to September 30, 2001. On September 30, 2001, we further extended the maturity date of this loan to November 30, 2001, and were paid an extension fee of $120,000. On November 30, 2001, the principal balance of this loan was paid down to $8,000,000 and we further extended the maturity date of the loan to January 15, 2002 for an extension fee of $80,000. We agreed to extend this maturity date to March 31, 2002 if, on or before January 14, 2002, Prime Aurora pays us an additional extension fee of 1.00% of the loan's outstanding principal balance, and Prime Group Realty extends certain other indebtedness owed to third parties to March 31, 2002 or later, on terms acceptable to us. Prime Aurora granted us a first lien mortgage on approximately 97 acres of partially improved land owned by Prime Aurora and located in Aurora, Illinois. No assurances can be provided that the value of the property encumbered by this mortgage will be sufficient to secure the loan. Prime Group Realty has unconditionally guaranteed all obligations of Prime Aurora in connection with the loan.

     . On July 17, 2000, we extended a $4 million loan to Prime Capital Funding I, LLC pursuant to a Sixty-Day Loan and Security Agreement. The loan bore interest at a rate of 18% per annum and was secured by a pledge of two collateral mortgage notes owned by Prime Capital Funding with an aggregate principal balance of approximately $11.3 million. Both of the notes were secured by deeds of trust on the same three commercial real estate properties. On September 29, 2000, Prime Capital Funding conveyed the two collateral mortgage notes to us in exchange for our cancellation of Prime Capital Funding's indebtedness under the $4 million loan. In connection with this conveyance, Prime Capital Funding also agreed to repurchase the two collateral mortgage notes from us. In February 2001, in two payments, Prime Capital Funding repurchased the two collateral mortgage notes from us for the full amount of the agreed repurchase price and reimbursed us for costs incurred in connection with the transaction.

     . On September 29, 1999, we made a $7.0 million loan to Prime Capital to enable Prime Capital to finance its remaining mortgage loans pending liquidation. This loan bore interest at an annual rate of 12% until November 29, 1999, at which time the interest rate increased to 17%. The maturity date for the loan was originally January 29, 2000, but we subsequently extended the maturity date to June 30, 2000. The maturity date was again extended and the interest rate increased to 20%, to enable Prime Capital to liquidate its remaining two mortgage loans. The outstanding principal balance of this loan and all accrued interest were repaid in May 2000.

     . From September 7 to October 18, 1998, we acquired 123,500 common shares of Prime Retail, Inc., an affiliate of Prime Group, Inc., in open-market transactions at an average price per share of $9.73. We sold our shares of Prime Retail in July 2000 for an average price of $1.29 per share for a net loss of approximately $1 million. On April 21, 1999, we acquired 78,400 shares of Prime Retail, Inc.'s Series A 10.5% preferred stock in open-market transactions at $18.55 per share. In November 1999, we also loaned Prime Retail, Inc. and its affiliate, Prime Retail, L.P., $20 million. The entire principal balance outstanding under the note and all accrued interest thereon was paid on December 22, 2000.

     . On December 23, 1997, we entered into an interim financing and security agreement with Prime Capital Holding, LLC, an affiliate of Prime Group, Inc., for up to $20 million. The note accrued interest at a rate between 12% and 17% per annum, depending on the funding period. The agreement originally called for a maturity date of May 31, 1998. We agreed to several extensions of the maturity date until Prime Capital repaid all amounts due under the agreement in November 1999.

     Following are additional investments that we held in 2000 or in 2001 through the date of this prospectus in companies with which FBR Group or one or more of its affiliates has a relationship:

     . On November 28, 2001, we purchased 625,000 shares, or approximately 2.2%, of the outstanding common stock of MCG Capital Corporation in a private placement at a price of $15.895 per share. FBR was the placement agent in the offering and, as a result, we purchased our shares net of FBR's discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, we earned 10%, or approximately $1.0 million, of the net cash fees paid to FBR for its role as the placement agent in the transaction.

     . On June 29, 2001, we purchased 1,000,000 shares, or approximately 3.6%, of the outstanding common stock of Saxon Capital Acquisition Corp. in a private placement at a price of $9.30 per share. FBR was the placement agent in the offering and, as a result, we purchased our shares net of FBR's discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, we received 10%, or approximately $1.7 million, of the net cash fees paid to FBR for its role as the placement agent in the transaction.

     . On January 24, 2001, we purchased 800,000 shares, or approximately 1.8%, of the outstanding common stock of Annaly Mortgage Management, Inc. at a price of $8.93 per share in a non-underwritten public offering concurrent with a secondary underwritten public stock offering of Annaly's common stock. FBR was the lead underwriter in the underwritten stock offering. The underwriting discount was 6%. FIDAC, an affiliate of Annaly, is the sub-manager of our mortgage portfolio. See "The Management Agreement-the Sub-Manager."

     . In January 2000, FBR was the lead underwriter of an initial public offering by Atlas Pipeline Partners, L.P. of 1,800,000 common units at a public offering price of $13.00 per unit. We purchased 149,000 units for a price of $1.8 million, or $12.09 per unit, in the offering. We sold our investment in Atlas Pipeline during the fourth quarter of 2000 for a total price $2.7 million, or an average price per unit of $18.13, for a $899,960 net gain on the investment.

     . FBR was the lead underwriter in April 1998 of an initial public offering by Chastain Capital Corporation of 7,380,000 common shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Chastain 700,000 shares for $9.8 million, or $13.95 per share. On December 15, 1999, we received a liquidating distribution from Chastain in the amount of $5,215,000 and we sold our remaining position in Chastain during the first quarter of 2000 on the open market at an average price of $0.87 per share, for a net loss on our original investment of $3.9 million.

     . FBR was the lead underwriter in March 1998 of an initial public offering by Anthracite Capital, Inc. of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Anthracite 716,846 shares for $10 million, or $13.95 per share. In September and October 1998, we purchased an additional 865,000 shares of Anthracite in open-market transactions for $8.3 million, or an average price per share of $9.64. We sold all of our shares of Anthracite in November 2000 at an average price of $7.22 per share, for a net loss on our original investment of $6.9 million.

     . FBR was the lead underwriter in February 1998 of an initial public offering by Capital Automotive REIT of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Capital Automotive 1,792,115 shares for $25 million, or $13.95 per share. We currently own 995,115 shares of Capital Automotive common stock. We sold 720,000 shares for an average sale price of $17.49 per share between November 2000 and November 2001.

     . FBR was the lead underwriter in January 1998 of an initial public offering by RAIT Investment Trust (formerly known as Resource Asset Investment Trust) of 2,833,334 shares at a public offering price of $15 per share. The underwriting discount was 7%. From February 1998 until June 1998, we purchased in open-market transactions 344,575 shares of RAIT common stock at an average price per share of $15.36. FBR was also the lead underwriter for a secondary offering on March 23, 2001, by RAIT of 2,800,000 shares of common stock at a public offering price of $13.75 per share. FBR is also the lead underwriter for a secondary offering of common stock by RAIT expected to close in December 2001.

     . In connection with the organization of Building One Services Corporation, formerly known as Consolidated Capital Corporation, we acquired 500,000 shares of Building One in December 1997 for $10 million, or $20 per share. FBR was the lead underwriter of a $480 million initial public offering by Building One that closed in December 1997. The public offering price was $20 per share and the underwriting discount was 7%. W. Russell Ramsey, one of FBR Management's executive officers, served as a director of Building One until June 30, 1999. On May 11, 1999, Building One Services Corporation announced the results of a self tender offer that expired on April 29, 1999. Pursuant to Building One's tender offer, we sold 297,341 of our Building One common shares for a price of $22.50 per share, or $6.7 million. We sold an additional 67,800 shares of Building One during the first quarter of 2000 on the open market at an average price of $9.78 per share. We retained 134,859 shares of Building One's common stock, which was converted into 168,573 shares of the common stock of Encompass Service Corporation in a merger at an exchange ratio of 1.25 to 1. We sold 118,673 shares of Encompass common stock in July 2000 for a price of $4.95 per share, or $587,542. We sold our remaining 49,900 shares of Encompass in March 2001 for a price of $5.35 per share, or $266,956, for a net loss on our original investment of $1.8 million.

     . FBR was the lead underwriter in October 1997 of an initial public offering by Imperial Credit Commercial Mortgage Investment Corporation of 30 million shares of common stock at a public offering price of $15 per share. The underwriting discount was 7%. Beginning in December 1997, we purchased in open-market transactions 900,000 shares of Imperial Credit common stock at an average price per share of $14.50, or $13.1 million. On June 30, 1999, we purchased 400,000 shares of Series B 11.5% cumulative preferred stock of Imperial Credit Industries, Inc., an affiliate of Imperial Credit, in a privately negotiated transaction for $25 per share, or $10 million. The preferred shares were redeemed by Imperial Credit Industries, Inc. in November 1999 for a total amount of approximately $10.5 million. On July 22, 1999, Imperial Credit Industries, Inc. and Imperial Credit Commercial Mortgage Investment Corporation entered into a merger agreement under which Imperial Credit Industries would acquire all of the outstanding capital stock of Imperial Credit Commercial Mortgage for a cash purchase price of $11.50 per share, subject to increase under certain circumstances. On June 30, 2000, in connection with the merger of Imperial Credit Commercial Mortgage with Imperial Credit Industries, we received a cash payment of $10.4 million, or $11.58 per share, for our investment in Imperial Credit Commercial Mortgage Investment Corporation. Our net loss on our original investment in Imperial Credit Commercial Mortgage Investment Corporation was approximately $2.2 million.

     In addition, we acquired an existing broker-dealer from FBR Group for a purchase price of $110,000. See "-Sharing in FBR Investment Banking Fees" below.

Sharing in FBR Investment Banking Fees

     We and our recently acquired taxable subsidiary called Pegasus Capital Corporation have an agreement with FBR pursuant to which we will be entitled, subject to the conditions described below, to receive 10% of the net cash fees earned by FBR as a result of investment banking engagements of FBR by entities in which we commit to make an equity investment or a loan. Our right to be paid 10% of the net cash fees earned by FBR will be conditioned on, among other factors, whether our commitment to invest in or lend to the entity that engages FBR is a contributing factor in the entity's decision to engage

FBR, facilitates the provision of investment banking services to the entity by FBR, or assists in facilitating the completion of a transaction. The types of investment banking engagements that would result in a fee payable to us will include securities underwriting services, private placements of securities, merger and acquisition advisory services and other financial advisory services. Our decision to commit to make an investment in or loan to an entity will not require the entity to use the investment banking services of FBR and none of the terms of our investment in or loan to the entity will be affected by the entity's subsequent decision to engage or not to engage FBR to provide it with investment banking services. There can be no guarantee that our decision to make an investment or loan will result in an engagement of FBR to provide investment banking services. The payments Pegasus receives from FBR will generally be taxed at normal corporate rates and will generally not be distributed to our shareholders.

FBR Management's Executive Officers

     The following table sets forth information about those executive officers of FBR Management who also are our directors or executive officers. No executive officer is related by blood, marriage, or adoption to any other director or executive officer of our company or FBR.

               Name              Age                 Position(s) Held
               ----              ---                 ----------------
     Emanuel J. Friedman         55          Chairman & Co-Chief Executive
                                             Officer
     Eric F. Billings            49          Vice Chairman & Co-Chief Executive
                                             Officer
     Kurt R. Harrington          49          Senior Vice President & Chief
                                             Financial Officer

The Management Agreement

     We entered into a management agreement with FBR Management that expires on December 17, 2002. The following section summarizes the material provisions of the management agreement. This section does not completely describe the management agreement, and you should not rely on it as if it did. You may obtain a complete copy of the management agreement by following the document request procedures set forth in "Other Matters-Additional Information."

FBR Management's Responsibilities

     FBR Management has only the authority that our Board of Directors delegates to it and is, at all times, subject to our Board's supervision. Generally, FBR Management performs the services necessary to keep our company running on a day-to-day basis. These services include:

     Investment Services

     .    representing us in connection with:

          -    the purchase and sale of assets,

          -    commitments to purchase and sell assets, and

          -    the maintenance and administration of our portfolio;

     . engaging in hedging activities on our behalf, consistent with our status as a REIT;

     . upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any of our money; and

     . acting as liaison between our company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets.

     Advisory Services

     . consulting with us on the formulation of investment criteria and guidelines;

     . furnishing reports and collecting information relating to our assets, interest rates, and general economic conditions;

     . furnishing reports regarding our activities and the services performed for us by FBR Management;

     . monitoring and providing the Board of Directors with price information and other data obtained from nationally recognized dealers that maintain markets in assets identified by the Board, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

     . counseling us in connection with policy decisions to be made by the Board of Directors;

     . counseling us regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests; and

     . counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the various requirements for that status.

     Administrative Services

     . providing executive and administrative personnel, office space, and office services required in rendering services to us;

     . administering our day-to-day operations and performing and supervising the performance of such other necessary administrative functions as may be agreed upon by FBR Management and the Board of Directors, including:

          -    the collection of revenues,

          -    the payment of our debts and obligations,

          - the maintenance of appropriate computer services to perform such administrative functions, and

          -    other customary functions related to portfolio management;

     . communicating on our behalf with holders of our securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with those holders; and

     . to the extent not otherwise subject to an agreement executed by us, designating servicers for mortgage loans sold to us and arranging for the monitoring and administering of those servicers.

     FBR Management has engaged FIDAC to advise it on the management of our mortgage-backed securities portfolio and may enter into subcontracts with other parties, including FBR, to provide other services to us.

The Management Fee

     Base Management Fee

     FBR Management is entitled to receive a quarterly base management fee equal to the sum of:

     . 0.25% per annum of the average book value of our mortgage assets during each calendar quarter; and

     . 0.75% per annum of the average book value of the remainder of our invested assets during each calendar quarter.

     The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of services and, by agreement with FBR Management, may reduce the base management fee to the extent we incur costs internally.

     For the years ended December 31, 1998, 1999 and 2000, the base management fee was $1,520,725, $1,329,063 and $1,078,713, respectively.

     Incentive Compensation

     FBR Management is also entitled to receive incentive compensation based on our performance. For each calendar quarter, FBR Management is entitled to receive 25% of the "Incentive Calculation Amount" for the 12-month period ending with the end of that calendar quarter.

     The "Incentive Calculation Amount" for any 12-month period means an amount equal to the product of

     (A) 25% of the dollar amount by which

          (1) (a) Our Funds from Operations (before the incentive fee) per share of common stock, based on the weighted average number of shares outstanding, plus (b) gains or minus losses from debt restructuring and sales of property per share, based on the weighted average number of shares outstanding, exceed

          (2) an amount equal to (a) the weighted average of the price per share in the initial private offering of our common stock in 1997 and in the secondary public offering of our common stock in August 2001 of $20.82 and the price per share in any future secondary offerings by our company multiplied by (b) the 10-Year U.S. Treasury Rate plus five percent per annum, multiplied by

     (B) the weighted average number of shares of common stock outstanding during the applicable period.

     "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts means net income computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

     As used in calculating FBR Management's compensation, the term "10-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed-rate securities, adjusted to constant maturities of ten years, published by the Federal Reserve Board during a quarter. The average weekly 10-Year U.S. Treasury Rate for the twelve months ended September 30, 2001, was 5.22%.

     We recorded $416,303 in expense related to incentive compensation earned by FBR Management during the quarter ended September 30, 2001 and $811,456 for the nine months ended September 30, 2001.

Owned by FBR Management

     In December 1997, FBR Management received options to purchase 1,021,900 shares of our common stock at $20 per share. The estimated value of these options at the time of grant was $909,492 based on a discounted Black-Scholes valuation, and was amortized over the initial term of the Management Agreement. We have fully amortized the value of these options. FBR Management previously transferred 51,095 of its options to its former sub-manager. FBR Management agreed to the rescission of options to purchase 155,000 shares in connection with the establishment of our stock incentive plan. FBR Group announced its intention on December 14, 2001, to exercise options with respect to 400,000 shares of our common stock at the $20 per share exercise price, which will leave FBR Management with unexercised options to purchase 415,805 shares of our common stock.

Expenses

     Because FBR Management's employees will perform due diligence tasks that investors or investment advisors typically hire outside consultants to perform, FBR Management will be reimbursed for its out of pocket costs in performing due diligence on assets we purchased or considered for purchase. Moreover, FBR Management tracks the time its employees spend in performing such due diligence tasks and is entitled to reimbursement for the allocated portion of the salary and benefits of such employees. However, (1) the amount of due diligence costs for which FBR Management receives reimbursement with respect to any asset may not exceed an arm's length due diligence fee for such asset, and (2) FBR Management is not entitled to reimbursement for any due diligence or employee time costs associated with investments in securities being underwritten or placed by FBR.

Limits of Responsibility

     Under the Management Agreement, FBR Management does not assume any responsibility other than to render the services called for and is not responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. We have agreed to indemnify FBR Management, FBR, and their directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges, and claims arising from acts not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

     The Management Agreement does not restrict the right of FBR Management or any of its officers, directors, employees, or FBR to engage in any business or render services of any kind to any other person, including the purchase of, or the rendering of advice to others who purchase REIT or other securities or other assets that meet our policies and criteria.

Term of Management Agreement

     The Management Agreement has a term expiring on December 17, 2002. We may terminate the Management Agreement without cause at any time upon 60 days' written notice by a majority vote of our independent directors or by a vote of the holders of a majority of the outstanding shares of common stock. If terminated, FBR Management will be entitled to all fees accrued through the date of termination and, as a termination fee, will be entitled to an amount equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding the final day of the calendar quarter last ending prior to the date of termination. In addition, we have the right to terminate the Management Agreement without paying a termination fee if FBR Management violates any material provision of the Management Agreement and fails to cure the violation.

The Sub-Manager

     On February 14, 2000, FBR Management entered into a sub-management agreement with FIDAC to advise FBR Management with respect to management of our mortgage-backed securities portfolio. FIDAC replaced Blackrock Financial Management, Inc. as sub-advisor with respect to our mortgage-backed securities portfolio. As compensation for rendering services, FIDAC is entitled to a sub-advisory fee based on the average gross asset value managed by FIDAC. FIDAC is a registered investment adviser under the Investment Advisers Act of 1940. FIDAC, in its discretion, subject to the supervision of FBR Management and our Board of Directors, evaluates and monitors our mortgage-backed securities portfolio. FBR Management may terminate its relationship with FIDAC at any time in its sole discretion without penalty.

     FIDAC is an affiliate of Annaly Mortgage Management, Inc., a mortgage REIT which is listed for trading on the New York Stock Exchange under the symbol "NLY." At September 30, 2001 we owned approximately 1.34% of the outstanding common stock of Annaly.

                      OUR OPERATING POLICIES & STRATEGIES

     We rely upon the professionals employed by FBR to identify and evaluate opportunities for investment. Since its inception in 1989, FBR has sought to identify rapidly changing industries and industries that are not fully understood or appropriately valued by the market.

     Our goal, subject to maintaining our REIT qualification, is to make investments that we believe will generate the highest returns on capital invested. To determine which assets are likely to provide those returns, we consider:

     .    the amount and nature of anticipated cash flows from the asset;

     .    the risks of investing in the asset;

     .    our ability to pledge the asset to secure collateralized borrowings;

     .    the capital requirements for purchasing and financing the asset;

     .    the potential for appreciation and depreciation of the asset's value;
          and

     .    the cost of financing, hedging and managing the asset.

     We are an opportunistic investor and do not have guidelines dictating specific investment or operating restrictions. We have taken or may take the following actions without the consent of our shareholders:

     .    borrow money;

     .    make loans to other companies;

     .    invest in securities of other issuers;

     .    sell existing investments and make additional investments; and

     .    repurchase or otherwise reacquire our shares.

     We also may issue preferred stock that has liquidation and dividend preferences over the outstanding common stock or offer securities in exchange for property, although to date we have chosen not to take those actions. We have distributed, and will continue to distribute, our annual report, including our audited financial statements, to our shareholders as required under the securities laws.

     With regard to specific investments, we may invest directly or indirectly in any type of loan, equity security or mortgage-backed security, subject to the policy that we maintain our qualification as a REIT and our exemption from registration as an investment company.

     We expect that investment opportunities will change from time to time. We will seek what we consider to be attractive opportunities to invest primarily on a privately-negotiated basis. For example, we believe there will be opportunities to co-invest with other REIT and non-REIT investors seeking to complete planned acquisitions, to provide mezzanine loans, and to provide private equity financing. If an adequate amount of what we consider to be appropriate investments becomes available, we may borrow funds to make additional investments.

Composition of Assets

     As a result of our strategy of entering into repurchase agreements using our residential mortgage-backed securities, the percentage of assets invested in this asset class does not accurately reflect the percentage of equity capital allocated to this asset class. We constantly monitor the equity capital invested in the residential mortgage-backed securities portfolio. The equity capital invested is equal to the net assets remaining after liquidating all securities owned and prepaying all repurchase agreement holders. Using this approach, based upon the information provided on Form 10-Q for the quarter ended September 30, 2001 by the companies in which we held equity securities on that date, we believe that at September 30, 2001, approximately 97% of our assets were allocated to residential mortgage-backed securities, approximately 2% to mezzanine loans and approximately 1% to cash and other assets.

         Based upon the information provided on Form 10-K for the year ended December 31, 2000 by the companies in which we held equity securities on that date, we believe that at December 31, 2000, approximately 24% of our assets were allocated to residential mortgage-backed securities, approximately 5% to mezzanine loans, approximately 32% to publicly-traded equity securities, and approximately 39% to cash and other assets.

The Investment Committee

         Management has formed an investment committee comprised of Richard J. Hendrix, our Chief Operating Officer, and Eric F. Billings, our Chief Executive Officer, to review each proposed investment or loan and to make a determination about whether the investment or loan satisfies our investment criteria. At least one of our independent directors serves on the investment committee in instances in which the issuer or borrower is a client or proposed client of FBR. The consent of the independent director will be required before any investment or loan is made to a client or proposed client of FBR. In addition, this committee will participate in discussions with FBR about the fee payable to us by FBR from any engagement of FBR to perform investment banking services for the issuer or borrower where the investment or loan is a contributing factor to the engagement or assists in facilitating the completion of a transaction. For details regarding the terms of the payments that we may receive from FBR, please see "FBR Group & FBR Management-Related Party Transactions-Sharing in FBR Investment Banking Fees" above.

Mezzanine Loan Program

         As of September 30, 2001, we had outstanding one short-term mezzanine loan in the aggregate principal amount of $12 million. We plan to focus substantially more of our resources than in the past, including reserving a material portion of the proceeds of this offering, to providing mezzanine loans to companies in need of short-term to medium-term financing commitments. We believe our affiliation with FBR gives us an advantage over our competitors in identifying, analyzing and responding quickly to opportunities to fund mezzanine loans that meet or exceed our credit quality standards and investment objectives. Many, but not all, of the companies in which we invest or to which we make loans have or will have an investment banking relationship with FBR. For details regarding the fees that we may receive as a result of our fee-sharing arrangement with FBR, please see "FBR Group and FBR Management-Related Party Transactions-Sharing in FBR Investment Banking Fees."

         Our investment and lending strategy is to focus on companies that have stable operating histories and are profitable or near profitable at existing operating levels. We review various criteria when determining whether to provide a mezzanine loan to a potential borrower, including but not limited to:

         . the borrower's projected cash flows over the course of the loan and the likelihood of achieving those projections;

         . the borrower's ability to service and repay the loan based on the historical results of the borrower;

         .    the overall financial leverage of the borrower;

         .    the tangible assets of the borrower;

         .    the liquidation value of the assets collaterizing the loan;

         . alternative sources for repayment of the loan, including the potential for the borrower to undergo a liquidity event that will enable the repayment of the loan;

         . the characteristics of the industry in which the borrower conducts its business;

         . competition faced by the borrower for the sale of its goods or services;

         . the degree to which the borrower's results are tied to overall economic activity; and

         . the quality, experience and reputation of the borrower's management team.

         The above criteria and other criteria that we consider when evaluating a mezzanine financing opportunity provide a general guide for lending and investment decisions, although not all criteria are considered equally in the determination of whether or not to make a loan.

         We plan to invest in companies in the real estate sector as well as in other sectors such as energy, financial services, consumer and industrial manufacturing, and others that meet the above criteria.

Equity Investments

Real Estate

         We seek to invest in real property to generate income and to provide ourselves with the potential for capital appreciation in the value of property owned. Although we do not currently own any direct interests in real property, we do own interests in real property through our equity investments in Capital Automotive REIT, Prime Retail, Inc. and Resource Asset Investment Trust. As an equity holder, our return on investment is not directly linked to returns on any company's assets, but will depend upon the authorization and payment of dividends and changes in the price of the equity securities we own. Through our relationship with FBR, we were able to acquire the stock of Capital Automotive before Capital Automotive offered its stock to the public. We purchased shares of Prime Retail and Resource Asset in open-market transactions.

         In the future, we may invest in other companies that own real property. In addition, we may purchase real property directly or through joint ventures with affiliated or non-affiliated third parties that purchase real property.

Real Estate-Related Businesses

         The tax rules limit our ability to expand our investments beyond our core direct and indirect investments in mortgage loans, mortgage-backed securities and real estate. Subject to those limits, however, we invest from time to time in businesses that provide services to real estate owners and operators.

         For example, we invested in the common stock of Encompass Services Corporation. Encompass is a provider of facilities services, such as janitorial maintenance management services and electrical and mechanical installation and maintenance services.

         We believe that additional opportunities may arise in the future for us to invest in businesses that provide services to real estate owners and operators. In many cases, we believe that these investments may provide higher returns than mortgage and real estate assets. Accordingly, subject to applicable tax restrictions, we may invest in real estate-related businesses in the future.

Other Non-Real Estate Related Investments

         Subject to maintaining our qualification as a REIT, we invest from time to time in assets that are not related to the real estate business. For example, in 1998, we purchased 520,000 shares of the common stock of East-West Bancorp, Inc., a bank holding company, for $5.2 million, or $10.00 per share, from selling shareholders in a privately negotiated transaction. FBR acted as placement agent in the transaction and received a placement fee equal to 7% for its services. We sold our position in East-West Bancorp in 1999 for $5,998,000, for a net gain of $798,000. In January 2000, we purchased 149,000 limited partner units in Atlas Pipeline Partners, L.P., a public limited partnership formed to acquire and operate intrastate natural gas pipeline gathering systems, for a price of $1.8 million, or $12.09 per unit, in a privately negotiated transaction that was closed concurrently with the initial public offering of the Atlas Pipeline units. FBR acted as underwriter in the initial public offering. We sold our investment in Atlas Pipeline during the fourth quarter of 2000 for a total price of $2.7 million, or an average price per unit of $18.13, for a net gain of $899,960. We intend to continue seeking investments in non-real estate related businesses when presented with the opportunity, subject to maintaining our REIT qualification.

Mortgage Securities

Whole-Pool Mortgage-Backed Securities

         We currently invest, and intend to continue investing, at least 55% of our assets in whole-pool mortgage-backed securities. Those securities represent the entire ownership interest in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, and commercial banks. Various government, government-related and private organizations assemble the pools of loans for sale to investors such as ourselves.

         At September 30, 2001, we owned mortgage-backed securities guaranteed by Freddie Mac, Fannie Mae, or Ginnie Mae that had a market value of $1.2 billion, and had borrowed $983.6 million through repurchase agreements to finance our investment in those securities. Mortgage-backed securities differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, mortgage-backed securities provide for a monthly payment that consists of both interest and principal. In effect, these payments are a "pass-through" of the monthly interest and principal payments made by borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities.

         The investment characteristics of pass-through mortgage-backed securities differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the mortgage-backed securities, as described above, and the possibility that principal may be prepaid on the mortgage-backed securities at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

         Mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. Generally prepayments on pass-through mortgage-backed securities increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield on our investments.

         At December 31, 2000, we owned 33 fixed rate, and 4 adjustable rate, residential mortgage-backed securities that represented ownership interest in pools of single-family mortgage loans. At September 30, 2001, we owned 12 fixed rate, and 41 adjustable rate, residential mortgage-backed securities that represented the ownership interest in pools of single-family mortgage loans. In connection with those investments, we entered into repurchase agreements, and an interest rate swap.

         The mortgage-backed securities, the swap, and the repurchase agreements are summarized on the following table.

                                                                                              Expected
                                      Purchased                                           Weighted    Effective
                                      Principal               Market Value    Nominal   Average Life  Duration         Relevant
                       Issue Date       Amount   Face Amount   at 9/30/01     Yield at   at 9/30/01    9/30/01        Prepayment
Descriptive Title(1) of Securities   (thousands) (thousands)   (thousands)   9/30/01(3)    (years)   (years)(2)   Assumptions(4)(5)
-------------------- -------------   ----------- -----------  ------------   ---------- ------------ ----------  ------------------
FHLMC FIXED 15 YR          9/1/1995    4,961,590     2,057,699     2,138,721    5.96         2.84       1.58          264 PSA
FHLMC FIXED 30 YR          8/1/2001   37,042,452    36,666,370    37,949,693    6.35         4.92       2.41          352 PSA
FHLMC FIXED 30 YR          6/1/2001   12,480,166    12,470,568    12,918,729    6.38         5.06       2.55          352 PSA
FHLMC CMT                  8/1/2001   24,103,416    24,103,416    24,653,275    3.78         3.78       0.60           22 CPR
FHLMC CMT                  6/1/2001   22,502,803    15,461,052    15,804,125    4.56         3.72       0.64         47.4 CPR
FHLMC HYBIRD              10/1/1999    6,235,556     6,235,556     6,362,216    4.44         3.75       1.03         41.7 CPR
FHLMC HYBIRD               5/1/2001   54,649,158    48,902,840    49,755,014    5.21         3.81       2.75           22 CPR
FHLMC HYBIRD               7/1/2001   57,010,724    57,010,724    58,578,519    5.22         3.70       1.50           22 CPR
FHLMC HYBIRD               8/1/2001   50,860,944    50,860,944    53,286,752    4.85         3.84       2.54           22 CPR
FHLMC HYBIRD               9/1/2001  117,853,101   117,853,101   121,068,822    4.10         3.70       1.50           22 CPR
FHLMC LIBOR FLT          10/15/2001   15,456,176    15,456,176    15,550,362    3.42         3.70       0.50           22 CPR
FHLMC LIBOR FLT            5/1/1999   19,594,568    19,594,568    19,824,078    3.30         7.35       0.80          300 PSA
FNMA CMT                   3/1/2001    7,939,190     6,907,945     7,067,691    4.09         3.60       0.78           34 CRP
FNMA CMT                   5/1/1998   13,043,889    12,144,831    12,410,499    4.48         3.76       1.25           22 CPR
FNMA CMT                   5/1/1999   24,719,598    24,719,598    25,291,239    3.52         3.70       1.40           22 CPR
FNMA FIXED 30              2/1/2001   12,314,285    11,880,964    12,278,234    6.67         4.61       2.06          354 PSA
FNMA FIXED 30              6/1/2001   25,999,599    25,973,712    26,428,252    6.57         7.28       3.86          209 PSA
FNMA FIXED 30              7/1/2001   13,996,599    13,977,834    14,222,446    6.57         7.35       3.91          209 PSA
FNMA FIXED 30              7/1/2001   54,693,048    54,520,565    56,343,597    6.42         4.99       2.46          354 PSA
FNMA FIXED 30              8/1/2001  101,363,161   101,089,553   103,321,448    6.16         5.02       2.55          354 PSA
FNMA HYBIRD                4/1/2000    2,233,894       251,083       256,811    5.00         3.77       0.32         97.5 CPR
FNMA HYBIRD                2/1/2000    4,581,835     3,506,597     3,603,028    7.20         3.77       1.56         36.7 CPR
FNMA HYBIRD                3/1/2000   11,397,586     5,791,565     5,932,734    7.44         3.77       0.99         61.4 CPR
FNMA HYBIRD                1/1/2001    3,153,305     2,612,264     2,671,039    5.56         3.79       1.90           31 CPR
FNMA HYBIRD                5/1/2001   29,018,352    25,610,997    26,051,186    5.36         2.47       2.01           22 CPR
FNMA HYBIRD               10/1/2000   19,134,448    15,222,242    15,536,201    4.81         3.75       1.04         57.9 CPR
FNMA HYBIRD               12/1/1998   69,993,724    69,993,724    71,371,726    5.37         3.70       1.50           22 CPR
FNMA HYBIRD                6/1/2001   76,135,226    73,778,628    75,497,898    5.57         3.75       3.05           22 CPR
FNMA HYBIRD                7/1/2001  148,864,475   146,327,215   149,901,360    5.22         3.75       2.35           22 CPR
FNMA HYBIRD                8/1/2001   65,862,226    62,144,997    63,572,248    4.57         5.37       2.75           22 CPR
FNMA HYBIRD                9/1/2001   40,577,997    40,577,997    41,846,059    4.86         3.70       1.50           22 CPR
FNMA LIBOR FLT             5/1/1999   33,972,632    33,972,632    34,777,907    3.41         5.37       0.25          300 PSA
FNMA OTHER ARM             5/1/1999    8,423,996     8,549,040     8,556,616    5.70         3.82       0.06           22 CPR
FNMA OTHER ARM             5/1/1998   13,442,600    12,841,000    12,990,279    5.54         3.82       0.06           22 CPR
                                   ------------- ------------- -------------    ----         ----       ----         --------
Mortgage Portfolio Total           1,203,612,319 1,159,067,997 1,187,818,804    5.40         4.26       1.97
                                   ============= ============= =============    ====         ====       ====         ========

                                                       983,614                  3.12%
Repurchase Agreement
 Liability

-----------

(1) All of the mortgage-backed securities are backed by pools of fixed and adjustable rate mortgages and are principal and/or interest paying instruments.


(2) Prepayment assumptions express the relationship between the assumption for a specific pass-through security and a prepayment assumption model ("PAM"). For example, a prepayment assumption of 100% PAM for a 30-year mortgage assumes a prepayment rate increase of 0.2% per month for the first 30 months, and then levels off at 6% for the remainder of the term. "50% PAM" means that the prepayment rate is half of "100% PAM" for that month. "300% PAM" means that the prepayment rate is three times "100% PAM" for that month. Actual prepayments may be materially different from the prepayment rates assumed in the PAM.


(3) The nominal yield is the internal rate of return of the security based on the given market price. It is the single discount rate that equates a security price (inclusive of accrued interest) with its projected cash flows. For a mortgage product, it represents the yield for a given yield curve environment based on prepayments for that environment.

(4) Constant Prepayment Rate (CPR). Annualized equivalents of single monthly mortality (SMM). CPR attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns. CPR is measured on 1 month, 3 month, 6 month, 12 month, or since issue basis.

(5) Prepayment Standard Assumption (PSA). The PSA is a percentage expression of the relationship between the actual and expected CPR based on the PSA prepayment assumption ramp.

         As the table shows, the average nominal yield (as defined in footnote 5 above) on our mortgage-backed securities at September 30, 2001, was approximately 5.40%. The yield is based on the anticipated life of the securities. If the actual life of the security is reduced below its anticipated life, the yield would be reduced. The actual life of the mortgage-backed securities is reduced if the mortgage loans underlying the securities are prepaid faster than anticipated at the time the securities were acquired.

         The table that follows outlines the recent prepayment experience of the mortgage-backed securities we own in terms of a constant prepayment rate (CPR). See footnote 1 below for a more detailed discussion of CPR. For each category of securities in which we own only one pool of mortgage loans, the prepayment history is for that specific pool. For each category of securities in which we hold multiple pools of mortgage loans, we have presented the prepayment history of a representative pool. Several securities were recently issued and thus have little prepayment history.

                                                                            Period from January        Period from October
                                                                          2001 to September 2001     2000 to September 2001
              Mortgage-Backed Securities            Face Amount                   (CPR)(1)                   (CPR)
              --------------------------       ----------------------    ------------------------   ------------------------
FHLMC FIXED 15 YR                                     $ 2,057,699                      1.72                17.85
FHLMC FIXED 30 YR                                      38,666,370                      5.04                15.00
FHLMC FIXED 30 YR                                      12,470,568                     15.00                15.00
FHLMC CMT                                              24,103,416                     15.00                15.00
FHLMC CMT                                              15,461,052                     54.14                32.59
FHLMC HYBIRD                                            6,235,556                     47.35                31.08
FHLMC HYBIRD                                           48,902,840                     33.87                12.41
FHLMC HYBIRD                                           57,010,724                      0.00                 0.00
FHLMC HYBIRD                                           50,860,944                     15.00                15.00
FHLMC HYBIRD                                          117,853,101                      0.00                 0.00
FHLMC LIBOR FLT                                        15,456,176                      0.00                 0.00
FHLMC LIBOR FLT                                        19,594,568                     21.22                13.43
FNMA CMT                                                6,907,945                     36.79                32.66
FNMA CMT                                               12,144,831                     15.00                15.00
FNMA CMT                                               24,719,598                     15.00                15.00
FNMA FIXED 30                                          11,880,964                     11.39                15.00
FNMA FIXED 30                                          25,973,712                     15.00                15.00
FNMA FIXED 30                                          13,977,834                      0.24                15.00
FNMA FIXED 30                                          54,520,565                     15.00                15.00
FNMA FIXED 30                                         101,089,553                     15.00                15.00
FNMA HYBIRD                                               251,083                     96.13                88.60
FNMA HYBIRD                                             3,506,597                     50.35                20.54
FNMA HYBIRD                                             5,791,568                     67.25                47.70
FNMA HYBIRD                                             2,612,264                     42.10                15.00

FNMA HYBIRD                                            25,610,997                     25.52                15.00
FNMA HYBIRD                                            15,222,242                     59.50                15.00
FNMA HYBIRD                                            69,993,724                      0.00                 0.00
FNMA HYBIRD                                            73,778,628                     18.80                15.00
FNMA HYBIRD                                           146,327,215                     16.44                15.13
FNMA HYBIRD                                            62,144,997                     15.00                15.00
FNMA HYBIRD                                            40,577,997                      0.00                 0.00
FNMA LIBOR FLT                                         33,972,632                     20.87                13.70
FNMA OTHER ARM                                          8,549,040                      0.38                15.00
FNMA OTHER ARM                                         12,841,000                     14.19                15.00
                                                   --------------
   Total                                           $1,159,067,997

-----------
(1) Prepayment assumptions express the relationship between the assumption for a specific pass-through security and a CPR. CPR are annualized equivalents of single monthly mortality. The CPR used by FBR Asset attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

Freddie Mac Certificates

         Federal Home Loan Mortgage Corporation, better known as "Freddie Mac," is a privately owned government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970. Freddie Mac's principal activities currently consist of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to holders of Freddie Mac certificates, such as our company, the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the underlying mortgage loans, but does not guarantee the timely payment of scheduled principal on the underlying mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, the distributions made to us would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to us would be adversely affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae Certificates

         Federal National Mortgage Association, better known as "Fannie Mae," is a privately owned, federally chartered corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to registered holders of Fannie Mae certificates, such as our company, that it will distribute amounts representing scheduled principal and interest (at the rate provided by the Fannie Mae certificate) on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, the distributions made to us would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to us would be adversely affected by delinquent payments and defaults on the mortgage loans.

Ginnie Mae Certificates

         Government National Mortgage Association, better known as "Ginnie Mae," is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Title III of the National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of principal and interest on certificates that represent an interest in a pool of mortgages insured by the Federal Housing Administration under the Housing Act or partially guaranteed by the Veteran's Administration under the Servicemen's Readjustment Act of 1944 and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States provides that guarantees under section 306(g) of Ginnie Mae certificates of the type that we may purchase are authorized to be made by Ginnie Mae and "would constitute general obligations of the United States backed by its full faith and credit."

Single-Family and Multifamily Privately-Issued Certificates

         Although we do not own single-family or multifamily privately-issued certificates, some of the companies in which we invest may own these certificates. We may in the future invest in other companies that invest in these assets or may invest in them directly.

         Single-family and multifamily privately-issued certificates are pass-through certificates that are not issued or guaranteed by one of the agencies described above and that are backed by a pool of single-family or multifamily mortgage loans. Single-family and multifamily privately-issued certificates are issued by originators of, investors in, and other owners of mortgage loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose "conduit" subsidiaries of those institutions.

         While agency certificates are backed by the express obligation or guarantee of one of the agencies, as described above, single-family and multifamily privately-issued certificates are generally covered by one or more forms of private credit enhancements. Those credit enhancements provide an extra layer of loss coverage in the event that losses are incurred upon foreclosure sales or other liquidations of underlying mortgaged properties in amounts that exceed the equity holder's equity interest in the property and result in realized losses. Forms of credit enhancements include, but are not limited to, limited issuer guarantees, reserve funds, private mortgage guaranty pool insurance, over-collateralization, and subordination.

Borrowed Funds

         We may reduce the amount of equity capital we have invested in mortgages or other assets by funding a portion of those investments with long-term borrowings, warehouse lines of credit, or other borrowing arrangements. Borrowing funds creates interest expense that can exceed the revenue we earn from our financed assets. To the extent that revenue derived from those assets exceeds the interest expense, our net income will be greater than if we had not borrowed funds and had not invested in the mortgage-backed securities. Conversely, if the revenue from those assets does not sufficiently cover the expense, our net income will be less than if we had not borrowed funds.

         We have borrowed and intend to continue borrowing funds by entering into repurchase agreements. Under these agreements, we sell assets to a third party with the commitment to repurchase the same assets at a fixed price on an agreed date. The repurchase price reflects the purchase price plus an agreed upon market rate of interest. We account for repurchase agreements as loans, secured by the underlying assets, that we owe to the third party.

         We intend to use the proceeds from borrowings to invest in mortgages or other assets and to repeat this process of borrowing and investing, while continually monitoring our use of leverage. Based on book values, the debt-to-equity ratio as of September 30, 2001, on our total portfolio was 8.36 to 1. Traditionally, lenders have permitted repurchase agreement borrowings against agency mortgage-backed securities at a debt-to-equity ratio of up to 19 to 1. Our Articles and bylaws do not impose any specific limits on permissible leverage and we may increase our leverage ratio in the future.

         What follows are two examples of how we might use borrowings to increase the yield on a hypothetical mortgage-backed security:

                                                                                            Example 1           Example 2
                                                                                       ------------------- -------------------
1. Amount invested in mortgage-backed security                                                 $10,000,000         $10,000,000
2. Annual interest rate on mortgage-backed security                                                   7.25%               7.25%
3. Income from mortgage-backed security (1 x 2)*                                                  $725,000            $725,000
4. Amount borrowed to finance investment in mortgage-backed security                            $8,000,000          $5,000,000
5. Interest rate on amount borrowed                                                                   5.50%               5.50%
6. Interest expense (4 x 5)*                                                                      $440,000            $275,000
7. Equity capital invested (1 - 4)*                                                             $2,000,000          $5,000,000
8. Management fee (0.25% x $10,000,000)                                                            $25,000             $25,000
9. Hedging expense (4 x 1%)*                                                                       $80,000             $50,000
10. Total expenses (6 + 8 + 9)*                                                                   $545,000            $350,000
11. Net income on mortgage-backed security (3 - 10)*                                              $180,000            $375,000
12. Return on equity capital invested (11 / 7)*                                                       9.00%               7.50%

-----------
* The numbers in parentheses, unless otherwise specified, refer to the line numbers on the far left.

         In example 1 above, we use borrowed funds to increase the initial yield on our investment from 7.25% to 9.0%. In example 2 above, we borrow less funds and increase our yield only from 7.25% to 7.50%. We plan to complete these types of transactions by arranging loans in which we pledge our assets as collateral to secure our repayment obligations. Some of those loans may be margin loans in which a decline in the pledged assets' market value could trigger an early repayment of our obligations. If we repay loans early, then the return on equity would be reduced. As reflected above, if we were required to increase the amount of equity capital we invested by $3 million in order to prepay $3 million of the loan, then the return on equity would be reduced from 9.00% to 7.50%.

Hedging & Interest Rate Management

         We acquire derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. We do not intend to acquire derivative instruments for speculative purposes. Our hedging activities may include entering into interest rate swaps and caps and options to purchase swaps and caps. Under the tax laws applicable to REITs, we generally will be able to enter into swap or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets.

         We engage in a variety of interest rate management techniques that are intended to match the effective maturity of, and the interest received on, our assets with the effective maturity of, and the interest owed on, our liabilities. We generally will be able to use those techniques directly, instead of through a corporate subsidiary that is fully subject to corporate income taxation. However, we cannot give any assurances that we can successfully implement our investment and leverage strategies. Our interest rate management techniques may include:

         .     puts and calls on securities or indices of securities;

         .     Eurodollar futures contracts and options on such contracts;

         . interest rate swaps, which are the exchange of fixed-rate payments for floating-rate payments; or

         .     other similar transactions.

         We may also use these techniques to attempt to protect ourselves against declines in the market value of our assets that result from general trends in debt markets. The inability to match closely the maturities and interest rates, or the inability to protect adequately against declines in the market value of our assets, could result in losses with respect to our mortgage assets.

         At September 30, 2001, we were indebted for $983.6 million under short-term repurchase agreements. These agreements expire and are renewed on a regular basis. As of September 30, 2001, the repurchase agreements we held had stated maturity dates from October 1, 2001 to October 26, 2001. The interest rate we paid under the short-term borrowing arrangements increases and decreases as short-term interest rates increase or decrease. The interest rate on the mortgage-backed securities remains constant for fixed-rate securities. If short-term rates increase significantly above 5.40%, which is the average nominal yield (as defined in footnote 5 on page 34) of our mortgage portfolio as of September 30, 2001, the interest owed on the borrowings would exceed the interest income payable to us on our mortgage-backed securities.

         To limit the adverse effect of rising short-term interest rates under our short-term repurchase agreements, In 1998, we entered into two interest rate swap agreements pursuant to which we paid a fixed interest rate on $100 million notional amount of borrowings and received a variable interest rate on $100 million notional amount of borrowings. We realized a $1.9 million loss when we terminated one $50 million agreement in October 1998. The remaining $50 million agreement matured on June 1, 2001. On July 27, 2001 the Company entered into a new interest rate swap agreement that matures on July 27, 2004, at a notional amount of $50 million. Under this agreement the Company will pay a fixed interest rate of 4.97% on the notional amount and receive a variable rate calculated based on the three-month LIBOR.

         Interest rate management techniques do not eliminate risk. For example, if both long-term and short-term interest rates were to increase significantly, it could be expected that:

         . the weighted average life of the mortgage-backed securities would be extended because prepayments of the underlying mortgage loans would decrease; and

         . the market value of the fixed rate mortgage-backed securities would decline as long-term interest rates increased.

Commercial Mortgage Loans & CMBS

         We invest in commercial mortgage loans and commercial mortgage-backed securities, commonly known as "CMBS." At September 30, 2001, we owned interests in commercial loans and CMBS indirectly through our investment in Resource Asset Investment Trust. FBR acted as lead underwriter or placement agent for this company.

         In the future, we may invest in other companies that originate or acquire commercial mortgage loans or CMBS. In addition, we may purchase commercial mortgage loans and CMBS directly.

         Commercial mortgage loans are loans secured by senior or subordinate liens on commercial or multifamily real estate. The characteristics of the commercial mortgage loans held by companies in which we invest vary widely. Some of those companies' commercial mortgage loan holdings are performing loans that can be securitized.

         Some of the companies in which we invest also own commercial mortgage loans that are not intended to be securitized. For example, Resource Asset originates wraparound loans, in which a borrower grants Resource Asset a junior lien mortgage with a principal amount equal to the principal amount owed under any existing loans plus an additional amount that Resource Asset actually advances to the borrower. The borrower makes all loan payments to Resource Asset, which in turn pays the prior lenders principal and interest on the prior loans. Because the loans made by Resource Asset are subordinated and include an obligation by Resource Asset to make payments on prior loans, these loans involve different and carry more significant risk than traditional first mortgage loans originated by institutional lenders and thus are generally not suitable for securitization.

         We may invest directly, or the companies in which we invest may invest, in commercial mortgage loans with borrowers who are delinquent in payments on the loans. A lender can purchase this kind of loan at a price less than the amount owed on the loan, which enables the lender to work out a forbearance plan or other restructuring. If an agreement cannot be made, the lender ultimately may foreclose on the loan, acquiring ownership of the commercial property.

         In addition to investing in commercial mortgage loans, some of the companies in which we invest own CMBS.

         CMBS typically are divided into two or more classes, sometimes called "tranches." Generally the most senior class or classes would be rated investment grade, which increases the marketability of the class. The junior, or subordinated, classes typically would include a non-investment grade rated class and an unrated, higher-yielding credit support class. The market for non-investment grade CMBS is limited, and holders of CMBS have incurred, and might in the future incur, significant losses if required to sell them as a result of margin calls or otherwise.

         To the extent that we hold interests in commercial mortgage loans and CMBS through our investments in other companies, we must rely on the management of those other companies to make decisions with respect to the commercial mortgage loans and CMBS. In general, we will have no ability to control those decisions. Moreover, the management of those other companies are not required to inform us of their decisions, although to the extent the companies are reporting companies under the Securities Exchange Act of 1934, they must file reports of material events with the SEC.

                       FBR ASSET INVESTMENT CORPORATION

          Summary of Current Investments & Cash and Cash Equivalents

         The following table summarizes FBR Asset's investments as of September 30, 2001, and December 31, 2000.

                                                 September 30, 2001                                   December 31, 2000
                           -----------------------------------------------------------------  --------------------------------------
                                                                                  Percentage                              Percentage
                            Shares     Percent      Cost Basis                     Increase    Cost Basis                  Increase
                             Owned   Ownership(3)  of Investment   Market Value   (Decrease)  of Investment  Market Value (Decrease)
                           --------- ------------  -------------- --------------- ----------  -------------  ------------ ----------
Mortgage-Backed Securities       N/A          N/A  $1,182,227,001 $ 1,187,818,804       0.47% $ 155,379,074  $154,848,205    (0.34)%
                                                   -------------- --------------- ----------  -------------  ------------ ----------

Equity Investments(1)(2)
   Capital Automotive
      REIT (CARS)          1,415,115         5.45%     19,740,850      24,934,327      26.31%    23,298,100    23,068,463    (0.99)%
      Annaly Mortgage
        Management, Inc.
        (NLY)                800,000         1.34%      7,144,000      11,560,000      61.81%             -             -         -
      Prime Retail, Inc.,
        pfd (PRT pfd)         78,400         3.41%        493,920         478,240     (3.17)%     1,038,800       543,939   (47.64)%
      Resource Asset
        Investment Trust
        (RAS)                344,575         2.77%      3,704,181       5,495,971      48.37%     3,704,181     4,245,164     14.60%
      Saxon Capital
        Acquisition Corp   1,000,000         3.57%      9,300,000       9,300,000       0.00%             -             -         -
      Encompass Services
        Corporation
        (ESR)(4)              49,900            -               -               -          -        286,931       252,624   (11.96)%
                           --------- ------------  -------------- --------------- ----------  -------------  ------------ ----------

      Total Equity
        Investments                                $   40,382,951 $    51,768,538      28.19% $  28,328,012  $ 28,110,190    (0.77)%
                                                   -------------- --------------- ----------  -------------  ------------ ----------

   Promissory Notes(2)
   Prime Capital Funding
      I, LLC                     N/A          N/A               -               -        N/A      4,000,000     4,000,000       N/A
   Prime Group Realty,
      L.P.                       N/A          N/A      12,000,000      12,000,000        N/A              -             -       N/A
                                                   -------------- --------------- ----------  -------------  ------------ ----------

      Total Promissory
        Notes                                      $   12,000,000 $    12,000,000        N/A  $   4,000,000  $  4,000,000       N/A
                                                   -------------- --------------- ----------  -------------  ------------ ----------

   Cash and Cash
      Equivalents                N/A          N/A  $    1,771,112 $     1,771,112        N/A  $  36,810,566  $ 36,810,566       N/A
                                                   -------------- --------------- ----------  -------------  ------------ ----------

   Total Investments &
      Cash and Cash
      Equivalents                                  $1,236,381,063 $ 1,253,358,454       1.37% $ 224,517,652  $223,768,961    (0.33)%
                                                   ============== =============== ==========  =============  ============ ==========

-----------
(1) The symbols in parentheses next to the company names are the symbols of those companies in Nasdaq or on a national securities exchange. Each of these companies is a reporting company under the Securities Exchange Act of 1934. Information is available about these companies on the SEC's website, www.sec.gov.
(2) FBR has underwritten or privately placed the securities of these companies or their affiliates.
(3) For Prime Retail, Inc., this represents the percentage ownership of 10.5% Series A Cumulative Preferred Stock.
(4) Formerly Building One Services Corporation (BOSS). We sold this investment in March 2001.

         The following table shows, for the calendar years 2000, 1999, and 1998, our investments and cash and cash equivalents, including, with respect to our investments, the weighted average cost of each investment, based on the number of days from January 1, 2000 to December 31, 2000, January 1, 1999 to December 31, 1999, and January 1, 1998 to December 31, 1998, on which FBR Asset held each investment, and the gross income from each investment for the years ended December 31, 2000, 1999 and 1998.

                                                     For the Year Ended          For the Year Ended           For the Year Ended
                                                      December 31, 2000           December 31, 1999            December 31, 1998
                                                --------------------------- ----------------------------  --------------------------
                                                  Weighted                    Weighted                      Weighted
                                                Average Cost  Gross Income  Average Cost   Gross Income   Average Cost  Gross Income
                                                ------------- ------------- -------------  -------------  ------------- ------------
Mortgage-Backed Securities                       $196,229,207   $13,106,945  $164,970,427    $10,744,041   $169,564,932  $ 7,101,326
                                                ------------- ------------- -------------  -------------  ------------- ------------
Equity Investments
Anthracite Capital, Inc.                            8,449,799     1,376,206    18,334,496      2,293,677     10,356,129      739,613
Capital Automotive REIT                            24,447,980     2,575,903    25,000,000      2,473,119     21,986,301    1,569,893
Chastain Capital Corporation                                -        41,835     3,150,000              -      6,581,342      287,000
Imperial Credit Commercial Mortgage Inv. Corp.      2,589,025       207,000    12,616,713      1,035,000     13,050,230    1,062,000
Imperial Credit Industries, Inc.                            -             -     3,576,712        798,326              -            -
Prime Retail, Inc.                                    385,788             -     1,201,317        145,730        374,166       36,433
Prime Retail, Inc., preferred                       1,142,112             -     1,016,032        154,350              -            -
Resource Asset Investment Trust                     4,099,095       702,933     5,292,516        702,933      4,329,152      576,466
Encompass Services Corporation                      1,186,381             -     6,187,518              -     10,000,000            -
Atlas Pipeline Partners                             1,472,552       178,314             -              -      2,621,370            -
Cargan City                                            20,219             -             -              -              -            -
East-West Bancorp, Inc.                                     -             -     4,102,329         46,800              -            -
                                                ------------- ------------- -------------  -------------  ------------- ------------

   Total Equity Investments & Dividends          $ 43,792,931   $ 5,082,191  $ 80,477,633    $ 7,649,935   $ 69,298,690  $ 4,271,405
                                                ------------- ------------- -------------  -------------  ------------- ------------
Promissory Notes
Prime Capital Holding, LLC                       $  1,825,137   $   902,418  $ 11,272,154    $ 1,808,451   $  7,947,365  $ 1,248,707
Prime Group Realty, Inc.                                    -             -     3,049,315        494,742              -            -
Prime Retail, Inc.                                 19,508,197     3,773,658     5,095,890      1,055,555              -            -
Prime Capital Funding I, LLC                        2,108,204       511,778             -              -              -            -
Kennedy-Wilson Inc.                                         -             -     3,510,608        511,411      5,506,849      749,264
Brookdale Living Communities                                -             -     1,493,151        224,727              -            -
                                                ------------- ------------- -------------  -------------  ------------- ------------

   Total Promissory Notes                        $ 23,441,538   $ 5,187,854  $ 24,421,118    $ 4,094,886   $ 13,454,214  $ 1,997,971
                                                ------------- ------------- -------------  -------------  ------------- ------------

Cash & Cash Equivalents                          $ 10,352,859   $   464,067  $ 20,576,171    $   984,987   $ 84,496,947  $ 4,556,800
                                                ------------- ------------- -------------  -------------  ------------- ------------
   Total Investments and Cash & Cash
      Equivalents                                $273,816,534   $23,841,057  $290,445,349    $23,473,849   $336,814,783  $17,927,502
                                                ============= ============= =============  =============  ============= ============

Dividends & Distribution Policy

         To maintain our status as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income to our shareholders each year. Our taxable income may differ materially from our income calculated in accordance with generally accepted accounting principles. In order to satisfy this requirement, we have declared, and intend to continue to declare, regular quarterly dividends and have distributed and intend to continue to distribute, any taxable income remaining at the end of a year with a first quarter dividend in the following year.

         The Board of Directors may change the dividend policy at any time. The Board of Directors will declare dividends based on:

         .     our taxable income;

         .     our financial condition;

         . the distributions required to maintain REIT status and to avoid corporate income tax and the 4% excise tax; and

         .     other factors that the Board of Directors considers relevant.

         Through September 30, 2001, we had paid all of our dividends out of current or accumulated earnings and profits. The level of quarterly dividends is based on a number of factors and should not be deemed indicative of taxable income for the quarter in which declared or future quarters or of income calculated in accordance with generally accepted accounting principles.

         As a REIT, we will not incur federal income tax on our earnings to the extent we distribute those earnings to our shareholders, and as long as the asset, income, stock ownership and minimum distribution tests of the federal tax laws are met. We will, however, be subject to tax at normal corporate rates on net income or capital gains not distributed to shareholders and on the taxable income of Pegasus.

         Distributions to shareholders will generally be subject to tax as ordinary income, although in appropriate circumstances a portion of a distribution may be designated by us as capital gain or may be determined to be a tax-free return of capital. We generally do not intend to declare more than a nominal amount of dividends that are a return of capital for tax purposes, except in those instances where companies in which we invest determine that a portion of their dividends are a return of capital. We will furnish annually to each shareholder a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital. For a discussion of the federal income tax treatment of distributions by us, see "Federal Income Tax Consequences of Our Status as a REIT-Taxation of Taxable U.S. Shareholders."

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

         The following summary discusses the material terms of our capital stock. This summary does not purport to be a complete description of our capital stock, and you should not rely on it as if it were. We have filed complete copies of our Articles and Bylaws with the SEC as exhibits to our initial registration statement and are incorporating the full text of those documents by reference. You may obtain complete copies of the Articles and Bylaws by following the document request procedures set forth in "Other Matters-Additional Information." We encourage you to read each of those documents in its entirety.

General

         Our Articles provide that we may issue up to 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. No preferred stock is issued or outstanding.

Common Stock

         All of our outstanding shares of common stock are duly authorized, fully paid, and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, our common shareholders are entitled to:

(a) receive dividends if and when authorized and declared by the Board out of assets legally available therefor, and

(b) share ratably in the assets legally available for distribution to shareholders in the event of liquidation, dissolution, winding-up, after payment of, or adequate provision for, all known debts and liabilities of FBR Asset.

         The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of common shareholders. We do not permit cumulative voting, and accordingly, the holders of a majority of our outstanding shares have the power to elect all directors to be elected in any given year.

Preferred Stock

         We may issue preferred stock, in one or more series, as authorized by the Board. Because the Board has the power to establish the preferences and rights of any class or series of preferred stock, it may afford the holders of that stock preferences, powers and rights, voting or otherwise, senior to the rights of common shareholders. The Board can also authorize the issuance of preferred stock with terms and conditions that would have the effect of discouraging takeovers or other transactions that holders of some, or even a majority, of shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of common stock might receive a premium for their shares over the then prevailing market price. We have no current plans to issue any preferred stock.

         The description of the terms of a particular preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to the Articles of Incorporation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

         The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

         . the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

         .     the offering price;

         . the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

         .     any redemption or sinking fund provisions;

         . the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

         . the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

         .     the voting rights of shares of such series;

         . the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

         . the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

         . the conditions and restrictions, if any, on the creation of indebtedness of us, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

         . any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

         The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock.

         Dividends. Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by our board of directors, out of our net profits or net assets legally available therefor, dividends at such times and rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates as will be fixed by our board of directors.

         Dividends may be paid in the form of cash. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

         The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the Articles of Incorporation.

         Liquidation Rights. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our shareholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

         Redemption. If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement.

         Voting Rights. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by Virginia law, a holder of preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue full shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote.

         Under Virginia law, the affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock, voting as a separate voting group, will be required for (i) the authorization of any class of stock ranking prior to or on parity with preferred stock or the increase in the number of authorized shares of any such stock, (ii) any increase in the number of authorized shares of preferred stock and (iii) certain amendments to the Articles that may be adverse to the rights of preferred stock outstanding.

         Other. Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Certain Effects of Authorized But Unissued Stock

         We have shares of common stock and preferred stock available for future issuance without shareholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

         The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Restrictions on Ownership and Transfer

         For us to qualify as a REIT under the federal tax laws, we must meet two requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences of Our Status as a REIT-Requirements for Qualification."

         To ensure that we meet the stock ownership requirements, subject to the exemptions described below, our Articles restrict the ownership and transfer of our outstanding stock. Specifically, the Articles prohibit any person from owning, or being deemed to own by virtue of the attribution provisions of the federal tax laws, more than 9.9% of the number of outstanding shares of common stock or preferred stock of any series. However, under our Articles, FBR may own up to 20% of the outstanding common stock and the preferred stock of any series, and certain mutual funds and pension trusts may own up to 15% of the outstanding common stock and the preferred stock of any series. Our Board of Directors has exempted FBR from the 20% limit applicable to FBR. The exemption allows FBR to own up to 62% of our common stock. Our Board also exempts some of our principal shareholders from the 9.9% ownership limit.

         In order to prevent us from incurring an entity-level tax if and when we accrue phantom taxable income from REMIC residual interests, our Articles, subject to the exemptions described below, also contain provisions designed to prevent a "disqualified organization," as defined in "Federal Income Tax Consequences of Our Status as a REIT-Taxation as a REIT," from owning our shares.

         Subject to the exemptions described below, shares of common stock or preferred stock the purported transfer of which would:

         . result in any person owning, directly or indirectly, common stock or preferred stock in excess of the limits described above;

         . result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

         . result in us being "closely held" within the meaning of the federal tax laws;

         . cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of its real property, within the meaning of the federal tax laws; or

         . cause any common stock or preferred stock to be owned by a "disqualified organization," as defined in "Federal Income Tax Consequences of Our Status as a REIT-Taxation as a REIT;"

will be transferred automatically to a trust effective on the day before the purported transfer of the common stock or preferred stock.

         The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we select.

         Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

         The owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

         Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accept the offer. We will have the right to accept the offer for a period of ninety days after the later of (1) the date of the purported transfer that resulted in the trust or
(2) the date we determine in good faith that a prohibited transfer has occurred.

         For these purposes, the "market price" on any date means the average of the "closing price" of FBR Asset's stock for the five previous consecutive trading days ending on such date. The "closing price" on any date means:

         . the last sale price for the stock, as reported on the American Stock Exchange, New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

         . if no sale takes place on the day, the average of the closing bid and asked prices for the stock, as reported on the New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

         . if the stock is not listed on any exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in our stock selected by our Board of Directors; or

         . in the event that no trading price is available for the stock, the fair market value of the stock, as determined in good faith by our Board of Directors.

         Any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in our Articles, or any person who owned common stock or preferred stock that was transferred to a trust, will be required immediately to give written notice to us of that event and to provide to us any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

         The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock. In addition, our Board of Directors, upon receipt of a ruling from the IRS or an opinion of counsel that we will not jeopardize our REIT status by granting the exemption and upon such other conditions as the Board of Directors may direct, may exempt a person from the ownership limitations or the restrictions on transfer set forth in the

Articles. As discussed above, our Board of Directors has exempted FBR from the 20% ownership limit applicable to FBR and has exempted some of our principal shareholders from the 9.9% ownership limit.

         The foregoing restrictions will not be removed until:

         . the restrictions are no longer required in order to qualify as a REIT, and the Board of Directors determines that it is no longer in our best interests to retain the restrictions; or

         . the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and there is an affirmative vote of 80% of the members of the Board of Directors, or in the absence of an 80% Board vote, there is an affirmative vote of at least two-thirds of the holders of our outstanding shares of common stock.

         All certificates representing our common or preferred stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our Articles.

Transfer Agent & Registrar

         American Stock Transfer & Trust Company serves as the transfer agent and registrar for our common stock.

Reports to Shareholders

         We furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants and such other periodic reports as we determine to furnish or as required by law.
See "Other Matters-Additional Information."

FBR Asset's Articles and Bylaws

Notice of Shareholder Proposals

         Our Bylaws govern shareholder proposals. To advance a proposal, a shareholder must give written notice of the proposal to our Secretary. The Secretary must receive the notice at least 90 days before the annual meeting. The notice must:

         .    describe briefly the proposal with supporting reasoning,

         .    contain the shareholder's name and address,

         . state the number of each class of shares the shareholder beneficially owns, and

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

         . disclose any material interest the shareholder has in the proposed business.

Articles Amendments

         Our Articles provide that a majority of the outstanding shares of common stock must approve an amendment to the Articles. However, as discussed in previous sections, the voting requirements are greater for amending those provisions addressing the number and composition of the Board of Directors and the restrictions pertaining to stock ownership and transfer.

Amendments to Bylaws

         Except as set forth below, our Bylaws may be amended by majority vote of our Board or its shareholders. The provisions addressing:

         .    the number, tenure and qualifications of directors,

         .    changes in the numbers of directors,

         .    the removal of directors,

         .    the quorum requirement for director votes, and

         . the majority approval for certain transactions involving FBR Management,

require the vote of 80% of the Board of Directors, or two-thirds of the outstanding shares.

                        DESCRIPTION OF DEBT SECURITIES

         The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

         The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

         We will describe in each prospectus supplement the following terms relating to a series of debt securities:

         .    the title;

         .    any limit on the amount that may be issued;

         . whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

         .    the maturity date;

         . the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

         . whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

         .    the terms of the subordination of any series of subordinated debt;

         .    the place where payments will be payable;

         . our right, if any, to defer payment of interest and the maximum length of any such deferral period;

         . the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

         . the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

         . whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

         . whether we will be restricted from incurring any additional indebtedness;

         . a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

         . the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

         . any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

         We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

         The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events Of Default Under The Indenture

         The following are events of default under the indentures with respect to any series of debt securities that we may issue:

         . if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

         . if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

         . if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

         . if specified events of bankruptcy, insolvency or reorganization occur as to us.

         If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

         . the direction so given by the holder is not in conflict with any law or the applicable indenture; and

         . subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         . the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

          . the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

         . the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

         We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

         We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

         .    to fix any ambiguity, defect or inconsistency in the indenture;
              and

         . to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

         .    extending the fixed maturity of the series of debt securities;

         . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

         . reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

         Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

         . register the transfer or exchange of debt securities of the series;

         .    replace stolen, lost or mutilated debt securities of the series;

         .    maintain paying agencies;

         .    hold monies for payment in trust;

         .    compensate and indemnify the trustee; and

         .    appoint any successor trustee.

         In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

         We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

         We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If we elect to redeem the debt securities of any series, we will not be required to:

         . issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

         . register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

         The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent per son would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

         Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

         We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

         All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

         The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                         LEGAL OWNERSHIP OF SECURITIES

         We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

         We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

         We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

         Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

         If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

         .    how it handles securities payments and notices;

         .    whether it imposes fees or charges;

         . how it would handle a request for the holders' consent, if ever required;

         . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

         . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

         . if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

         A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

         Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

         A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

         If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

         As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

         . An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

         . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "--Ownership of Securities" above;

         . An investor may not be able to sell interests in the to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

         . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

         . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global

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              security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

         . The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

         . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

         In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

         The global security will terminate when the following special situations occur:

         . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

         . if we notify any applicable trustee that we wish to terminate that global security; or

         . if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

         The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

         At September 30, 2001, we had outstanding 7,982,527 shares of common stock, excluding 1,001,900 shares reserved for issuance upon exercise of outstanding options. Of the shares outstanding at September 30, 2001, 7,982,527 shares of common stock are freely tradable without restriction, unless the shares are being sold by "affiliates" of FBR Asset as that term is defined in Rule 144 under the Securities Act of 1933. In general, under Rule 144, a person who beneficially owned shares for at least one year may sell within any three-month period a number of shares that does not exceed 1% of the outstanding shares or the average weekly trading volume in common stock during the four weeks preceding the date on which notice of the sale is filed with the SEC. A person who is not an affiliate of FBR Asset at any time

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

during the three months before a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144, without regard to the volume limitation described above.

         We may issue additional shares at any time without shareholder consent. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the common stock.

            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

         This section summarizes the federal income tax issues that you, as a holder of our debt or equity securities, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. Moreover, this summary does not address the federal income tax issues relevant to holding a particular type of our debt or equity securities. Those issues will be addressed in the prospectus supplement for a particular offering of our debt or equity securities. In addition, this section does not address the tax issues that may be important to securityholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, estates, trusts, financial institutions or broker-dealers, non-U.S. individuals and foreign corporations, and holders whose shares were acquired through the exercise of employee stock options or otherwise as compensation.

         The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

         We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our debt and equity securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

         We elected to be taxed as a REIT under the federal income tax laws beginning with our short taxable year ended December 31, 1997. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue so to operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

         In connection with an offering of our debt or equity securities, Hunton & Williams will render an opinion that we qualify to be taxed as a REIT under the federal income tax laws, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that the opinion will be based on current law and will not be binding on the Internal Revenue Service or any court. In addition, the opinion will be based on customary assumptions and on our representations as to factual matters, all of which will be described in the opinion.

         Our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and

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the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. No assurance can be given that the actual results of our operation for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-Failure to Qualify."

         If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

         . We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

         . We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders.

         .    We will pay income tax at the highest corporate rate on:

              - net income from the sale or other disposition of property acquired through foreclosure, referred to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

              -    other non-qualifying income from foreclosure property.

         . We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

         . If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "-Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

              - the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by

              -    a fraction intended to reflect our profitability.

         . If we fail to distribute during a calendar year at least the sum of:

              -    85% of our REIT ordinary income for the year,

              -    95% of our REIT capital gain net income for the year, and

              -    any undistributed taxable income from earlier periods,

              we will pay a 4% excise tax on the excess of the required distribution over the amount we actually distributed.

         . We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed

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

              long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

         . If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

              - the amount of gain that we recognize at the time of the sale or disposition and

              - the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

              The rule described here will apply assuming that we make an election under the applicable Treasury regulations on our tax return for the year in which we acquire the assets. If we do not make that election, we would be subject to tax on the amount of gain that we would have recognized if we had sold the asset at the time of acquisition.

         . We will incur a 100% excise tax on transactions with a taxable REIT subsidiary, referred to as a TRS, that are not conducted on an arm's-length basis.

         . We will pay tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that we derive from REMIC residual interests equal to the percentage of our stock that is held by "disqualified organizations." Excess inclusion also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A "disqualified organization" includes:

              -    the United States;

              -    any state or political subdivision of the United States;

              -    any foreign government;

              -    any international organization;

              -    any agency or instrumentality of any of the foregoing;

              - any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

              -    any rural electrical or telephone cooperative.

              For this reason, our Articles prohibit disqualified organizations from owning our stock.

Requirements for Qualification

         A REIT is a corporation, trust, or association that meets each of the following requirements:

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

         1.   It is managed by one or more trustees or directors.

         2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

         3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

         4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

         5. At least 100 persons are beneficial owners of its shares or ownership certificates.

         6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

         7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status.

         8. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

         9. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

         We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

         We have issued sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Articles restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our Articles restricting the ownership and transfer of common stock are described in "FBR Asset's Capital Stock-Restrictions on Ownership and Transfer."

         A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and

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credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

         In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

         Tax legislation enacted in 1999 allows a REIT to own up to 100% of the stock of one or more TRSs, beginning on January 1, 2001. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We recently acquired a broker-dealer subsidiary called Pegasus Capital Corporation as to which we will make a TRS election that will be effective as of the date of acquisition. Pegasus will pay corporate income tax on its taxable income and, although we have no current intention of doing so, its after-tax net income will be available for distribution to us.

Income Tests

         We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

         .    rents from real property;

         . interest on debt secured by mortgages on real property or on interests in real property;

         . dividends or other distributions on, and gain from the sale of, shares in other REITs;

         .    gain from the sale of real property or mortgage loans; and

         . interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

         Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold

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primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest Income

         The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

         . an amount that is based on a fixed percentage or percentages of receipts or sales; and

         . an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

         If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

         Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

         The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally is qualifying income for purposes of both gross income tests. However, some of our mezzanine loans are not and will not be secured by real property. Our interest income from those loans is and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower's profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both gross income tests.

Dividend Income

         We own stock in other REITs. The dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs are qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We also own stock in non-REIT C corporations. Our dividend income from stock in those

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corporations is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Rents from Real Property

         We currently do not own any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, any rent that we receives from the tenants of such real property will qualify as "rents from real property," which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

         . First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

         . Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receives rent, other than a TRS.

         . Third, if the tenant is a TRS, at least 90% of the leased space must be rented to persons other than our TRSs and tenants in which we own, actually or constructively, 10% or more.

         . Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease.

         . Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to our tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

Prohibited Transactions

         A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of its business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

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Foreclosure Property

         We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

         . that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

         . for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

         . for which the REIT makes a proper election to treat the property as foreclosure property.

         However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

         . on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

         . on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

         . which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

         We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but if we do receive any such income, we will make an election to treat the related property as foreclosure property. In addition, we anticipate that any income we receive with respect to property that is not eligible for a foreclosure property election will be qualifying income for purposes of both gross income tests.

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Hedging Transactions

         From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests

         If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if:

         . our failure to meet those tests is due to reasonable cause and not due to willful neglect;

         . we attach a schedule of the sources of our income to our tax return; and

         . any incorrect information on the schedule was not due to fraud with intent to evade tax.

         We cannot predict, however, whether in all circumstances we would qualify for the foregoing relief provisions. In addition, as discussed above in "-Taxation as a REIT," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

         To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

         .     cash or cash items, including certain receivables;

         .     government securities;

         . interests in real property, including leaseholds and options to acquire real property and leaseholds;

         .     interests in mortgages on real property;

         .     stock in other REITs;

         . investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

         . regular or residual interests in a real estate mortgage investment conduit, or REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

         Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

         Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

         Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

         Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

         For purposes of the second and third asset tests, the term "securities" does not include our stock in another REIT, our equity or debt securities of a qualified REIT subsidiary or TRS, or our equity interest in any partnership. The term "securities," however, generally includes our debt securities issued by another REIT or a partnership, except that debt securities of a partnership are not treated as securities for purposes of the 10% value test if we own at least a 20% profits interest in the partnership.

         As stated above, we may own up to 100% of the stock of one or more TRSs beginning on January 1, 2001. However, overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.

         We believe that we have met those tests since the formation of our TRSs.

         We also believe that our mortgage loans and mortgage-backed securities are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, our mezzanine loans will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property. We also believe that our stock in other REITs is a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. We believe that we satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio to comply at all times with such tests.

         If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

         . we satisfied the asset tests at the end of the preceding calendar quarter; and

         . the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

         If we did not satisfy the condition described in the first item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

         Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

         . the sum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and 90% of our after-tax net income, if any, from foreclosure property; minus

         .     the sum of certain items of non-cash income.

         We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration. The distribution requirement was reduced from 95% to 90% for taxable years beginning after December 31, 2000.

         We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

         .     85% of our REIT ordinary income for such year;

         .     95% of our REIT capital gain income for such year; and

         .     any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

         It is possible that, from time to time, we may experience timing differences between:

         . the actual receipt of income and actual payment of deductible expenses; and

         . the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

         Possible examples of those timing differences include the following:

         . Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

         . We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

         . We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

         . We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

         . We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

         . Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.

         . We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

         As a result of the foregoing, we may have less cash than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to borrow funds or issue preferred stock or additional common stock.

         Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

         We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of its outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

         If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

State and Local Taxes

         We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, securityholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the securities.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby in one or more of the following ways from time to time:

         .     through agents to the public or to investors;

         .     to underwriters for resale to the public or to investors;

         .     directly to investors; or

         .     through a combination of any of these methods of sale.

         We will set forth in a prospectus supplement the terms of the offering of securities, including:

         .     the name or names of any agents or underwriters;

         . the purchase price of the securities being offered and the proceeds we will receive from the sale;

         . any over-allotment options under which underwriters may purchase additional securities from us;

         . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

         .     any initial public offering price;

         . any discounts or concessions allowed or reallowed or paid to dealers; and

         .     any securities exchanges on which such securities may be listed.

Agents

         We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

         If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, including Friedman, Billings, Ramsey & Co., Inc. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

         We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

         Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The American Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

         Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                  OTHER MATTERS

Legal

         The legality of any securities offered hereby will be passed upon for us by Hunton & Williams, Richmond, Virginia. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in "Federal Income Tax Consequences of Our Status as a REIT" upon the opinion of Hunton & Williams, Richmond, Virginia.

Independent Accountants

         The audited financial statements incorporated by reference in this registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Additional Information

From FBR Asset

         You can obtain complete copies of the documents to which we refer in this prospectus, free of charge, by writing or calling:

                  John M. Blassingame, Jr., Controller
                  FBR Asset Investment Corporation
                  1001 Nineteenth Street North
                  Arlington, Virginia 22209
                  (703) 469-1000 phone
                  (703) 312-9602 fax

From the SEC

         This prospectus is part of a Registration Statement that we have filed with the SEC. You can read and copy that Registration Statement, and the exhibits attached to it, at the SEC's public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy those documents at the SEC's public reference rooms.

         You can also obtain copies of all documents that we file with the SEC on the SEC's website (http://www.sec.gov).

================================================================================

         We have not authorized any dealer, salesperson or any other person to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by FBR Asset. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered by this prospectus nor does it constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has not been a change in the affairs of FBR Asset since the date hereof.

                            SUMMARY TABLE OF CONTENTS

WHERE YOU CAN FIND MORE
INFORMATION...............................................................   1
ABOUT THIS PROSPECTUS.....................................................   2
FBR ASSET.................................................................   2
RISKS OF INVESTING IN FBR ASSET...........................................   5
CERTAIN RATIOS............................................................  19
USE OF PROCEEDS...........................................................  19
FBR GROUP & FBR MANAGEMENT................................................  19
OUR OPERATING POLICIES & STRATEGIES.......................................  28
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK...........................  42
DESCRIPTION OF DEBT SECURITIES............................................  49
LEGAL OWNERSHIP OF SECURITIES.............................................  55
COMMON STOCK AVAILABLE FOR FUTURE SALE....................................  58
PRINCIPAL SHAREHOLDERS....................................................  59
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT...................  53
PLAN OF DISTRIBUTION......................................................  71
OTHER MATTERS.............................................................  73




                                  $100,000,000



                              FBR Asset Investment
                                   Corporation



                                 Debt Securities
                                 Preferred Stock
                                  Common Stock






                                   PROSPECTUS







                                ___________, 2001






================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED _________, 2001


                               1,150,105 Shares
                       FBR Asset Investment Corporation
                                 Common Stock

         Our common stock trades on the American Stock Exchange under the symbol "FB." On _________, 2001, the last reported sale price of the common stock on the American Stock Exchange was $________ per share.

         These shares of common stock are being sold by the shareholders listed under the heading "Selling Shareholders." We will not receive any of the proceeds from the sales of the shares by the selling shareholders.

         One of the selling shareholders, FBR & Co., Inc. (FBR), is one of our affiliates and a registered broker-dealer. FBR intends to make a market in our common stock. In connection with this market-making activity, FBR intends to sell some of the shares it currently holds. FBR and the other selling shareholders that are affiliated with FBR do not intend to reduce their collective ownership in our common stock below 20% of our total outstanding shares as a result of sales under this prospectus.

         See "Risks of Investing in FBR Asset" beginning on page 5 of this prospectus to read about certain factors you should consider before buying shares of our common stock.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Concurrently with the filing of this prospectus, we are filing a prospectus under Rule 415 of the Securities Act of 1933, offering up to $100 million aggregate principal amount of our common stock, preferred stock and debt securities. Sales by the selling shareholders under this prospectus are not contingent upon the completion of any sales of securities by FBR Asset.






                The date of this Prospectus is ________, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through a database maintained by the SEC at HHTP://WWW.SEC.GOV. In addition, you can inspect and copy reports, proxy statements and other information concerning Hispanic Broadcasting at the offices of the American Stock Exchange 86 Trinity Place, New York, New York 10006-1872, on which our common stock (symbol: "FB") is listed.

         We filed a registration statement on Form S-3 to register with the SEC the shares offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

         We incorporate by reference the documents listed below:

            1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

            2.  Quarterly Report on Form 10-Q for the quarter ended March 31,
                2001.

            3.  Quarterly Report on Form 10-Q for the quarter ended June 30,
                2001.

            4. Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

            5.  Current Report on Form 8-K filed on February 13, 2001.

            6.  Current Report on Form 8-K filed on February 20, 2001.

            7.  Current Report on Form 8-K filed on March 4, 2001.

            8.  Current Report on Form 8-K filed on October 25, 2001.

            9.  Current Report on Form 8-K filed on November 6, 2001.

            10. Current Report on Form 8-K filed on November 9, 2001.

            11. Our Definitive Proxy Materials filed April 26, 2001.

            12. The description of our common stock contained in the
                Registration Statement on Form 8-A filed with the SEC on May 28, 1999.

         We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all the securities we offer with this prospectus.

You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: Corporate Secretary, FBR Asset Investment Corporation, Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209 (telephone (703) 312-9500).

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a resale registration statement. The selling shareholders may sell some or all of their shares in one or more transactions from time to time. In addition, one of our affiliates, Friedman Billings Ramsey & Co., Inc. (FBR), a registered broker-dealer, intends to make a market in our common stock. As our affiliate, any shares of common stock purchased in connection with this market-making activity will become restricted. A primary purpose of this prospectus is to allow FBR to resell the shares it purchases in its market-making activities.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

                                    FBR ASSET

         FBR Asset is a Virginia corporation that was formed in November 1997 and has elected to be taxed as a real estate investment trust (REIT) under the federal tax laws since its inception. We were formed to make opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses. Many of these investment opportunities have been identified by Friedman, Billings, Ramsey Group, Inc. or its affiliates. We invest in:

         .    mezzanine loans;

         .    equity securities; and

         .    mortgage-backed securities.

We may from time to time make other opportunistic investments that may or may not be real estate- related. We invest in non-real estate-related assets subject to maintaining our REIT qualification.

Mezzanine Loans

         We invest in short- and medium-term mezzanine loans that generally have a higher risk credit profile and yield higher returns than the typical senior loan made by a commercial bank or other traditional lending institution. Our loans:

         .    may or may not be secured;

         .    may or may not be subordinated;

         .    have a variety of repayment structures and sources; and

         . typically compensate for the higher risk profile of our borrowers through higher interest rates rather than equity features.

         We believe that more stringent credit standards of commercial banks and other factors have resulted in an increased demand for mezzanine capital. As a result, we intend to utilize a significant portion of the proceeds from this offering to expand our mezzanine loan program. In carrying out this program, we intend to focus on industries with which we are familiar, including, but not limited to, real estate, energy, financial services, and consumer and industrial manufacturing. In evaluating these investment opportunities, we intend to focus on, among other factors:

         .    the cash flow generated by the borrower;

         .    the tangible assets of the borrower;

         .    the overall financial leverage of the borrower; and

         . the potential for the borrower to undergo a liquidity event that will enable the repayment of the loan.

         We believe our affiliation with FBR gives us an advantage in identifying, analyzing and responding quickly to opportunities to fund mezzanine loans that meet our credit quality standards and investment objectives. All of our current mezzanine loans and equity securities are in investment banking clients of FBR. We expect that most, but not necessarily all, of the companies in which we invest in the future will have investment banking relationships with FBR. We also intend to develop relationships with other entities who may offer us investment opportunities with their clients.

Equity Securities

         Our investments in equity securities are primarily in current or former underwriting or advisory clients of FBR. We generally have a longer-term time horizon on these investments than on our mezzanine loans. In evaluating equity investments, we follow a value-oriented investment approach. We focus particularly on the anticipated future cash flows to be generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. Other important considerations include:

         .    strength of management;

         .    liquidity of the investment;

         .    underlying value of the assets owned by the issuer; and

         .    prices of similar or comparable securities.

Mortgage-Backed Securities

         We invest directly in fixed- and adjustable-rate residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. Our portfolio of mortgage-backed securities is sub-managed by FIDAC, an affiliate of Annaly Mortgage Management, Inc. These real estate-related investments, together with our other real estate-related assets, allow us to maintain our qualification as a REIT under the federal tax code and to avoid classification as an investment company under the Investment Company Act of 1940. We manage our residential mortgage-backed portfolio to provide a high risk-adjusted return on capital. We typically invest in both adjustable-rate and fixed-rate mortgage-backed securities in varying proportions to take advantage of the differing prepayment characteristics of each of these securities in different interest rate environments. We finance our investments in mortgage-backed securities primarily by entering into repurchase agreements to enhance the overall return on capital invested in this portfolio.

Leverage

         We generally have not used debt to finance the acquisition or origination of any investment other than our mortgage-backed securities. As of September 30, 2001, we had an overall assets-to-equity ratio of approximately
6.60 to 1. As of that date, the assets-to-equity ratio of our portfolio of mortgage-backed securities was 9.36 to 1.

Composition of Assets and Equity Capital

         At September 30, 2001, we had total assets on our balance sheet of approximately $1.3 billion and equity capital of approximately $191.3 million. These are divided among our investments as follows:


                                                     Assets    Equity Capital
                                                    ---------  ----------------

          Mezzanine loans                                  1%               6%
          Equity securities                                4%              27%
          Mortgage-backed securities                      94%              66%
          Cash and other assets                            1%               1%

         We derived the foregoing allocation of our assets from our balance sheet as of September 30, 2001. We derived the foregoing allocation of our equity capital by dividing:

         . the total principal amount outstanding under our mezzanine loans as of September 30, 2001;

         . the fair market value of the equity securities we own as of September 30, 2001;

         . the fair market value of our mortgage backed securities as of September 30, 2001, less the (1) amount of indebtedness outstanding as of that date under repurchase agreements used to finance the purchase of mortgage-backed securities and (2) the amount due to a broker related to the purchase of certain mortgage-backed securities; and

         . the difference between our total shareholders' equity as of September 30, 2001, and the sum of the amounts represented by the three bullets above,

by our total shareholders' equity as of September 30, 2001. We can give no assurance that we will be able to achieve any specific level of returns. For a detailed discussion of the factors that may adversely influence our desired returns, see "Risks of Investing in FBR Asset," which begins on page 5.

Sharing in FBR Investment Banking Fees

         We recently acquired a registered broker-dealer from FBR Group called Pegasus Capital Corporation. Pegasus will participate with us in the fee-sharing arrangement described below. We have an agreement with FBR pursuant to which we will be entitled, subject to the conditions described below, to receive 10% of the net cash fees earned by FBR as a result of investment banking engagements of FBR by entities in which we commit to make an equity investment or a loan. Our right to be paid 10% of the net cash fees earned by FBR will be conditioned on, among other factors, whether our commitment to invest in or lend to the entity that engages FBR is a contributing factor in the entity's decision to engage FBR, facilitates the provision of investment banking services to the entity by FBR, or assists in facilitating the completion of a transaction. The types of investment banking engagements that would result in a fee payable to us will include securities underwriting services, private placements of securities, merger and acquisition advisory services and other financial advisory services. Our decision to commit to make an investment in or loan to an entity will not require the entity to use the investment banking services of FBR and none of the terms of our investment in or loan to the entity will be affected by the entity's subsequent decision to engage or not to engage FBR to provide it with investment banking services. There can be no guarantee that our decision to make an investment or loan will result in an engagement of FBR to provide investment banking services. The payments Pegasus receives from FBR will generally be taxed at normal corporate rates and will generally not be distributed to our shareholders.

Tax Consequences

         As a REIT, we will not incur federal income tax on our earnings to the extent that we distribute those earnings to our shareholders, and as long as the asset, income, stock ownership and minimum distribution tests of the federal tax laws are met. We will, however, be subject to tax at normal corporate rates on net income or capital gains not distributed to shareholders and on the taxable income of our taxable REIT subsidiaries. See "Federal Income Tax Consequences of Our Status as a REIT."

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling shareholders.

                         RISKS OF INVESTING IN FBR ASSET

         Investing in our company involves various risks, including the risk that you might lose your entire investment. The results of our operations depend upon many factors, including the availability of opportunities to acquire assets and make loans, the level and volatility of interest rates, the cost and availability of short- and long-term credit, financial market conditions, and general economic conditions. We will strive to attain our objectives through, among other things, FBR Management's research and portfolio management skills. There is no guarantee, however, that we will perform successfully, meet our objectives, or achieve positive returns.

         The following risks are interrelated, and you should treat them as a whole.

Conflicts with FBR Group may result in decisions that do not reflect our best interests.

         We are subject to various conflicts of interest arising from our relationship with FBR. Those conflicts include the following:

         . We invest in the equity securities of or make loans to companies whose securities have been underwritten or placed by FBR and companies to which FBR has provided financial advisory services. FBR and its employees, including some of the officers of FBR Asset, are paid substantial fees for underwriting, placement agent and financial advisory services, and to the extent that the success of a new offering or transaction depends on our significant investment, FBR Management, because of its affiliation with FBR, will have a conflict of interest in recommending that investment to us. In those instances, our shareholders will rely on the investment decision of our investment committee, which will include at least one of our independent directors. The investment committee will in part rely on information provided by FBR Management. See "FBR Group and FBR Management-Related Party Transactions."

         . FBR Group and its affiliates, including FBR Management, manage other funds that are authorized to invest in assets similar to those in which we invest. In particular, FBR manages mutual and private equity funds, and may in the future manage other funds, that invest in private equity securities and in REITs and other real estate-related securities. In addition, FBR or its affiliates may choose to invest directly in these investment opportunities. There may be investment opportunities that are favorable to us and to the other funds managed by FBR or to FBR or its affiliates directly. In those cases, FBR will allocate investment opportunities among funds based upon primary investment objectives, applicable investment restrictions, and any other factors that FBR deems appropriate and fair under the circumstances.

         . Under the terms of our agreement with FBR, we will be entitled to receive a portion of the fees earned by FBR as a result of engagements of FBR by companies in which we commit to invest or make a loan where our commitment is a contributing factor in the engagement of FBR or assists in facilitating the completion of a transaction. The existence of this agreement may discourage FBR from presenting investment opportunities to us in situations which may result in a fee-sharing arrangement with us.

         . FIDAC, our mortgage portfolio manager, is an affiliate of Annaly Mortgage Management, Inc., an investment banking client of FBR Group. As a result of this investment banking relationship, Annaly has paid investment banking fees to FBR Group as follows: $7.0 million in 1997, $0 in 1998, $0 in 1999, $0 in 2000, and $7.6
              million in 2001, and may pay FBR Group additional investment banking fees in the future. As a result, FBR Management has a conflict of interest with respect to decisions regarding the renewal or termination of the sub-management agreement between FBR Management and FIDAC. See "FBR Group and FBR Management-The Management Agreement-The Sub-Manager."

         . The incentive portion of the management fee, which is based on our income, may create an incentive for FBR Management to recommend investments that have greater potential for income or appreciation, but that are generally more speculative. If the management fee did not include a performance component, FBR Management might not otherwise recommend those investments because of their speculative nature.

         . Two of the members of our board of directors, and each of our executive officers, also serve as executive officers or employees of FBR and its affiliates and devote substantial time to FBR. These persons devote the time and attention to our business that they, in their discretion, deem necessary, but conflicts may arise in allocating management time, services or functions between our company and FBR and its affiliates. The failure by these people to devote adequate time to us could result in our failure to take advantage of investment opportunities or failure to take other actions that might be in our best interests.

         . Because of our relationship with FBR, we may obtain confidential information about the companies in which we have invested. If we do possess confidential information about other companies, we may be restricted in our ability to dispose of, increase the amount of, or otherwise take action with respect to our investment in those companies.

We are heavily dependent upon FBR Management in a competitive market for investment opportunities.

         We can gain access to good investment opportunities only to the extent that they become known to FBR Group or FBR Management. Gaining access to good investment opportunities is a highly competitive business. FBR, FBR Management, and our company compete with other companies that have greater capital, more long-standing relationships, broader product offerings, and other advantages. Competitors include, but are not limited to, business development companies, small business investment companies, commercial lenders and mezzanine funds. Increased competition would make it more difficult for us to purchase or originate investments at attractive yields.

         We are heavily dependent for the selection, structuring, and monitoring of our investments on the diligence and skill of FBR Management's officers and employees. We do not have employment agreements with our senior officers or require FBR Management to employ specific personnel or dedicate employees solely to us. FBR Management, in turn, is dependent on the efforts of its senior management personnel. Although we believe that FBR Management could find replacements for its key executives, the loss of their services could have an adverse effect on our operations and the operations of FBR Management.

The termination or non-renewal of the FBR Management Agreement would be harmful to us.

         We and FBR Management may terminate the management agreement without cause. The management agreement requires us to pay FBR Management a substantial termination fee in the event that we terminate the agreement without cause before expiration of its term. The termination fee would equal twelve months of base and incentive fees, as further explained under "FBR Group & FBR Management-The Management Agreement." For example, if we had terminated the management agreement in January 2001, the termination fee would have been $1.1 million, the amount of the base fee expensed in 2000. Because no incentive fee was earned in 2000, no additional termination fee would have been due.

         Payment of a termination fee could have an adverse effect on our financial condition, cash flows, and results of operations and could reduce the amount of funds available for distribution to shareholders. In the event of termination, if we do not have sufficient cash to pay the termination fee, we may have to sell assets even though we would not otherwise choose to do so.

         FBR Management may terminate the management agreement without cause and without penalty. In addition, in any year, it could elect not to renew the management agreement. It may be difficult or impossible to find a substitute management arrangement at a reasonable price or in a reasonable amount of time. In addition, it may be difficult or impossible to find a substitute manager who can identify investment opportunities to the same extent FBR Management and FBR Group currently do.

         If the management agreement is terminated or expires, our fee-sharing agreement with FBR would terminate automatically. As a result, we would no longer be entitled to share in the net cash fees earned by FBR pursuant to the terms of the fee-sharing agreement.

Our limited operating history does not indicate future results.

         We were organized in November 1997, became a public reporting company in 1999 and have a limited operating history. In addition, our increased emphasis on mezzanine loans and on investments in other industries is a divergence from our previous emphasis on investments in equity securities and mortgage-backed securities. Because of this limited history, investors should be especially cautious before drawing conclusions about our future performance, including any conclusion about the future results of our expanded mezzanine loan program. Our past performance is not necessarily indicative of future results.

We may invest in any asset class subject only to maintaining our REIT qualification and our Investment Company Act exemption.

         We make our investment decisions based in large part upon market conditions. Subject only to maintaining our REIT classification and our Investment Company Act exemption, we do not have any fixed guidelines for industry or asset diversification. As a result, we may decide to allocate a substantial portion of our assets or capital to a limited number of industries or asset classes. This potential concentration could make us more susceptible to significant losses and volatility than if we had further diversified our investments.

Declines in the market values of our assets may adversely affect credit availability and periodic reported results.

         Currently, our assets are primarily real estate and mortgage assets, which include indirect holdings through investments in other companies. Those assets are classified for accounting purposes as "available-for-sale." Changes in the market values of those assets are directly charged or credited to our shareholders' equity. As a result, a general decline in trading market values may reduce the book value of our assets.

         A decline in the market value of our assets may adversely affect us in instances where we have borrowed money based on the market value of those assets. At September 30, 2001, we had approximately $983.6 million in outstanding repurchase agreements that were based on the market value of specific mortgage assets. The market value of those assets as of September 30, 2001, was approximately $1.02 billion. If the market value of those assets declines, the lender may require us to post additional temporary collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we would not otherwise choose to do so.

Use of leverage could adversely affect our operations.

         At September 30, 2001, our outstanding indebtedness for borrowed money under repurchase agreements and due to brokers was 8.36 times the amount of our equity in the mortgage-backed securities, based on book values. FBR Management has the authority to increase or decrease our overall debt-to-equity ratio on our total portfolio at any time and has not placed any limits on the amount we may borrow. At September 30, 2001, our total debt-to-equity ratio was 5.55 to 1. If we borrow more funds, the possibility that we would be unable to meet our debt obligations as they come due would increase.

         Financing assets through repurchase agreements exposes us to the risk that margin calls will be made and that we will not be able to meet those margin calls. Although we have not in the past received any margin calls, there can be no assurance that we will not receive margin calls in the future or, if received, that we will be able to meet those future margin calls.

         While we have not leveraged our equity securities or mezzanine investments, we may choose to do so in the future. This leverage could expose us to the risk that margin calls will be made and that we will not be able to meet them. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our ability to receive a share of the investment banking fees earned by FBR may cause us to make investments in or loans to companies that would otherwise not meet our investment or credit standards.

         The decision to make an investment or loan will be made by our investment committee, which will have a duty to make its decision based on its analysis of the risks and rewards to us through the application of our normal investment criteria and not based on any opportunity for FBR to earn investment banking fees. The prospect of receiving a portion of the investment banking fees that FBR earns as a result of an engagement by a company where our commitment to invest in or make a loan to the company is a contributing factor to such engagement or assists in facilitating the completion of a transaction may, however, give us an incentive to invest in or make a loan to a company that we might not otherwise choose to make. If we commit to make an investment in or a loan to a company with the expectation of receiving a portion of any investment banking fees that FBR earns, there can be no assurance that the expected engagement will materialize, which could result in returns that are not commensurate with the level of risk we took in making the investment. Consequently, the overall level of risk inherent in our investment and loan portfolio may increase as a result of our fee-sharing arrangement with FBR.

Our assets include mezzanine loans that have greater risks of loss than secured senior loans.

         In connection with our expanded mezzanine loan program, we expect our assets to include a significant amount of loans that involve a higher degree of risk than long-term senior secured loans. First, our mezzanine loans may not be secured by mortgages or liens on assets. Even if secured, our loans may have higher loan-to-value ratios than a senior secured loan. Furthermore, our right to payment and the security interest are usually subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect our loans and to recover any of the loan balance through a foreclosure of collateral.

         Our loans typically have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. A borrower's ability to repay its loan is often dependent upon a liquidity event that will enable the repayment of the loan. Accordingly, we may not recover some or all of our investments in our mezzanine loans.

         In addition to the above, numerous other factors may affect a company's ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company's financial condition and prospects may be accompanied by deterioration in the collateral for the loan.

The companies to which we make loans may be highly leveraged.

         Leverage may have material adverse consequences to the companies to which we make loans and to us as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies' ability to finance their future operations and capital needs. As a result, these companies' flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Deployment of our new capital in investments identified by sources other than FBR may increase the level of risk in our portfolio.

         We may look to other entities for investment opportunities following this offering. If we do, we may not have as much information about these opportunities as we have with respect to companies identified by FBR. Consequently, the reduced amount of information available to us could cause the level of risk inherent in our investment portfolio to increase.

Indirect nature of our investments exposes us to additional risks.

         Approximately 4% of our total assets, as of September 30, 2001, were investments in equity securities. Approximately 1% of our total assets as of September 30, 2001 were short-term mezzanine loans. Obtaining interests in assets indirectly by investing in other enterprises carries the following risks:

Returns on investments are not directly linked to returns on investee companies' assets.

         We own equity securities of and have made mezzanine loans to other companies. As an equity or debt holder, our return on investment is not directly linked to returns on any company's assets, but will depend upon either the payment of dividends and changes in the price of the equity securities or the payment of principal and interest on the outstanding debt, as applicable. Furthermore, as a common shareholder or junior debt holder, our claims to the assets of the companies in which we invest are junior to those of creditors and, with respect to our equity investments, senior shareholders.

Obstacles to success may remain hidden if due diligence is inadequate.

         Before making an investment in another business entity, we will assess the strength and skills of the entity's management and other factors that we believe will determine the success of our investment. In making our assessment and otherwise conducting our customary due diligence, we will rely on the resources available to FBR Management and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the companies. Against this background, we can give no assurance that the due diligence processes of FBR Management will uncover all relevant facts or that any investment will be successful.

Dependence on management of other entities.

         We do not control the management, investment decisions, or operations of the enterprises in which we have invested. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We have no ability to affect these management decisions, and as noted below, we may have only limited ability to dispose of our investments.

Limited liquidity of investments.

         The equity securities of a new entity in which we invest are likely to be restricted as to resale and may otherwise be highly illiquid. We expect that there will be restrictions on our ability to resell the securities of any newly-public company that we acquire for one year after we acquire those securities. Thereafter, a public market sale may be subject to volume limitations or dependent upon securing a registration statement for a secondary offering of the securities. As of September 30, 2001, none of our equity investments was restricted in this manner.

         The securities of newly-public entities may trade less frequently and in smaller volume than securities of companies that are more widely held and have more established trading patterns. Thus, sales of these securities may cause their values to fluctuate more sharply. Furthermore, and because of our affiliation with FBR, our ability to invest in companies may be constrained by applicable securities laws and the rules of the National Association of Securities Dealers, Inc. This is because FBR is a registered broker-dealer and its investment and trading activities are regulated by the SEC and NASD. For example, the NASD's prohibition on "free-riding and withholding" may limit the number of shares we can acquire in a "hot issue" public offering that is underwritten by FBR.

         The short- and medium-term mezzanine loans we make are based, in part, upon our knowledge of the borrower and its industry. In addition, we do not yet nor may we ever have a significant enough portfolio of mezzanine loans to easily sell them to a third party. As a result, these loans are and may continue to be highly illiquid.

Volatility of prices.

         Prices of the equity securities of new entities in which we invest are likely to be volatile, particularly when we decide to sell those securities. We make investments in significant amounts, and resales of significant amounts of securities might adversely affect the market and the sales price for the securities.

Disposition value of investments is dependent upon general and specific market conditions.

         Even if we make an appropriate investment decision based on the intrinsic value of an enterprise, we have no assurance that the trading market value of the investment will not decline, perhaps materially, as a result of general market conditions. For example, an increase in interest rates, a general decline in the stock markets, or other market conditions adverse to companies of the type in which we have invested could result in a decline in the value of our investments.

Our real estate-related investments may incur losses.

         We invest in real estate-related assets and in other entities, such as REITs, that themselves invest in real estate-related assets. Investments in real estate-related assets are subject to a variety of general, regional and local economic risks, as well as the following:

Changes in interest rates could negatively affect the value of our mortgage loans and mortgage-backed securities.

         We have invested indirectly in mortgage loans by purchasing mortgage-backed securities. Some of the companies in which we have invested also own mortgage loans and mortgage-backed securities. At September 30, 2001, all of the mortgage-backed securities we held directly were backed by pools of fixed-rate and adjustable-rate residential mortgage loans. Under a normal yield curve, an investment in fixed-rate mortgage loans or mortgage-backed securities will decline in value if long-term interest rates increase. Although Fannie Mae, Freddie Mac or Ginnie Mae may guarantee payments on the mortgage-backed securities we own directly, those guarantees do not protect us from declines in market value caused by changes in interest rates.

         A significant risk associated with our current portfolio of mortgage-backed securities is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of our mortgage-backed securities would decline and the weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our repurchase agreement borrowings.

An increase in our borrowing costs relative to the interest we receive on our mortgage-backed securities may adversely affect our profitability.

         We earn money based upon the spread between the interest payments we receive on our mortgage-backed security investments and the interest payments we must make on our borrowings. We rely primarily on short-term borrowings of the funds to acquire mortgage-backed securities with long-term maturities. The interest we pay on our borrowings may increase relative to the interest we earn on our mortgage-backed securities. If the interest payments on our borrowings increase relative to the interest we earn on our mortgage-backed securities, our profitability may be adversely affected.

Use of leverage can amplify declines in market value resulting from interest rate increases.

         We, and several of the REITs in which we have invested, borrow funds to finance mortgage related investments, which can worsen the effect of a decline in value resulting from an interest rate increase. For example, assume that our company or a REIT in which we have invested borrows $90 million to acquire $100 million of 8% mortgage-backed securities. If prevailing interest rates increase from 8% to 9%, the value of the mortgage loans may decline to a level below the amount required to be maintained under the terms of the borrowing. If the mortgage assets were then sold, our company or the REIT that owned the mortgage assets would have to find funds from another source to repay the borrowing.

         Market values of mortgage loans and mortgage-backed securities may decline without any general increase in interest rates for any number of reasons, such as increases in defaults, increases in voluntary prepayments and widening of credit spreads.

Prepayment rates could negatively affect the value of our mortgage-backed securities.

         In the case of residential mortgage loans, there are seldom any restrictions on borrowers' abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline and when owners of the loans, such as our company or the REITs in which we have invested, do not want them to be prepaid. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase and when owners of the loans want them to be prepaid. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. During 2000, we acquired $40.9 million of residential mortgage-backed securities. Principal payments on the mortgage-backed securities averaged $2.0 million per month for the periods that we owned the securities. Of that amount, approximately 90% to 95% were principal prepayments.

         Although Fannie Mae, Freddie Mac or Ginnie Mae may guarantee payments on the mortgage-backed securities we own directly, those guarantees do not protect investors against prepayment risks.

Rapid changes in the values of our real estate assets may make it more difficult to maintain our REIT status.

         If the market value or income potential of our mortgage-backed securities and mezzanine loans decline as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT status or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not want to make absent the REIT and Investment Company Act considerations.

Hedging against interest rate exposure may adversely affect our earnings.

         During 2001, we entered into a $50 million notional amount interest rate swap agreement to limit, or "hedge," the adverse effects of rising interest rates on our short-term repurchase agreements. In the future, we may enter into other interest rate swap agreements. Our hedging activity varies in scope based on the level and volatility of interest rates and principal prepayments, the type of mortgage-backed securities held, and other changing market conditions.

         The companies in which we have invested also enter into interest rate hedging transactions to protect themselves from the effect of changes in interest rates. Interest rate hedging may fail to protect or adversely affect a company because, among other things:

         . interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

         . available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

         . the duration of the hedge may not match the duration of the related liability;

         . the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

         . the party owing money in the hedging transaction may default on its obligation to pay; and

         . the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

Multifamily and commercial real estate may lose value and fail to operate profitably.

         Several of the companies in which we have invested own multifamily and commercial real estate. In the future, we may invest in other companies that invest in multifamily and commercial real estate or we may invest in those assets ourselves. Those investments and other similar investments are dependent on the ability of the real estate to generate income. Investing in real estate is subject to many risks. Among these are:

         . property managers may not have the ability to attract tenants willing to pay rents that sustain the property and to maintain and operate the properties on a profitable basis;

         . the value of real estate may be significantly affected by general, regional and local economic conditions, and other factors beyond the investor's control;

         . the value of real estate may be significantly affected by unknown or undetected environmental problems; and

         . the value of real estate may be significantly affected by changes in zoning or land use regulations or other applicable laws.

Investing in subordinated interests exposes us to increased credit risk.

         In the future, we may invest in other companies that invest in subordinated interests or may ourselves invest in those interests. Subordinated interests are classes of commercial mortgage-backed securities and mortgage loans that are subject to the senior claim of mortgage-backed debt securities. Losses on the underlying mortgage loans may be significant to the owner of a subordinated interest because the investments are leveraged. For example, assume a REIT acquires a $10 million principal amount subordinated interest in a $100 million pool of mortgage loans that is subject to $90 million of senior mortgage-backed securities. If thereafter there are $7 million of losses on the $100 million of loans, the entire loss will be allocated to the owner of the subordinated interest. In essence, a 7% loss on the loans would translate into a 70% loss of principal and the related interest for the owner of the subordinated interest.

Competition in the purchase, sale and financing of mortgage assets may limit the profitability of companies in which we invest.

         Although we do not directly own commercial mortgage-backed securities or subordinated interests, in the future, we may invest in other companies that invest in commercial mortgage-backed securities or subordinated interests or may ourselves invest in those assets. Mortgage REITs derive their net income, in large part, from their ability to acquire mortgage assets that have yields above borrowing costs. In 1997 and 1998, increased competition for subordinated interests developed as new mortgage REITs entered the market. These mortgage REITs raised funds through public offerings and sought to invest those funds on a long-term basis. The amount of funds available for investment, however, exceeded the amount of available investments, which resulted in significant competition for assets. That competition resulted in higher prices for subordinated interests, lowering the yields and narrowing the spread of those yields over borrowing costs.

         Competitors for the acquisition of mortgage assets include other mortgage REITs, such as Anthracite Capital, Inc., AMRESCO Capital Trust, and other REIT and non-REIT investors, such as Lennar Corporation and Capital Trust.

Increased losses on uninsured mortgage loans can reduce the value of our equity investments.

         Although our mortgage-backed securities are supported by instrumentality guarantees, several of the companies in which we have invested own uninsured mortgage loans. In the future, we may invest directly in uninsured mortgage loans.

         Owners of uninsured mortgage loans are subject to the risk that borrowers will not pay principal or interest on their mortgage loans as they become due. Borrowers become unable to pay their mortgage loans for a wide variety of reasons, including general, regional, local and personal economics and declines in business activity or real estate values. Generally, if a borrower defaults, the owner of the mortgage loan will incur a loss to the extent the value of the property securing the mortgage loan is less than the amount of the mortgage loan. Defaults on mortgage loans often coincide with declines in real estate values, which can create greater losses than anticipated. Increased exposure to losses on uninsured mortgage loans can reduce the value of our equity investments.

Prepayment sensitivity of investments in interest-only securities.

         We have no direct investments in interest-only securities. Interest-only securities are mortgage-backed securities that entitle the holder to receive only interest on the outstanding principal amount of the underlying mortgage loans, and no principal. The companies in which we invest do not own material amounts of interest-only securities as of September 30, 2001, but may do so in the future. We may also invest in other companies that invest in interest-only securities or we may invest in those securities directly. The value of these interest-only securities can be adversely affected if the underlying mortgage loans are prepaid faster than anticipated and the interest stream decreases. For example, an interest-only security with an initial notional amount of $100 million may entitle a holder to interest equal to 1% on the outstanding notional amount. The holder may anticipate that 10% of the loans will prepay at the end of each year; however, the actual experience is that 20% of the loans prepay at the end of each year. In that case, the anticipated and actual cash paid to the holder would be:

   Year                                                                       Anticipated          Actual
  -------                                                                 ------------------- -------------------
   1                                                                               $1,000,000          $1,000,000
   2                                                                                  900,000             800,000
   3                                                                                  800,000             600,000
   4                                                                                  700,000             400,000
   5                                                                                  600,000             200,000
   6                                                                                  500,000                   -
   7                                                                                  400,000                   -
   8                                                                                  300,000                   -
   9                                                                                  200,000                   -
   10                                                                                 100,000                   -
                                                                          ------------------- -------------------
   Total                                                                           $5,500,000          $3,000,000
                                                                          =================== ===================

         Some interest-only securities pay interest based on a floating rate that varies inversely with, and at a multiple of, a specified floating interest rate index, such as LIBOR. The yield on these securities is sensitive not only to prepayments, but also to changes in the related index. For example, a security might bear interest at a rate equal to forty percent minus the product of five and LIBOR, or 40%-(5 x LIBOR). An increase in LIBOR by only 1%, from 6% to 7%, would cause the interest rate on the investment to decline from 10% to 5%.

Federal income tax requirements may restrict our operations.

         We have operated and intend to continue operating in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes. However, the REIT qualification requirements are extremely complex. Qualifying as a REIT requires us to meet tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Some of our investments are in equity securities of other REITs, which generally are qualifying assets and produce qualifying income for purposes of the REIT qualification tests. The failure of the REITs in which we invest to maintain their REIT status, however, could jeopardize our own REIT status. Accordingly, we cannot be certain that we have been or will continue to be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations, or court decisions may change the federal tax laws or the federal income tax consequences of qualification as a REIT. In addition, compliance with the REIT qualification tests could restrict our ability to take advantage of attractive investment opportunities in non-qualifying assets. Specifically, we may be required to limit our investment in non-REIT equity securities and mezzanine loans to the extent that such loans are not secured by real property.

Failure to make required distributions would subject us to tax.

         In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our taxable income, other than any net capital gain. For years before 2001, we were required to distribute at least 95% of our taxable income annually. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

         .     85% of our ordinary income for that year,

         .     95% of our capital gain net income for that year, and

         .     100% of our undistributed taxable income from prior years.

See "Federal Income Tax Consequences of Our Status as a REIT-Distribution Requirements."

         Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles because, for example, capital losses will be deducted in determining our GAAP income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to our phantom income items if we do not distribute those items on an annual basis. See "Federal Income Tax Consequences of Our Status as a REIT-Distribution Requirements." As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income each year. Consequently, we may be required to incur debt or liquidate assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year.

Failure to qualify as a REIT would subject us to federal income tax.

         If we fail to qualify as a REIT in any taxable year, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we cease to be a REIT, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

There is a risk that you may not receive dividends.

         Our current intention is to continue to distribute at least 90% of our taxable income to our shareholders. There can be no assurance that we will achieve investment results or maintain a tax status that will allow any specified level of cash distributions.

Ownership limitation may restrict change of control or business combination opportunities.

         In order for us to qualify as a REIT, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT status, our Articles generally prohibit:

         . shareholders, other than FBR and some mutual funds and pension plans, from directly or indirectly owning more than 9.9% of the outstanding common stock or preferred stock of any series,

         . FBR from directly or indirectly owning more than 20% of the outstanding common stock or preferred stock of any series, and

         . some mutual funds and pension plans from directly or indirectly owning more than 15% of the outstanding common stock or preferred stock of any series.

         Our Board has exempted FBR from the 20% ownership limit applicable to it. The exemption permits FBR to own, directly or indirectly, up to 62% of the outstanding common stock or preferred stock of any series. Our Board also has exempted some of our principal shareholders from the 9.9% ownership limit.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. See "FBR Asset's Capital Stock-Restrictions on Ownership and Transfer" and "Federal Income Tax Consequences of Our Status as a REIT-Requirements for Qualification."

Loss of Investment Company Act exemption would adversely affect us.

         We believe that we currently are not, and intend to continue operating so as not to become, regulated as an investment company under the Investment Company Act of 1940 because we are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Specifically, we have invested, and intend to continue investing, at least 55% of our assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of our assets in mortgages, mortgage-backed securities, securities of REITs, and other real estate-related assets.

         If we fail to qualify for that exemption, we could be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in whole pools of mortgage loans or mortgage-backed securities, we might have to sell equity securities in order to qualify for exemption under the Investment Company Act. The sale could occur under adverse market conditions.

As a registered broker-dealer, Pegasus will be subject to extensive government and other regulation which could adversely affect our results.

         The securities business is subject to extensive regulation under federal and state laws. Compliance with many of the regulations applicable to Pegasus involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental authorities and self-regulatory organizations such as the NASD may institute administrative or judicial proceedings that could have a material adverse effect on the operations of Pegasus, and thus on our operating results.

         Pegasus will apply to the NASD to expand the scope of broker-dealer activities in which it may engage. If the NASD were to deny Pegasus's request to engage in additional broker-dealer activities, we would not be permitted to share in the investment banking fees earned by FBR, as described in this prospectus.

         The regulatory environment is also subject to change. Our business may be adversely affected as a result of new or revised legislation or regulations imposed by the NASD, SEC or other governmental regulatory authority. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD. These changes in interpretation or new laws, rules or regulations also could adversely affect our ability to share in investment banking fees earned by FBR, as described in this prospectus.

Our Board of Directors may change policies without shareholder consent.

         Our major policies, including our investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by our Board of Directors. The Board may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the common shareholders. The effect of those changes may be positive or negative. Our Articles also authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although we have no current intention to issue any series of preferred stock, the issuance of preferred stock could increase the investment risk associated with common stock ownership, delay or prevent a change in control of our company, or otherwise change the nature of an investment in our common stock.

               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                       SAFE HARBOR CAUTIONARY STATEMENT

         This prospectus contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts are forward-looking statements and typically are identified by words like "believe," "anticipate," "could," "estimate," "expect," "intend," "plan," "project," "will" and similar terms. These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         Important factors that may impact our actual results include:

         .     changes in interest rates,

     .    changes in the yield curve,

     .    changes in prepayment rates,

     . business conditions and the general economy, especially as they affect interest rates,

     .    the federal, state, and local regulatory environment,

     .    the inability to borrow at favorable rates and terms,

     . the inability to maintain our qualification as a real estate investment trust,

     .    the supply of mortgage-backed securities,

     . changes in or the discontinuation of our relationship with FBR and FBR Management, and

     . the other factors described in this prospectus under the heading "Risks of Investing in FBR Asset."

                              SELLING SHAREHOLDERS

     The following table lists the names of the selling shareholders, the number of shares of common stock beneficially owned by each selling shareholder on ____________, 2001, and the number of shares that may be offered for sale by this prospectus. Each selling shareholder provided to us the information regarding its share ownership. Because the selling shareholders may offer all, some or none of their common stock, we cannot give a definitive estimate as to the number of shares that will be held by the selling shareholders after the offering and we prepared the following table based on the assumption that the selling shareholders sell all of the shares of common stock covered by this prospectus. At ___________, 2001, there were __________ shares of common stock outstanding.



                                                                  Number of
Selling Shareholder                                               Shares Offered
-------------------                                               --------------

Friedman Billings Ramsey & Co., Inc. ........................     334,300
FBR Investment Management Corp. .............................     815,805(1)

(1) FBR Management holds options to acquire those shares and has, as of the date of this prospectus, indicated its intention to exercise options with respect to 400,000 shares of our common stock.

                           FBR GROUP & FBR MANAGEMENT

     FBR Group is a full-service investment banking firm that makes a market in more than 400 securities and provides research coverage on more than 400 publicly traded companies.

     As of September 30, 2001, FBR Group, including FBR Management, which is a registered investment adviser under the Investment Advisers Act of 1940, managed more than $1.7 billion of net assets. Of those net assets, $237.5 million were managed in separately managed accounts, including our account. FBR's investment management services include more traditional management services for individual accounts and investment funds. These funds include four open-end mutual funds, an offshore fund whose capital is maintained outside the United States, proprietary investment partnerships, and private equity and venture capital funds. Two of FBR's mutual funds seek capital appreciation through investments in financial services companies. The third fund invests in the equity securities of small cap companies that FBR believes to be undervalued, and the fourth fund invests in REITs and other real estate-related securities.

Related Party Transactions

     Because of its extensive involvement in real estate, financial services, energy and other securities, FBR Group may have material direct and indirect interests in, or relationships with, companies in which we also have an interest. FBR Group's interests may conflict with our interests. For example, we may purchase equity securities of, or loan money to, a company:

     .    whose securities have been or will be underwritten by FBR;

     .    to which FBR provides financial advisory services;

     .    on which FBR provides ongoing research; or

     .    in whose securities FBR makes a market.

     The purchase of securities by our company, or loans made by us, create a conflict because they may indirectly benefit FBR Group and its directors, officers and owners.

Transactions with Prime Group, Inc. and its affiliates

     Since 1994, FBR Group, through FBR, has provided underwriting and other investment banking services to Prime Group, Inc. and its affiliates. Since January 1, 1997, FBR has acted as lead underwriter or co-manager, or provided advisory services to affiliates of Prime Group Inc., in connection with $710.5 million of capital raising and $973.1 million of merger transactions. Following are investments in, or loans to, Prime Group and its affiliates that we have made since our inception:

     . On March 30, 2001, we loaned $12 million to Prime Aurora, L.L.C., a wholly-owned subsidiary of Prime Group Realty, L.P. The loan bears interest at a rate of 16% per annum. We were paid a commitment fee of $120,000 at closing and an additional fee of $120,000 on June 30, 2001 in connection with extending the maturity of the loan to September 30, 2001. On September 30, 2001, we further extended the maturity date of this loan to November 30, 2001, and were paid an extension fee of $120,000. On November 30, 2001, the principal balance of this loan was paid down to $8,000,000 and we further extended the maturity date of the loan to January 15, 2002 for an extension fee of $80,000. We agreed to extend this maturity date to March 31, 2002 if, on or before January 14, 2002, Prime Aurora pays us an additional extension fee of 1.00% of the loan's outstanding principal balance, and Prime Group Realty extends certain other indebtedness owed to third parties to March 31, 2002 or later, on terms acceptable to us. Prime Aurora granted us a first lien mortgage on approximately 97 acres of partially improved land owned by Prime Aurora and located in Aurora, Illinois. No assurances can be provided that the value of the property encumbered by this mortgage will be sufficient to secure the loan. Prime Group Realty has unconditionally guaranteed all obligations of Prime Aurora in connection with the loan.

     . On July 17, 2000, we extended a $4 million loan to Prime Capital Funding I, LLC pursuant to a Sixty-Day Loan and Security Agreement. The loan bore interest at a rate of 18% per annum and was secured by a pledge of two collateral mortgage notes owned by Prime Capital Funding with an aggregate principal balance of approximately $11.3 million. Both of the notes were secured by deeds of trust on the same three commercial real estate properties. On September 29, 2000, Prime Capital Funding conveyed the two collateral mortgage notes to us in exchange for our cancellation of Prime Capital Funding's indebtedness under the $4 million loan. In connection with this conveyance, Prime Capital Funding also agreed to repurchase the two collateral mortgage notes from us. In February 2001, in two payments, Prime Capital Funding repurchased the two collateral mortgage notes from us for the full amount of the agreed repurchase price and reimbursed us for costs incurred in connection with the transaction.

     . On September 29, 1999, we made a $7.0 million loan to Prime Capital to enable Prime Capital to finance its remaining mortgage loans pending liquidation. This loan bore interest at an annual rate of 12% until November 29, 1999, at which time the interest rate increased to 17%. The maturity date for the loan was originally January 29, 2000, but we subsequently extended the maturity date to June 30, 2000. The maturity date was again extended and the interest rate increased to 20%, to enable

          Prime Capital to liquidate its remaining two mortgage loans. The outstanding principal balance of this loan and all accrued interest were repaid in May 2000.

     . From September 7 to October 18, 1998, we acquired 123,500 common shares of Prime Retail, Inc., an affiliate of Prime Group, Inc., in open-market transactions at an average price per share of $9.73. We sold our shares of Prime Retail in July 2000 for an average price of $1.29 per share for a net loss of approximately $1 million. On April 21, 1999, we acquired 78,400 shares of Prime Retail, Inc.'s Series A 10.5% preferred stock in open-market transactions at $18.55 per share. In November 1999, we also loaned Prime Retail, Inc. and its affiliate, Prime Retail, L.P., $20 million. The entire principal balance outstanding under the note and all accrued interest thereon was paid on December 22, 2000.

     . On December 23, 1997, we entered into an interim financing and security agreement with Prime Capital Holding, LLC, an affiliate of Prime Group, Inc., for up to $20 million. The note accrued interest at a rate between 12% and 17% per annum, depending on the funding period. The agreement originally called for a maturity date of May 31, 1998. We agreed to several extensions of the maturity date until Prime Capital repaid all amounts due under the agreement in November 1999.

     Following are additional investments that we held in 2000 or in 2001 through the date of this prospectus in companies with which FBR Group or one or more of its affiliates has a relationship:

     . On November 28, 2001, we purchased 625,000 shares, or approximately 2.2% of the outstanding common stock of MCG Capital Corporation in a private placement at a price of $15.895 per share. FBR was the placement agent in the offering and, as a result, we purchased our shares net of FBR's discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, we earned 10%, or approximately $1.0 million, of the net cash fees paid to FBR for its role as the placement agent in the transaction.

     . On June 29, 2001, we purchased 1,000,000 shares, or approximately 3.6%, of the outstanding common stock of Saxon Capital Acquisition Corp. in a private placement at a price of $9.30 per share. FBR was the placement agent in the offering and, as a result, we purchased our shares net of FBR's discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, we received 10%, or approximately $1.7 million, of the net cash fees paid to FBR for its role as the placement agent in the transaction.

     . On January 24, 2001, we purchased 800,000 shares, or approximately 1.8%, of the outstanding common stock of Annaly Mortgage Management, Inc. at a price of $8.93 per share in a non-underwritten public offering concurrent with a secondary underwritten public stock offering of Annaly's common stock. FBR was the lead underwriter in the underwritten stock offering. The underwriting discount was 6%. FIDAC, an affiliate of Annaly, is the sub-manager of our mortgage portfolio. See "The Management Agreement-the Sub-Manager."

     . In January 2000, FBR was the lead underwriter of an initial public offering by Atlas Pipeline Partners, L.P. of 1,800,000 common units at a public offering price of $13.00 per unit. We purchased 149,000 units for a price of $1.8 million, or $12.09 per unit, in the offering. We sold our investment in Atlas Pipeline during the fourth quarter of 2000 for a total price $2.7 million, or an average price per unit of $18.13, for a $899,960 net gain on the investment.

     . FBR was the lead underwriter in April 1998 of an initial public offering by Chastain Capital Corporation of 7,380,000 common shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Chastain 700,000 shares for $9.8 million, or $13.95 per share. On December 15, 1999, we received a liquidating distribution from Chastain in the amount of $5,215,000 and we sold our remaining position in Chastain during the first quarter of 2000 on the open market at an average price of $0.87 per share, for a net loss on our original investment of $3.9 million.

     . FBR was the lead underwriter in March 1998 of an initial public offering by Anthracite Capital, Inc. of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Anthracite 716,846 shares for $10 million, or $13.95 per share. In September and October 1998, we purchased an additional 865,000 shares of Anthracite in open-market transactions for $8.3 million, or an average price per share of $9.64. We sold all of our shares of Anthracite in November 2000 at an average price of $7.22 per share, for a net loss on our original investment of $6.9 million.

     . FBR was the lead underwriter in February 1998 of an initial public offering by Capital Automotive REIT of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, we purchased from Capital Automotive 1,792,115 shares for $25 million, or $13.95 per share. We currently own 995,115 shares of Capital Automotive common stock. We sold 720,000 shares for an average sale price of $17.49 per share between November 2000 and November 2001.

     . FBR was the lead underwriter in January 1998 of an initial public offering by RAIT Investment Trust (formerly known as Resource Asset Investment Trust) of 2,833,334 shares at a public offering price of $15 per share. The underwriting discount was 7%. From February 1998 until June 1998, we purchased in open-market transactions 344,575 shares of RAIT common stock at an average price per share of $15.36. FBR was also the lead underwriter for a secondary offering on March 23, 2001, by RAIT of 2,800,000 shares of common stock at a public offering price of $13.75 per share. FBR is also the lead underwriter for a secondary offering of common stock by RAIT expected to close in December 2001.

     . In connection with the organization of Building One Services Corporation, formerly known as Consolidated Capital Corporation, we acquired 500,000 shares of Building One in December 1997 for $10 million, or $20 per share. FBR was the lead underwriter of a $480 million initial public offering by Building One that closed in December 1997. The public offering price was $20 per share and the underwriting discount was 7%. W. Russell Ramsey, one of FBR Management's executive officers, served as a director of Building One until June 30, 1999. On May 11, 1999, Building One Services Corporation announced the results of a self tender offer that expired on April 29, 1999. Pursuant to Building One's tender offer, we sold 297,341 of our Building One common shares for a price of $22.50 per share, or $6.7 million. We sold an additional 67,800 shares of Building One during the first quarter of 2000 on the open market at an average price of $9.78 per share. We retained 134,859 shares of Building One's common stock, which was converted into 168,573 shares of the common stock of Encompass Service Corporation in a merger at an exchange ratio of 1.25 to 1. We sold 118,673 shares of Encompass common stock in July 2000 for a price of $4.95 per share, or $587,542. We sold our remaining 49,900 shares of Encompass in March 2001 for a price of $5.35 per share, or $266,956, for a net loss on our original investment of $1.8 million.

     . FBR was the lead underwriter in October 1997 of an initial public offering by Imperial Credit Commercial Mortgage Investment Corporation of 30 million shares of common stock at a public offering price of $15 per share. The underwriting discount was 7%. Beginning in December 1997, we purchased in open-market transactions 900,000 shares of Imperial Credit common stock at an average price per share of $14.50, or $13.1 million. On June 30, 1999, we purchased 400,000 shares of Series B 11.5% cumulative preferred stock of Imperial Credit Industries, Inc., an affiliate of Imperial Credit, in a privately negotiated transaction for $25 per share, or $10 million. The preferred shares were redeemed by Imperial Credit Industries, Inc. in November 1999 for a total amount of approximately $10.5 million. On July 22, 1999, Imperial Credit Industries, Inc. and Imperial Credit Commercial Mortgage Investment Corporation entered into a merger agreement under which Imperial Credit Industries would acquire all of the outstanding capital stock of Imperial Credit Commercial Mortgage for a cash purchase price of $11.50 per share, subject to increase under certain circumstances. On June 30, 2000, in connection with the merger of Imperial Credit Commercial Mortgage with Imperial Credit Industries, we received a cash payment of $10.4 million, or $11.58 per share, for our investment in Imperial Credit Commercial Mortgage Investment Corporation. Our net loss on our original investment in Imperial Credit Commercial Mortgage Investment Corporation was approximately $2.2 million.

     In addition, we acquired an existing broker-dealer from FBR Group for a purchase price of $110,000. See "-Sharing in FBR Investment Banking Fees" below.

Sharing in FBR Investment Banking Fees

     We and our recently acquired taxable subsidiary called Pegasus Capital Corporation have an agreement with FBR pursuant to which we will be entitled, subject to the conditions described below, to receive 10% of the net cash fees earned by FBR as a result of investment banking engagements of FBR by entities in which we commit to make an equity investment or a loan. Our right to be paid 10% of the net cash fees earned by FBR will be conditioned on, among other factors, whether our commitment to invest in or lend to the entity that engages FBR is a contributing factor in the entity's decision to engage FBR, facilitates the provision of investment banking services to the entity by FBR, or assists in facilitating the completion of a transaction. The types of investment banking engagements that would result in a fee payable to us will include securities underwriting services, private placements of securities, merger and acquisition advisory services and other financial advisory services. Our decision to commit to make an investment in or loan to an entity will not require the entity to use the investment banking services of FBR and none of the terms of our investment in or loan to the entity will be affected by the entity's subsequent decision to engage or not to engage FBR to provide it with investment banking services. There can be no guarantee that our decision to make an investment or loan will result in an engagement of FBR to provide investment banking services. The payments Pegasus receives from FBR will generally be taxed at normal corporate rates and will generally not be distributed to our shareholders.

FBR Management's Executive Officers

     The following table sets forth information about those executive officers of FBR Management who also are our directors or executive officers. No executive officer is related by blood, marriage, or adoption to any other director or executive officer of our company or FBR.

           Name                Age                  Position(s) Held
           ----                ---                  ----------------
     Emanuel J. Friedman       55       Chairman & Co-Chief Executive Officer
     Eric F. Billings          49       Vice Chairman & Co-Chief Executive Officer
     Kurt R. Harrington        49       Senior Vice President & Chief Financial Officer

The Management Agreement

     We entered into a management agreement with FBR Management that expires on December 17, 2002. The following section summarizes the material provisions of the management agreement. This section does not completely describe the management agreement, and you should not rely on it as if it did. You may obtain a complete copy of the management agreement by following the document request procedures set forth in "Other Matters-Additional Information."

FBR Management's Responsibilities

     FBR Management has only the authority that our Board of Directors delegates to it and is, at all times, subject to our Board's supervision. Generally, FBR Management performs the services necessary to keep our company running on a day-to-day basis. These services include:

     Investment Services

     .    representing us in connection with:

          -    the purchase and sale of assets,

          -    commitments to purchase and sell assets, and

          -    the maintenance and administration of our portfolio;

     . engaging in hedging activities on our behalf, consistent with our status as a REIT;

     . upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any of our money; and

     . acting as liaison between our company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets.

     Advisory Services

     . consulting with us on the formulation of investment criteria and guidelines;

     . furnishing reports and collecting information relating to our assets, interest rates, and general economic conditions;

     . furnishing reports regarding our activities and the services performed for us by FBR Management;

     . monitoring and providing the Board of Directors with price information and other data obtained from nationally recognized dealers that maintain markets in assets identified by the Board, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

     . counseling us in connection with policy decisions to be made by the Board of Directors;

     . counseling us regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests; and

     . counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the various requirements for that status.

     Administrative Services

     . providing executive and administrative personnel, office space, and office services required in rendering services to us;

     . administering our day-to-day operations and performing and supervising the performance of such other necessary administrative functions as may be agreed upon by FBR Management and the Board of Directors, including:

          -    the collection of revenues,

          -    the payment of our debts and obligations,

          - the maintenance of appropriate computer services to perform such administrative functions, and

          -    other customary functions related to portfolio management;

     . communicating on our behalf with holders of our securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with those holders; and

     . to the extent not otherwise subject to an agreement executed by us, designating servicers for mortgage loans sold to us and arranging for the monitoring and administering of those servicers.

     FBR Management has engaged FIDAC to advise it on the management of our mortgage-backed securities portfolio and may enter into subcontracts with other parties, including FBR, to provide other services to us.

The Management Fee

     Base Management Fee

     FBR Management is entitled to receive a quarterly base management fee equal to the sum of:

     . 0.25% per annum of the average book value of our mortgage assets during each calendar quarter; and

     . 0.75% per annum of the average book value of the remainder of our invested assets during each calendar quarter.

     The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of services and, by agreement with FBR Management, may reduce the base management fee to the extent we incur costs internally.

     For the years ended December 31, 1998, 1999 and 2000, the base management fee was $1,520,725, $1,329,063 and $1,078,713, respectively.

     Incentive Compensation

     FBR Management is also entitled to receive incentive compensation based on our performance. For each calendar quarter, FBR Management is entitled to receive 25% of the "Incentive Calculation Amount" for the 12-month period ending with the end of that calendar quarter.

     The "Incentive Calculation Amount" for any 12-month period means an amount equal to the product of

     (A) 25% of the dollar amount by which

          (1) (a) Our Funds from Operations (before the incentive fee) per share of common stock, based on the weighted average number of shares outstanding, plus (b) gains or minus losses from debt restructuring and sales of property per share, based on the weighted average number of shares outstanding, exceed

          (2) an amount equal to (a) the weighted average of the price per share in the initial private offering of our common stock in 1997 and in the secondary public offering of our common stock in August 2001 of $20.82 and the price per share in any future secondary offerings by our company multiplied by (b) the 10-Year U.S. Treasury Rate plus five percent per annum, multiplied by

     (B) the weighted average number of shares of common stock outstanding during the applicable period.

     "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts means net income computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

         As used in calculating FBR Management's compensation, the term "10-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed-rate securities, adjusted to constant maturities of ten years, published by the Federal Reserve Board during a quarter. The average weekly 10-Year U.S. Treasury Rate for the twelve months ended September 30, 2001, was 5.22%.

         We recorded $416,303 in expense related to incentive compensation earned by FBR Management during the quarter ended September 30, 2001 and $811,456 for the nine months ended September 30, 2001.

Options Owned by FBR Management

         In December 1997, FBR Management received options to purchase 1,021,900 shares of our common stock at $20 per share. The estimated value of these options at the time of grant was $909,492 based on a discounted Black-Scholes valuation, and was amortized over the initial term of the Management Agreement. We have fully amortized the value of these options. FBR Management previously transferred 51,095 of its options to its former sub-manager. FBR Management agreed to the rescission of options to purchase 155,000 shares in connection with the establishment of our stock incentive plan. FBR Group announced its intention on December 14, 2001, to exercise options with respect to 400,000 shares of our common stock at the $20 per share exercise price, which will leave FBR Management with unexercised options to purchase 415,805 shares of our common stock.

Expenses

         Because FBR Management's employees will perform due diligence tasks that investors or investment advisors typically hire outside consultants to perform, FBR Management will be reimbursed for its out of pocket costs in performing due diligence on assets we purchased or considered for purchase. Moreover, FBR Management tracks the time its employees spend in performing such due diligence tasks and is entitled to reimbursement for the allocated portion of the salary and benefits of such employees. However, (1) the amount of due diligence costs for which FBR Management receives reimbursement with respect to any asset may not exceed an arm's length due diligence fee for such asset, and
(2) FBR Management is not entitled to reimbursement for any due diligence or employee time costs associated with investments in securities being underwritten or placed by FBR.

Limits of Responsibility

         Under the Management Agreement, FBR Management does not assume any responsibility other than to render the services called for and is not responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. We have agreed to indemnify FBR Management, FBR, and their directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges, and claims arising from acts not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

         The Management Agreement does not restrict the right of FBR Management or any of its officers, directors, employees, or FBR to engage in any business or render services of any kind to any other person, including the purchase of, or the rendering of advice to others who purchase REIT or other securities or other assets that meet our policies and criteria.

Term of Management Agreement

         The Management Agreement has a term expiring on December 17, 2002. We may terminate the Management Agreement without cause at any time upon 60 days' written notice by a majority vote of our independent directors or by a vote of the holders of a majority of the outstanding shares of common stock. If terminated, FBR Management will be entitled to all fees accrued through the date of termination and, as a termination fee, will be entitled to an amount equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding the final day of the calendar quarter last ending prior to the date of termination. In addition, we have the right to terminate the Management Agreement without paying a termination fee if FBR Management violates any material provision of the Management Agreement and fails to cure the violation.

The Sub-Manager

         On February 14, 2000, FBR Management entered into a sub-management agreement with FIDAC to advise FBR Management with respect to management of our mortgage-backed securities portfolio. FIDAC replaced Blackrock Financial Management, Inc. as sub-advisor with respect to our mortgage-backed securities portfolio. As compensation for rendering services, FIDAC is entitled to a sub-advisory fee based on the average gross asset value managed by FIDAC. FIDAC is a registered investment adviser under the Investment Advisers Act of 1940. FIDAC, in its discretion, subject to the supervision of FBR Management and our Board of Directors, evaluates and monitors our mortgage-backed securities portfolio. FBR Management may terminate its relationship with FIDAC at any time in its sole discretion without penalty.

         FIDAC is an affiliate of Annaly Mortgage Management, Inc., a mortgage REIT which is listed for trading on the New York Stock Exchange under the symbol "NLY." At September 30, 2001 we owned approximately 1.34% of the outstanding common stock of Annaly.

                      OUR Operating Policies & Strategies

         We rely upon the professionals employed by FBR to identify and evaluate opportunities for investment. Since its inception in 1989, FBR has sought to identify rapidly changing industries and industries that are not fully understood or appropriately valued by the market.

         Our goal, subject to maintaining our REIT qualification, is to make investments that we believe will generate the highest returns on capital invested. To determine which assets are likely to provide those returns, we consider:

         .     the amount and nature of anticipated cash flows from the asset;

         .     the risks of investing in the asset;

         . our ability to pledge the asset to secure collateralized borrowings;

         .     the capital requirements for purchasing and financing the asset;

         . the potential for appreciation and depreciation of the asset's value; and

         .     the cost of financing, hedging and managing the asset.

         We are an opportunistic investor and do not have guidelines dictating specific investment or operating restrictions. We have taken or may take the following actions without the consent of our shareholders:

         .     borrow money;

         .     make loans to other companies;

         .     invest in securities of other issuers;

         .     sell existing investments and make additional investments; and

         .     repurchase or otherwise reacquire our shares.

         We also may issue preferred stock that has liquidation and dividend preferences over the outstanding common stock or offer securities in exchange for property, although to date we have chosen not to take those actions. We have distributed, and will continue to distribute, our annual report, including our audited financial statements, to our shareholders as required under the securities laws.

         With regard to specific investments, we may invest directly or indirectly in any type of loan, equity security or mortgage-backed security, subject to the policy that we maintain our qualification as a REIT and our exemption from registration as an investment company.

         We expect that investment opportunities will change from time to time. We will seek what we consider to be attractive opportunities to invest primarily on a privately-negotiated basis. For example, we believe there will be opportunities to co-invest with other REIT and non-REIT investors seeking to complete planned acquisitions, to provide mezzanine loans, and to provide private equity financing. If an adequate amount of what we consider to be appropriate investments becomes available, we may borrow funds to make additional investments.

Composition of Assets

         As a result of our strategy of entering into repurchase agreements using our residential mortgage-backed securities, the percentage of assets invested in this asset class does not accurately reflect the percentage of equity capital allocated to this asset class. We constantly monitor the equity capital invested in the residential mortgage-backed securities portfolio. The equity capital invested is equal to the net assets remaining after liquidating all securities owned and prepaying all repurchase agreement holders. Using this approach, based upon the information provided on Form 10-Q for the quarter ended September 30, 2001 by the companies in which we held equity securities on that date, we believe that at September 30, 2001, approximately 97% of our assets were allocated to residential mortgage-backed securities, approximately 2% to mezzanine loans, and approximately 1% to cash and other assets.

         Based upon the information provided on Form 10-K for the year ended December 31, 2000 by the companies in which we held equity securities on that date, we believe that at December 31, 2000, approximately 24% of our assets were allocated to residential mortgage-backed securities, approximately 5% to mezzanine loans, approximately 32% to publicly-traded equity securities, and approximately 39% to cash and other assets.

The Investment Committee

         Management has formed an investment committee comprised of Richard J. Hendrix, our Chief Operating Officer, and Eric F. Billings, our Chief Executive Officer, to review each proposed investment or loan and to make a determination about whether the investment or loan satisfies our investment criteria. At least one of our independent directors serves on the investment committee in instances in which the issuer or borrower is a client or proposed client of FBR. The consent of the independent director will be required before any investment or loan is made to a client or proposed client of FBR. In addition, this committee will participate in discussions with FBR about the fee payable to us by FBR from any engagement of FBR to perform investment banking services for the issuer or borrower where the investment or loan is a contributing factor to the engagement or assists in facilitating the completion of a transaction. For details regarding the terms of the payments that we may receive from FBR, please see "FBR Group & FBR Management-Related Party Transactions-Sharing in FBR Investment Banking Fees" above.

Mezzanine Loan Program

         As of September 30, 2001, we had outstanding one short-term mezzanine loan in the aggregate principal amount of $12 million. We plan to focus substantially more of our resources than in the past, including reserving a material portion of the proceeds of this offering, to providing mezzanine loans to companies in need of short-term to medium-term financing commitments. We believe our affiliation with FBR gives us an advantage over our competitors in identifying, analyzing and responding quickly to opportunities to fund mezzanine loans that meet or exceed our credit quality standards and investment objectives. Many, but not all, of the companies in which we invest or to which we make loans have or will have an investment banking relationship with FBR. For details regarding the fees that we may receive as a result of our fee-sharing arrangement with FBR, please see "FBR Group and FBR Management-Related Party Transactions-Sharing in FBR Investment Banking Fees."

         Our investment and lending strategy is to focus on companies that have stable operating histories and are profitable or near profitable at existing operating levels. We review various criteria when determining whether to provide a mezzanine loan to a potential borrower, including but not limited to:

         . the borrower's projected cash flows over the course of the loan and the likelihood of achieving those projections;

         . the borrower's ability to service and repay the loan based on the historical results of the borrower;

         .     the overall financial leverage of the borrower;

         .     the tangible assets of the borrower;

         .     the liquidation value of the assets collaterizing the loan;

         . alternative sources for repayment of the loan, including the potential for the borrower to undergo a liquidity event that will enable the repayment of the loan;

         . the characteristics of the industry in which the borrower conducts its business;

         . competition faced by the borrower for the sale of its goods or services;

         . the degree to which the borrower's results are tied to overall economic activity; and

         . the quality, experience and reputation of the borrower's management team.

         The above criteria and other criteria that we consider when evaluating a mezzanine financing opportunity provide a general guide for lending and investment decisions, although not all criteria are considered equally in the determination of whether or not to make a loan.

         We plan to invest in companies in the real estate sector as well as in other sectors such as energy, financial services, consumer and industrial manufacturing, and others that meet the above criteria.

Equity Investments

Real Estate

         We seek to invest in real property to generate income and to provide ourselves with the potential for capital appreciation in the value of property owned. Although we do not currently own any direct interests in real property, we do own interests in real property through our equity investments in Capital Automotive REIT, Prime Retail, Inc. and Resource Asset Investment Trust. As an equity holder, our return on investment is not directly linked to returns on any company's assets, but will depend upon the authorization and payment of dividends and changes in the price of the equity securities we own. Through our relationship with FBR, we were able to acquire the stock of Capital Automotive before Capital Automotive offered its stock to the public. We purchased shares of Prime Retail and Resource Asset in open-market transactions.

         In the future, we may invest in other companies that own real property. In addition, we may purchase real property directly or through joint ventures with affiliated or non-affiliated third parties that purchase real property.

Real Estate-Related Businesses

         The tax rules limit our ability to expand our investments beyond our core direct and indirect investments in mortgage loans, mortgage-backed securities and real estate. Subject to those limits, however, we invest from time to time in businesses that provide services to real estate owners and operators.

         For example, we invested in the common stock of Encompass Services Corporation. Encompass is a provider of facilities services, such as janitorial maintenance management services and electrical and mechanical installation and maintenance services.

         We believe that additional opportunities may arise in the future for us to invest in businesses that provide services to real estate owners and operators. In many cases, we believe that these investments may provide higher returns than mortgage and real estate assets. Accordingly, subject to applicable tax restrictions, we may invest in real estate-related businesses in the future.

Other Non-Real Estate Related Investments

         Subject to maintaining our qualification as a REIT, we invest from time to time in assets that are not related to the real estate business. For example, in 1998, we purchased 520,000 shares of the common stock of East-West Bancorp, Inc., a bank holding company, for $5.2 million, or $10.00 per share, from selling shareholders in a privately negotiated transaction. FBR acted as placement agent in the transaction and received a placement fee equal to 7% for its services. We sold our position in East-West Bancorp in 1999 for $5,998,000, for a net gain of $798,000. In January 2000, we purchased 149,000 limited partner units in Atlas Pipeline Partners, L.P., a public limited partnership formed to acquire and operate intrastate natural gas pipeline gathering systems, for a price of $1.8 million, or $12.09 per unit, in a privately negotiated transaction that was closed concurrently with the initial public offering of the Atlas Pipeline units. FBR acted as underwriter in the initial public offering. We sold our investment in Atlas Pipeline during the fourth quarter of 2000 for a total price of $2.7 million, or an average price per unit of $18.13, for a net gain of $899,960. We intend to continue seeking investments in non-real estate related businesses when presented with the opportunity, subject to maintaining our REIT qualification.

Mortgage Securities

Whole-Pool Mortgage-Backed Securities

         We currently invest, and intend to continue investing, at least 55% of our assets in whole-pool mortgage-backed securities. Those securities represent the entire ownership interest in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, and commercial banks. Various government, government-related and private organizations assemble the pools of loans for sale to investors such as ourselves.

         At September 30, 2001, we owned mortgage-backed securities guaranteed by Freddie Mac, Fannie Mae, or Ginnie Mae that had a market value of $1.2 billion, and had borrowed $983.6 million through repurchase agreements to finance our investment in those securities. Mortgage-backed securities differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, mortgage-backed securities provide for a monthly payment that consists of both interest and principal. In effect, these payments are a "pass-through" of the monthly interest and principal payments made by borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities.

         The investment characteristics of pass-through mortgage-backed securities differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the mortgage-backed securities, as described above, and the possibility that principal may be prepaid on the mortgage-backed securities at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

         Mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. Generally prepayments on pass-through mortgage-backed securities increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield on our investments.

         At December 31, 2000, we owned 33 fixed rate, and 4 adjustable rate, residential mortgage-backed securities that represented ownership interest in pools of single-family mortgage loans. In connection with those investments, we entered into repurchase agreements, and an interest rate swap.

         The mortgage-backed securities, the swap, and the repurchase agreements are summarized on the following table.

                                                                                              Expected
                                                                                             Weighted
                                        Purchased                                            Average    Effective
                         Issue Date     Principal                  Market Value   Nominal    Life at     Duration       Relevant
                             of           Amount     Face Amount    at 9/30/01    Yield at   9/30/01     9/30/01       Prepayment
 Descriptive Title(1)     Securities   (thousands)   (thousands)   (thousands)   9/30/01(3)  (years)    (years)(2) Assumptions(4)(5)
---------------------    ----------- ------------- -------------  -------------- ----------  ---------- ---------- -----------------
FHLMC FIXED 15 YR          9/1/1995    4,961,590      2,057,699     2,138,721    5.96         2.84         1.58         264 PSA
FHLMC FIXED 30 YR          8/1/2001   37,042,452     36,666,370    37,949,693    6.35         4.92         2.41         352 PSA
FHLMC FIXED 30 YR          6/1/2001   12,480,166     12,470,568    12,918,729    6.38         5.06         2.55         352 PSA
FHLMC CMT                  8/1/2001   24,103,416     24,103,416    24,653,275    3.78         3.78         0.60          22 CPR
FHLMC CMT                  6/1/2001   22,502,803     15,461,052    15,804,125    4.56         3.72         0.64        47.4 CPR
FHLMC HYBIRD              10/1/1999    6,235,556      6,235,556     6,362,216    4.44         3.75         1.03        41.7 CPR
FHLMC HYBIRD               5/1/2001   54,649,158     48,902,840    49,755,014    5.21         3.81         2.75          22 CPR
FHLMC HYBIRD               7/1/2001   57,010,724     57,010,724    58,578,519    5.22         3.70         1.50          22 CPR
FHLMC HYBIRD               8/1/2001   50,860,944     50,860,944    53,286,752    4.85         3.84         2.54          22 CPR
FHLMC HYBIRD               9/1/2001  117,853,101    117,853,101   121,068,822    4.10         3.70         1.50          22 CPR
FHLMC LIBOR FLT          10/15/2001   15,456,176     15,456,176    15,550,362    3.42         3.70         0.50          22 CPR
FHLMC LIBOR FLT            5/1/1999   19,594,568     19,594,568    19,824,078    3.30         7.35         0.80         300 PSA
FNMA CMT                   3/1/2001    7,939,190      6,907,945     7,067,691    4.09         3.60         0.78          34 CRP
FNMA CMT                   5/1/1998   13,043,889     12,144,831    12,410,499    4.48         3.76         1.25          22 CPR
FNMA CMT                   5/1/1999   24,719,598     24,719,598    25,291,239    3.52         3.70         1.40          22 CPR
FNMA FIXED 30              2/1/2001   12,314,285     11,880,964    12,278,234    6.67         4.61         2.06         354 PSA
FNMA FIXED 30              6/1/2001   25,999,599     25,973,712    26,428,252    6.57         7.28         3.86         209 PSA
FNMA FIXED 30              7/1/2001   13,996,599     13,977,834    14,222,446    6.57         7.35         3.91         209 PSA
FNMA FIXED 30              7/1/2001   54,693,048     54,520,565    56,343,597    6.42         4.99         2.46         354 PSA
FNMA FIXED 30              8/1/2001  101,363,161    101,089,553   103,321,448    6.16         5.02         2.55         354 PSA
FNMA HYBIRD                4/1/2000    2,233,894        251,083       256,811    5.00         3.77         0.32        97.5 CPR
FNMA HYBIRD                2/1/2000    4,581,835      3,506,597     3,603,028    7.20         3.77         1.56        36.7 CPR
FNMA HYBIRD                3/1/2000   11,397,586      5,791,565     5,932,734    7.44         3.77         0.99        61.4 CPR
FNMA HYBIRD                1/1/2001    3,153,305      2,612,264     2,671,039    5.56         3.79         1.90          31 CPR
FNMA HYBIRD                5/1/2001   29,018,352     25,610,997    26,051,186    5.36         2.47         2.01          22 CPR
FNMA HYBIRD               10/1/2000   19,134,448     15,222,242    15,536,201    4.81         3.75         1.04        57.9 CPR
FNMA HYBIRD               12/1/1998   69,993,724     69,993,724    71,371,726    5.37         3.70         1.50          22 CPR
FNMA HYBIRD                6/1/2001   76,135,226     73,778,628    75,497,898    5.57         3.75         3.05          22 CPR
FNMA HYBIRD                7/1/2001  148,864,475    146,327,215   149,901,360    5.22         3.75         2.35          22 CPR
FNMA HYBIRD                8/1/2001   65,862,226     62,144,997    63,572,248    4.57         5.37         2.75          22 CPR
FNMA HYBIRD                9/1/2001   40,577,997     40,577,997    41,846,059    4.86         3.70         1.50          22 CPR
FNMA LIBOR FLT             5/1/1999   33,972,632     33,972,632    34,777,907    3.41         5.37         0.25         300 PSA
FNMA OTHER ARM             5/1/1999    8,423,996      8,549,040     8,556,616    5.70         3.82         0.06          22 CPR
FNMA OTHER ARM             5/1/1998   13,442,600     12,841,000    12,990,279    5.54         3.82         0.06          22 CPR
                                   -------------  ------------- -------------    ----         ----         ----       ---------
Mortgage Portfolio Total           1,203,612,319  1,159,067,997 1,187,818,804    5.40         4.26         1.97
                                   =============  ============= =============    ====         ====         ====       =========

                                                       983,614                   3.12%
Repurchase Agreement
 Liability

-----------
(1) All of the mortgage-backed securities are backed by pools of fixed and adjustable rate mortgages and are principal and/or interest paying instruments.

(2) Prepayment assumptions express the relationship between the assumption for a specific pass-through security and a prepayment assumption model ("PAM"). For example, a prepayment assumption of 100% PAM for a 30-year mortgage assumes a prepayment rate increase of 0.2% per month for the first 30 months, and then levels off at 6% for the remainder of the term. "50% PAM" means that the prepayment rate is half of "100% PAM" for that month. "300% PAM" means that the prepayment rate is three times "100% PAM" for that month. Actual prepayments may be materially different from the prepayment rates assumed in the PAM.

(3) The nominal yield is the internal rate of return of the security based on the given market price. It is the single discount rate that equates a security price (inclusive of accrued interest) with its projected cash flows. For a mortgage product, it represents the yield for a given yield curve environment based on prepayments for that environment.

(4) Constant Prepayment Rate (CPR). Annualized equivalents of single monthly mortality (SMM). CPR attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns. CPR is measured on 1 month, 3 month, 6 month, 12 month, or since issue basis.

(5) Prepayment Standard Assumption (PSA). The PSA is a precentage expression of the relationship between the actual and expected CPR based on the PSA prepayment assumption ramp.

         As the table shows, the average nominal yield (as defined in footnote 5 above) on our mortgage-backed securities at September 30, 2001, was approximately 5.40%. The yield is based on the anticipated life of the securities. If the actual life of the security is reduced below its anticipated life, the yield would be reduced. The actual life of the mortgage-backed securities is reduced if the mortgage loans underlying the securities are prepaid faster than anticipated at the time the securities were acquired.

         The table that follows outlines the recent prepayment experience of the mortgage-backed securities we own in terms of a constant prepayment rate (CPR). See footnote 1 below for a more detailed discussion of CPR. For each category of securities in which we own only one pool of mortgage loans, the prepayment history is for that specific pool. For each category of securities in which we hold multiple pools of mortgage loans, we have presented the prepayment history of a representative pool. Several securities were recently issued and thus have little prepayment history.

                                                      Period from January    Period from July
                                                       2001 to September     2000 to September
     Mortgage-Backed Securities       Face Amount        2001 (CPR)(1)          2001 (CPR)
     --------------------------    --------------     -------------------    -----------------
FHLMC FIXED 15 YR                  $    2,057,699              1.72                17.85
FHLMC FIXED 30 YR                      38,666,370              5.04                15.00
FHLMC FIXED 30 YR                      12,470,568             15.00                15.00
FHLMC CMT                              24,103,416             15.00                15.00
FHLMC CMT                              15,461,052             54.14                32.59
FHLMC HYBIRD                            6,235,556             47.35                31.08
FHLMC HYBIRD                           48,902,840             33.87                12.41
FHLMC HYBIRD                           57,010,724              0.00                 0.00
FHLMC HYBIRD                           50,860,944             15.00                15.00
FHLMC HYBIRD                          117,853,101              0.00                 0.00
FHLMC LIBOR FLT                        15,456,176              0.00                 0.00
FHLMC LIBOR FLT                        19,594,568             21.22                13.43
FNMA CMT                                6,907,945             36.79                32.66
FNMA CMT                               12,144,831             15.00                15.00
FNMA CMT                               24,719,598             15.00                15.00
FNMA FIXED 30                          11,880,964             11.39                15.00
FNMA FIXED 30                          25,973,712             15.00                15.00
FNMA FIXED 30                          13,977,834              0.24                15.00
FNMA FIXED 30                          54,520,565             15.00                15.00
FNMA FIXED 30                         101,089,553             15.00                15.00
FNMA HYBIRD                               251,083             96.13                88.60
FNMA HYBIRD                             3,506,597             50.35                20.54
FNMA HYBIRD                             5,791,568             67.25                47.70
FNMA HYBIRD                             2,612,264             42.10                15.00
FNMA HYBIRD                            25,610,997             25.52                15.00
FNMA HYBIRD                            15,222,243             59.50                15.00
FNMA HYBIRD                            69,993,724              0.00                 0.00
FNMA HYBIRD                            73,778,628             18.80                15.00
FNMA HYBIRD                           146,327,215             16.44                15.13
FNMA HYBIRD                            62,144,997             15.00                15.00
FNMA HYBIRD                            40,577,997              0.00                 0.00
FNMA LIBOR FLT                         33,972,632             20.87                13.70
FNMA OTHER ARM                          8,549,040              0.38                15.00
FNMA OTHER ARM                         12,841,000             14.19                15.00
                                   --------------
   Total                           $1,159,067,997

-----------
(1) Prepayment assumptions express the relationship between the assumption for a specific pass-through security and a CPR. CPR are annualized equivalents of single monthly mortality. The CPR used by FBR Asset attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

Freddie Mac Certificates

         Federal Home Loan Mortgage Corporation, better known as "Freddie Mac," is a privately owned government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970. Freddie Mac's principal activities currently consist of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to holders of Freddie Mac certificates, such as our company, the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the underlying mortgage loans, but does not guarantee the timely payment of scheduled principal on the underlying mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, the distributions made to us would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to us would be adversely affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae Certificates

         Federal National Mortgage Association, better known as "Fannie Mae," is a privately owned, federally chartered corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to registered holders of Fannie Mae certificates, such as our company, that it will distribute amounts representing scheduled principal and interest (at the rate provided by the Fannie Mae certificate) on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, the distributions made to us would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to us would be adversely affected by delinquent payments and defaults on the mortgage loans.

Ginnie Mae Certificates

         Government National Mortgage Association, better known as "Ginnie Mae," is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Title III of the National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of principal and interest on certificates that represent an interest in a pool of mortgages insured by the Federal Housing Administration under the Housing Act or partially guaranteed by the Veteran's Administration under the Servicemen's Readjustment Act of 1944 and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States provides that guarantees under section 306(g) of Ginnie Mae certificates of the type that we may purchase are authorized to be made by Ginnie Mae and "would constitute general obligations of the United States backed by its full faith and credit."

Single-Family and Multifamily Privately-Issued Certificates

         Although we do not own single-family or multifamily privately-issued certificates, some of the companies in which we invest may own these certificates. We may in the future invest in other companies that invest in these assets or may invest in them directly.

         Single-family and multifamily privately-issued certificates are pass-through certificates that are not issued or guaranteed by one of the agencies described above and that are backed by a pool of single-family or multifamily mortgage loans. Single-family and multifamily privately-issued certificates are issued by originators of, investors in, and other owners of mortgage loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose "conduit" subsidiaries of those institutions.

         While agency certificates are backed by the express obligation or guarantee of one of the agencies, as described above, single-family and multifamily privately-issued certificates are generally covered by one or more forms of private credit enhancements. Those credit enhancements provide an extra layer of loss coverage in the event that losses are incurred upon foreclosure sales or other liquidations of underlying mortgaged properties in amounts that exceed the equity holder's equity interest in the property and result in realized losses. Forms of credit enhancements include, but are not limited to, limited issuer guarantees, reserve funds, private mortgage guaranty pool insurance, over-collateralization, and subordination.

Borrowed Funds

         We may reduce the amount of equity capital we have invested in mortgages or other assets by funding a portion of those investments with long-term borrowings, warehouse lines of credit, or other borrowing arrangements. Borrowing funds creates interest expense that can exceed the revenue we earn from our financed assets. To the extent that revenue derived from those assets exceeds the interest expense, our net income will be greater than if we had not borrowed funds and had not invested in the mortgage-backed securities. Conversely, if the revenue from those assets does not sufficiently cover the expense, our net income will be less than if we had not borrowed funds.

         We have borrowed and intend to continue borrowing funds by entering into repurchase agreements. Under these agreements, we sell assets to a third party with the commitment to repurchase the same assets at a fixed price on an agreed date. The repurchase price reflects the purchase price plus an agreed upon market rate of interest. We account for repurchase agreements as loans, secured by the underlying assets, that we owe to the third party.

         We intend to use the proceeds from borrowings to invest in mortgages or other assets and to repeat this process of borrowing and investing, while continually monitoring our use of leverage. Based on book values, the debt-to-equity ratio as of September 30, 2001, on our total portfolio was 8.36 to 1. Traditionally, lenders have permitted repurchase agreement borrowings against agency mortgage-backed securities at a debt-to-equity ratio of up to 19 to 1. Our Articles and bylaws do not impose any specific limits on permissible leverage and we may increase our leverage ratio in the future.

         What follows are two examples of how we might use borrowings to increase the yield on a hypothetical mortgage-backed security:

                                                                                          Example 1           Example 2
                                                                                         -----------        ------------
1. Amount invested in mortgage-backed security                                           $10,000,000         $10,000,000
2. Annual interest rate on mortgage-backed security                                             7.25%               7.25%
3. Income from mortgage-backed security (1 x 2)*                                            $725,000            $725,000
4. Amount borrowed to finance investment in mortgage-backed security                      $8,000,000          $5,000,000
5. Interest rate on amount borrowed                                                             5.50%               5.50%
6. Interest expense (4 x 5)*                                                                $440,000            $275,000
7. Equity capital invested (1 - 4)*                                                       $2,000,000          $5,000,000
8. Management fee (0.25% x $10,000,000)                                                      $25,000             $25,000
9. Hedging expense (4 x 1%)*                                                                 $80,000             $50,000
10. Total expenses (6 + 8 + 9)*                                                             $545,000            $350,000
11. Net income on mortgage-backed security (3 - 10)*                                        $180,000            $375,000
12. Return on equity capital invested (11 / 7)*                                                 9.00%               7.50%

-----------
* The numbers in parentheses, unless otherwise specified, refer to the line numbers on the far left.

         In example 1 above, we use borrowed funds to increase the initial yield on our investment from 7.25% to 9.0%. In example 2 above, we borrow less funds and increase our yield only from 7.25% to 7.50%. We plan to complete these types of transactions by arranging loans in which we pledge our assets as collateral to secure our repayment obligations. Some of those loans may be margin loans in which a decline in the pledged assets' market value could trigger an early repayment of our obligations. If we repay loans early, then the return on equity would be reduced. As reflected above, if we were required to increase the amount of equity capital we invested by $3 million in order to prepay $3 million of the loan, then the return on equity would be reduced from 9.00% to 7.50%.

Hedging & Interest Rate Management

         We acquire derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. We do not intend to acquire derivative instruments for speculative purposes. Our hedging activities may include entering into interest rate swaps and caps and options to purchase swaps and caps. Under the tax laws applicable to REITs, we generally will be able to enter into swap or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets.

         We engage in a variety of interest rate management techniques that are intended to match the effective maturity of, and the interest received on, our assets with the effective maturity of, and the interest owed on, our liabilities. We generally will be able to use those techniques directly, instead of through a corporate subsidiary that is fully subject to corporate income taxation. However, we cannot give any assurances that we can successfully implement our investment and leverage strategies. Our interest rate management techniques may include:

         .     puts and calls on securities or indices of securities;

         .     Eurodollar futures contracts and options on such contracts;

         . interest rate swaps, which are the exchange of fixed-rate payments for floating-rate payments; or

         .     other similar transactions.

         We may also use these techniques to attempt to protect ourselves against declines in the market value of our assets that result from general trends in debt markets. The inability to match closely the maturities and interest rates, or the inability to protect adequately against declines in the market value of our assets, could result in losses with respect to our mortgage assets.

         At September 30, 2001, we were indebted for $983.6 million under short-term repurchase agreements. These agreements expire and are renewed on a regular basis. As of September 30, 2001, the repurchase agreements we held had stated maturity dates from October 1, 2001 to October 26, 2001. The interest rate we paid under the short-term borrowing arrangements increases and decreases as short-term interest rates increase or decrease. The interest rate on the mortgage-backed securities remains constant for fixed-rate securities. If short-term rates increase significantly above 5.40%, which is the average nominal yield (as defined in footnote 5 on page 34) of our mortgage portfolio as of September 30, 2001, the interest owed on the borrowings would exceed the interest income payable to us on our mortgage-backed securities.

         To limit the adverse effect of rising short-term interest rates under our short-term repurchase agreements, In 1998, we entered into two interest rate swap agreements pursuant to which we paid a fixed interest rate on $100 million notional amount of borrowings and received a variable interest rate on $100 million notional amount of borrowings. We realized a $1.9 million loss when we terminated one $50 million agreement in October 1998. The remaining $50 million agreement matured on June 1, 2001. On July 27, 2001 the Company entered into a new interest rate swap agreement that matures on July 27, 2004, at a notional amount of $50 million. Under this agreement the Company will pay a fixed interest rate of 4.97% on the notional amount and receive a variable rate calculated based on the three-month LIBOR.

         Interest rate management techniques do not eliminate risk. For example, if both long-term and short-term interest rates were to increase significantly, it could be expected that:

         . the weighted average life of the mortgage-backed securities would be extended because prepayments of the underlying mortgage loans would decrease; and

         . the market value of the fixed rate mortgage-backed securities would decline as long-term interest rates increased.

Commercial Mortgage Loans & CMBS

         We invest in commercial mortgage loans and commercial mortgage-backed securities, commonly known as "CMBS." At September 30, 2001, we owned interests in commercial loans and CMBS indirectly through our investment in Resource Asset Investment Trust. FBR acted as lead underwriter or placement agent for this company.

         In the future, we may invest in other companies that originate or acquire commercial mortgage loans or CMBS. In addition, we may purchase commercial mortgage loans and CMBS directly.

         Commercial mortgage loans are loans secured by senior or subordinate liens on commercial or multifamily real estate. The characteristics of the commercial mortgage loans held by companies in which we invest vary widely. Some of those companies' commercial mortgage loan holdings are performing loans that can be securitized.

         Some of the companies in which we invest also own commercial mortgage loans that are not intended to be securitized. For example, Resource Asset originates wraparound loans, in which a borrower grants Resource Asset a junior lien mortgage with a principal amount equal to the principal amount owed under any existing loans plus an additional amount that Resource Asset actually advances to the borrower. The borrower makes all loan payments to Resource Asset, which in turn pays the prior lenders principal and interest on the prior loans. Because the loans made by Resource Asset are subordinated and include an obligation by Resource Asset to make payments on prior loans, these loans involve different and carry more significant risk than traditional first mortgage loans originated by institutional lenders and thus are generally not suitable for securitization.

         We may invest directly, or the companies in which we invest may invest, in commercial mortgage loans with borrowers who are delinquent in payments on the loans. A lender can purchase this kind of loan at a price less than the amount owed on the loan, which enables the lender to work out a forbearance plan or other restructuring. If an agreement cannot be made, the lender ultimately may foreclose on the loan, acquiring ownership of the commercial property.

         In addition to investing in commercial mortgage loans, some of the companies in which we invest own CMBS.

         CMBS typically are divided into two or more classes, sometimes called "tranches." Generally the most senior class or classes would be rated investment grade, which increases the marketability of the class. The junior, or subordinated, classes typically would include a non-investment grade rated class and an unrated, higher-yielding credit support class. The market for non-investment grade CMBS is limited, and holders of CMBS have incurred, and might in the future incur, significant losses if required to sell them as a result of margin calls or otherwise.

         To the extent that we hold interests in commercial mortgage loans and CMBS through our investments in other companies, we must rely on the management of those other companies to make decisions with respect to the commercial mortgage loans and CMBS. In general, we will have no ability to control those decisions. Moreover, the management of those other companies are not required to inform us of their decisions, although to the extent the companies are reporting companies under the Securities Exchange Act of 1934, they must file reports of material events with the SEC.

                       FBR ASSET INVESTMENT CORPORATION

          Summary of Current Investments & Cash and Cash Equivalents

         The following table summarizes FBR Asset's investments as of September 30, 2001, and December 31, 2000.

                                                 September 30, 2001                                   December 31, 2000
                         ------------------------------------------------------------------  --------------------------------------
                                                                                 Percentage                              Percentage
                           Shares       Percent    Cost Basis of                  Increase   Cost Basis of                Increase
                            Owned     Ownership(3)   Investment   Market Value   (Decrease)    Investment  Market Value  (Decrease)
                         -----------  ------------ -------------  -------------- ----------  ------------- ------------  ----------
Mortgage-Backed
  Securities                     N/A          N/A  $1,182,227,001 $1,187,818,804      0.47%  $155,379,074  $154,848,205     (0.34)%
                                                   -------------- -------------- ---------   ------------  ------------  --------

Equity Investments(1)(2)
   Capital Automotive
      REIT (CARS)          1,415,115         5.45%     19,740,850     24,934,327     26.31%    23,298,100    23,068,463     (0.99)%
      Annaly Mortgage
        Management, Inc.
        (NLY)                800,000         1.34%      7,144,000     11,560,000     61.81%             -             -         -
      Prime Retail, Inc.,
        pfd (PRT pfd)         78,400         3.41%        493,920        478,240     (3.17)%    1,038,800       543,939    (47.64)%
      Resource Asset
        Investment Trust
        (RAS)                344,575         2.77%      3,704,181      5,495,971     48.37%     3,704,181     4,245,164     14.60%
      Saxon Capital
        Acquisition Corp   1,000,000         3.57%      9,300,000      9,300,000      0.00%             -             -         -
      Encompass Services
        Corporation
        (ESR)(4)              49,900            -               -              -         -        286,931       252,624    (11.96)%
                         -----------  ------------ -------------- -------------- ---------   ------------  ------------  --------

      Total Equity
        Investments                                $   40,382,951 $   51,768,538     28.19%  $ 28,328,012  $ 28,110,190     (0.77)%
                                                   -------------- -------------- ---------   ------------  ------------  --------

   Promissory Notes(2)
   Prime Capital Funding
      I, LLC                     N/A          N/A               -              -       N/A      4,000,000     4,000,000       N/A
   Prime Group Realty,
      L.P.                       N/A          N/A      12,000,000     12,000,000       N/A              -             -       N/A
                                                   -------------- -------------- ---------   ------------  ------------  --------

      Total Promissory
        Notes                                      $   12,000,000 $   12,000,000       N/A   $  4,000,000  $  4,000,000       N/A
                                                   -------------- -------------- ---------   ------------  ------------  --------

   Cash and Cash
      Equivalents                N/A          N/A  $    1,771,112 $    1,771,112       N/A   $ 36,810,566  $ 36,810,566       N/A
                                                   -------------- -------------- ---------   ------------  ------------  --------

   Total Investments &
      Cash and Cash
      Equivalents                                  $1,236,381,063 $1,253,358,454      1.37%  $224,517,652  $223,768,961     (0.33)%
                                                   ============== ============== =========   ============  ============  ========

---------------
(1) The symbols in parentheses next to the company names are the symbols of those companies in Nasdaq or on a national securities exchange. Each of these companies is a reporting company under the Securities Exchange Act of 1934. Information is available about these companies on the SEC's website, www.sec.gov.
(2) FBR has underwritten or privately placed the securities of these companies or their affiliates.
(3) For Prime Retail, Inc., this represents the percentage ownership of 10.5% Series A Cumulative Preferred Stock.
(4) Formerly Building One Services Corporation (BOSS). We sold this investment in March 2001.

         The following table shows, for the calendar years 2000, 1999, and 1998, our investments and cash and cash equivalents, including, with respect to our investments, the weighted average cost of each investment, based on the number of days from January 1, 2000 to December 31, 2000, January 1, 1999 to December 31, 1999, and January 1, 1998 to December 31, 1998, on which FBR Asset held each investment, and the gross income from each investment for the years ended December 31, 2000, 1999 and 1998.

                                                    For the Year Ended           For the Year Ended          For the Year Ended
                                                     December 31, 2000           December 31, 1999            December 31, 1998
                                                --------------------------  ---------------------------   --------------------------
                                                  Weighted                    Weighted                      Weighted
                                                Average Cost  Gross Income  Average Cost   Gross Income   Average Cost  Gross Income
                                                ------------- ------------- -------------  -------------  ------------- ------------
Mortgage-Backed Securities                       $196,229,207   $13,106,945  $164,970,427    $10,744,041   $169,564,932  $ 7,101,326
                                                ------------- ------------- -------------  -------------  ------------- ------------
Equity Investments
Anthracite Capital, Inc.                            8,449,799     1,376,206    18,334,496      2,293,677     10,356,129      739,613
Capital Automotive REIT                            24,447,980     2,575,903    25,000,000      2,473,119     21,986,301    1,569,893
Chastain Capital Corporation                                -        41,835     3,150,000              -      6,581,342      287,000
Imperial Credit Commercial Mortgage Inv. Corp.      2,589,025       207,000    12,616,713      1,035,000     13,050,230    1,062,000
Imperial Credit Industries, Inc.                            -             -     3,576,712        798,326              -            -
Prime Retail, Inc.                                    385,788             -     1,201,317        145,730        374,166       36,433
Prime Retail, Inc., preferred                       1,142,112             -     1,016,032        154,350              -            -
Resource Asset Investment Trust                     4,099,095       702,933     5,292,516        702,933      4,329,152      576,466
Encompass Services Corporation                      1,186,381             -     6,187,518              -     10,000,000            -
Atlas Pipeline Partners                             1,472,552       178,314             -              -      2,621,370            -
Cargan City                                            20,219             -             -              -              -            -
East-West Bancorp, Inc.                                     -             -     4,102,329         46,800              -            -
                                                ------------- ------------- -------------  -------------  ------------- ------------
   Total Equity Investments & Dividends          $ 43,792,931   $ 5,082,191  $ 80,477,633    $ 7,649,935   $ 69,298,690  $ 4,271,405
                                                ------------- ------------- -------------  -------------  ------------- ------------
Promissory Notes
Prime Capital Holding, LLC                       $  1,825,137   $   902,418  $ 11,272,154    $ 1,808,451   $  7,947,365  $ 1,248,707
Prime Group Realty, Inc.                                    -             -     3,049,315        494,742              -            -
Prime Retail, Inc.                                 19,508,197     3,773,658     5,095,890      1,055,555              -            -
Prime Capital Funding I, LLC                        2,108,204       511,778             -              -              -            -
Kennedy-Wilson Inc.                                         -             -     3,510,608        511,411      5,506,849      749,264
Brookdale Living Communities                                -             -     1,493,151        224,727              -            -
                                                ------------- ------------- -------------  -------------  ------------- ------------
   Total Promissory Notes                        $ 23,441,538   $ 5,187,854  $ 24,421,118    $ 4,094,886   $ 13,454,214  $ 1,997,971
                                                ------------- ------------- -------------  -------------  ------------- ------------
Cash & Cash Equivalents                          $ 10,352,859   $   464,067  $ 20,576,171    $   984,987   $ 84,496,947  $ 4,556,800
                                                ------------- ------------- -------------  -------------  ------------- ------------
   Total Investments and Cash & Cash
      Equivalents                                $273,816,534   $23,841,057  $290,445,349    $23,473,849   $336,814,783  $17,927,502
                                                ============= ============= =============  =============  ============= ============

     Dividends & Distribution Policy

         To maintain our status as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income to our shareholders each year. Our taxable income may differ materially from our income calculated in accordance with generally accepted accounting principles. In order to satisfy this requirement, we have declared, and intend to continue to declare, regular quarterly dividends and have distributed and intend to continue to distribute, any taxable income remaining at the end of a year with a first quarter dividend in the following year.

         The Board of Directors may change the dividend policy at any time. The Board of Directors will declare dividends based on:

         .     our taxable income;

         .     our financial condition;

         . the distributions required to maintain REIT status and to avoid corporate income tax and the 4% excise tax; and

         .     other factors that the Board of Directors considers relevant.

         Through September 30, 2001, we had paid all of our dividends out of current or accumulated earnings and profits. The level of quarterly dividends is based on a number of factors and should not be deemed indicative of taxable income for the quarter in which declared or future quarters or of income calculated in accordance with generally accepted accounting principles.

         As a REIT, we will not incur federal income tax on our earnings to the extent we distribute those earnings to our shareholders, and as long as the asset, income, stock ownership and minimum distribution tests of the federal tax laws are met. We will, however, be subject to tax at normal corporate rates on net income or capital gains not distributed to shareholders and on the taxable income of Pegasus.

         Distributions to shareholders will generally be subject to tax as ordinary income, although in appropriate circumstances a portion of a distribution may be designated by us as capital gain or may be determined to be a tax-free return of capital. We generally do not intend to declare more than a nominal amount of dividends that are a return of capital for tax purposes, except in those instances where companies in which we invest determine that a portion of their dividends are a return of capital. We will furnish annually to each shareholder a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital. For a discussion of the federal income tax treatment of distributions by us, see "Federal Income Tax Consequences of Our Status as a REIT-Taxation of Taxable U.S. Shareholders."

                            FBR ASSET'S CAPITAL STOCK

         The following summary discusses the material terms of our capital stock. This summary does not purport to be a complete description of our capital stock, and you should not rely on it as if it were. We have filed complete copies of our Articles and Bylaws with the SEC as exhibits to our initial registration statement and are incorporating the full text of those documents by reference. You may obtain complete copies of the Articles and Bylaws by following the document request procedures set forth in "Other Matters-Additional Information." We encourage you to read each of those documents in its entirety.

General

         Our Articles provide that we may issue up to 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. No preferred stock is issued or outstanding.

Common Stock

         All of our outstanding shares of common stock are duly authorized, fully paid, and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, our common shareholders are entitled to:

(a) receive dividends if and when authorized and declared by the Board out of assets legally available therefor, and

(b) share ratably in the assets legally available for distribution to shareholders in the event of liquidation, dissolution, winding-up, after payment of, or adequate provision for, all known debts and liabilities of FBR Asset.

         The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of common shareholders. We do not permit cumulative voting, and accordingly, the holders of a majority of our outstanding shares have the power to elect all directors to be elected in any given year.

Preferred Stock

         We may issue preferred stock, in one or more series, as authorized by the Board. Because the Board has the power to establish the preferences and rights of any class or series of preferred stock, it may afford the holders of that stock preferences, powers and rights, voting or otherwise, senior to the rights of common shareholders. The Board can also authorize the issuance of preferred stock with terms and conditions that would have the effect of discouraging takeovers or other transactions that holders of some, or even a majority, of shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of common stock might receive a premium for their shares over the then prevailing market price. We have no current plans to issue any preferred stock.

Restrictions on Ownership and Transfer

         For us to qualify as a REIT under the federal tax laws, we must meet two requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences of Our Status as a REIT-Requirements for Qualification."

         To ensure that we meet the stock ownership requirements, subject to the exemptions described below, our Articles restrict the ownership and transfer of our outstanding stock. Specifically, the Articles prohibit any person from owning, or being deemed to own by virtue of the attribution provisions of the federal tax laws, more than 9.9% of the number of outstanding shares of common stock or preferred stock of any series. However, under our Articles, FBR may own up to 20% of the outstanding common stock and the preferred stock of any series, and certain mutual funds and pension trusts may own up to 15% of the outstanding common stock and the preferred stock of any series. Our Board of Directors has exempted FBR from the 20% limit applicable to FBR. The exemption allows FBR to own up to 62% of our common stock. Our Board also exempts some of our principal shareholders from the 9.9% ownership limit.

         In order to prevent us from incurring an entity-level tax if and when we accrue phantom taxable income from REMIC residual interests, our Articles, subject to the exemptions described below, also contain provisions designed to prevent a "disqualified organization," as defined in "Federal Income Tax Consequences of Our Status as a REIT-Taxation as a REIT," from owning our shares.

         Subject to the exemptions described below, shares of common stock or preferred stock the purported transfer of which would:

         . result in any person owning, directly or indirectly, common stock or preferred stock in excess of the limits described above;

         . result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

         . result in us being "closely held" within the meaning of the federal tax laws;

         . cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of its real property, within the meaning of the federal tax laws; or

         . cause any common stock or preferred stock to be owned by a "disqualified organization," as defined in "Federal Income Tax Consequences of Our Status as a REIT-Taxation as a REIT;"

will be transferred automatically to a trust effective on the day before the purported transfer of the common stock or preferred stock.

         The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we select.

         Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

         The owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

         Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accept the offer. We will have the right to accept the offer for a period of ninety days after the later of (1) the date of the purported transfer that resulted in the trust or
(2) the date we determine in good faith that a prohibited transfer has occurred.

         For these purposes, the "market price" on any date means the average of the "closing price" of FBR Asset's stock for the five previous consecutive trading days ending on such date. The "closing price" on any date means:

         . the last sale price for the stock, as reported on the American Stock Exchange, New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

         . if no sale takes place on the day, the average of the closing bid and asked prices for the stock, as reported on the New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

         . if the stock is not listed on any exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in our stock selected by our Board of Directors; or

         . in the event that no trading price is available for the stock, the fair market value of the stock, as determined in good faith by our Board of Directors.

         Any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in our Articles, or any person who owned common stock or preferred stock that was transferred to a trust, will be required immediately to give written notice to us of that event and to provide to us any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

         The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock. In addition, our Board of Directors, upon receipt of a ruling from the IRS or an opinion of counsel that we will not jeopardize our REIT status by granting the exemption and upon such other conditions as the Board of Directors may direct, may exempt a person from the ownership limitations or the restrictions on transfer set forth in the Articles. As discussed above, our Board of Directors has exempted FBR from the 20% ownership limit applicable to FBR and has exempted some of our principal shareholders from the 9.9% ownership limit.

         The foregoing restrictions will not be removed until:

         . the restrictions are no longer required in order to qualify as a REIT, and the Board of Directors determines that it is no longer in our best interests to retain the restrictions; or

         . the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and there is an affirmative vote of 80% of the members of the Board of Directors, or in the absence of an 80% Board vote, there is an affirmative vote of at least two-thirds of the holders of our outstanding shares of common stock.

         All certificates representing our common or preferred stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our Articles.

Transfer Agent & Registrar

         American Stock Transfer & Trust Company serves as the transfer agent and registrar for our common stock.

Reports to Shareholders

         We furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants and such other periodic reports as we determine to furnish or as required by law.
See "Other Matters-Additional Information."

FBR Asset's Articles and Bylaws

Notice of Shareholder Proposals

         Our Bylaws govern shareholder proposals. To advance a proposal, a shareholder must give written notice of the proposal to our Secretary. The Secretary must receive the notice at least 90 days before the annual meeting. The notice must:

         .    describe briefly the proposal with supporting reasoning,

         .    contain the shareholder's name and address,

         . state the number of each class of shares the shareholder beneficially owns, and

         . disclose any material interest the shareholder has in the proposed business.

Articles Amendments

         Our Articles provide that a majority of the outstanding shares of common stock must approve an amendment to the Articles. However, as discussed in previous sections, the voting requirements are greater for amending those provisions addressing the number and composition of the Board of Directors and the restrictions pertaining to stock ownership and transfer.

Amendments to Bylaws

         Except as set forth below, our Bylaws may be amended by majority vote of our Board or its shareholders. The provisions addressing:

         .    the number, tenure and qualifications of directors,

         .    changes in the numbers of directors,

         .    the removal of directors,

         .    the quorum requirement for director votes, and

         . the majority approval for certain transactions involving FBR Management,

require the vote of 80% of the Board of Directors, or two-thirds of the outstanding shares.

            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

         This section summarizes the federal income tax issues that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "-Taxation of Tax-Exempt Shareholders" below), estates, trusts, financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the extent discussed in "-Taxation of Non-U.S. Shareholders" below), and holders whose shares were acquired through the exercise of employee stock options or otherwise as compensation.

         The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

         We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in shares of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

         We elected to be taxed as a REIT under the federal income tax laws beginning with our short taxable year ended December 31, 1997. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue so to operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

         In connection with this offering of our common stock, Hunton & Williams is rendering an opinion, which has been filed as an exhibit to the registration statement registering the shares of common stock being offered in this prospectus, that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 1997 through December 31, 2000, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2001 and in the future. You should be aware that the opinion is based on current law and is not be binding on the Internal Revenue Service or any court. In addition, the opinion is based on customary assumptions and on our representations as to factual matters, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. While Hunton & Williams has reviewed those matters in connection with the foregoing opinion, Hunton & Williams has not reviewed our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-Failure to Qualify."

         If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

         . We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

         . We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders.

          .   We will pay income tax at the highest corporate rate on:

              - net income from the sale or other disposition of property acquired through foreclosure, referred to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

              -    other non-qualifying income from foreclosure property.

         . We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

         . If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "-Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

              - the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by

              -    a fraction intended to reflect our profitability.

         . If we fail to distribute during a calendar year at least the sum of:

              -    85% of our REIT ordinary income for the year,

              -    95% of our REIT capital gain net income for the year, and

              -    any undistributed taxable income from earlier periods,

              we will pay a 4% excise tax on the excess of the required distribution over the amount we actually distributed.

         . We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

         . If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

              - the amount of gain that we recognize at the time of the sale or disposition and

              - the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

              The rule described here will apply assuming that we make an election under the applicable Treasury regulations on our tax return for the year in which we acquire the assets. If we do not make that election, we would be subject to tax on the amount of gain that we would have recognized if we had sold the asset at the time of acquisition.

         . We will incur a 100% excise tax on transactions with a taxable REIT subsidiary, referred to as a TRS, that are not conducted on an arm's-length basis.

         . We will pay tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that we derive from REMIC residual interests equal to the percentage of our stock that is held by "disqualified organizations." Excess inclusion also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A "disqualified organization" includes:

              -    the United States;

              -    any state or political subdivision of the United States;

              -    any foreign government;

              -    any international organization;

              -    any agency or instrumentality of any of the foregoing;

              - any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

              -    any rural electrical or telephone cooperative.

              For this reason, our Articles prohibit disqualified organizations from owning our stock.

Requirements for Qualification

         A REIT is a corporation, trust, or association that meets each of the following requirements:

         1.   It is managed by one or more trustees or directors.

         2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

         3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

         4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

         5. At least 100 persons are beneficial owners of its shares or ownership certificates.

         6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

         7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status.

         8. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

         9. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

         We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

         We have issued sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Articles restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our Articles restricting the ownership and transfer of common stock are described in "FBR Asset's Capital Stock-Restrictions on Ownership and Transfer."

         A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

         In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

         Tax legislation enacted in 1999 allows a REIT to own up to 100% of the stock of one or more TRSs, beginning on January 1, 2001. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have formed and made TRS elections for several TRSs. Our TRSs will pay corporate income tax on their taxable income, and their after-tax net income will be available for distribution to us.

Income Tests

         We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

         .    rents from real property;

         . interest on debt secured by mortgages on real property or on interests in real property;

         . dividends or other distributions on, and gain from the sale of, shares in other REITs;

         .    gain from the sale of real property or mortgage loans; and

         . interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

         Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

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Interest Income

     The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

     . an amount that is based on a fixed percentage or percentages of receipts or sales; and

     . an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

     If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

     Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

     The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally is qualifying income for purposes of both gross income tests. However, some of our mezzanine loans are not and will not be secured by real property. Our interest income from those loans is and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower's profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both gross income tests.

Dividend Income

     We own stock in other REITs. The dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs are qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We also own stock in non-REIT C corporations. Our dividend income from stock in those corporations is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

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Rents from Real Property

     We currently do not own any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, any rent that we receives from the tenants of such real property will qualify as "rents from real property," which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

     . First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

     . Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receives rent, other than a TRS.

     . Third, if the tenant is a TRS, at least 90% of the leased space must be rented to persons other than our TRSs and tenants in which we own, actually or constructively, 10% or more.

     . Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease.

     . Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to our tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

Prohibited Transactions

     A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of its business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

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Foreclosure Property

     We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

     . that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

     . for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

     . for which the REIT makes a proper election to treat the property as foreclosure property.

     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

     . on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

     . on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

     . which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

     We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but if we do receive any such income, we will make an election to treat the related property as foreclosure property. In addition, we anticipate that any income we receive with respect to property that is not eligible for a foreclosure property election will be qualifying income for purposes of both gross income tests.

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Hedging Transactions

     From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests

     If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if:

     . our failure to meet those tests is due to reasonable cause and not due to willful neglect;

     .    we attach a schedule of the sources of our income to our tax return;
          and

     . any incorrect information on the schedule was not due to fraud with intent to evade tax.

     We cannot predict, however, whether in all circumstances we would qualify for the foregoing relief provisions. In addition, as discussed above in "- Taxation as a REIT," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

     To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

     .    cash or cash items, including certain receivables;

     .    government securities;

     . interests in real property, including leaseholds and options to acquire real property and leaseholds;

     .    interests in mortgages on real property;

     .    stock in other REITs;

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

     . investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

     . regular or residual interests in a real estate mortgage investment conduit, or REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

     Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

     Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

     Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the second and third asset tests, the term "securities" does not include our stock in another REIT, our equity or debt securities of a qualified REIT subsidiary or TRS, or our equity interest in any partnership. The term "securities," however, generally includes our debt securities issued by another REIT or a partnership, except that debt securities of a partnership are not treated as securities for purposes of the 10% value test if we own at least a 20% profits interest in the partnership.

     As stated above, we may own up to 100% of the stock of one or more TRSs beginning on January 1, 2001. However, overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test. We believe that we have met those tests since the formation of our TRSs. We believe that we have met those tests since the formation of our TRSs.

     We also believe that our mortgage loans and mortgage-backed securities are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, our mezzanine loans will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property. We also believe that our stock in other REITs is a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. We believe that we satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio to comply at all times with such tests.

     If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

     . we satisfied the asset tests at the end of the preceding calendar quarter; and

     . the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

     If we did not satisfy the condition described in the first item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

     Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

     . the sum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and 90% of our after-tax net income, if any, from foreclosure property; minus

     .    the sum of certain items of non-cash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration. The distribution requirement was reduced from 95% to 90% for taxable years beginning after December 31, 2000.

     We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

     .    85% of our REIT ordinary income for such year;

     .    95% of our REIT capital gain income for such year; and

     .    any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "-Taxation of Taxable U.S. Shareholders." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

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     It is possible that, from time to time, we may experience timing differences between:

     . the actual receipt of income and actual payment of deductible expenses; and

     . the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

     Possible examples of those timing differences include the following:

     . Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

     . We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

     . We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

     . We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

     . We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

     . Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.

     . We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

     As a result of the foregoing, we may have less cash than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to borrow funds or issue preferred stock or additional common stock.

     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be

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

able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

     We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of its outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

     If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

     As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. The term "U.S. shareholder" means a holder of shares of common stock that, for United States federal income tax purposes, is:

     .    a citizen or resident of the United States;

     . a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of a political subdivision thereof;

     . an estate whose income is subject to U.S. federal income taxation regardless of its source; or

     . any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

     A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

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

         We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

         A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's shares of common stock. Instead, the distribution will reduce the adjusted basis of such shares of common stock. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in his or her shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any of these months, the distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following year.

         Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the shares of common stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any passive activity losses, such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

         We may recognize taxable income in excess of our economic income, known as phantom income, in the first years we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, shareholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a shareholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor's before-tax return on the investment would be 10% and the investor's after-tax return would be 7%. However, if the same investor purchased our shares at a time when the before-tax rate of return was 10%, the investor's after-tax rate of return on the shares might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable shareholder will decrease. We will consider the potential effects of phantom income on our taxable shareholders in managing our investments.

Taxation of U.S. Shareholders on the Disposition of Common Stock

         In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of his or her shares of common stock as long-term capital gain or loss if the

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

U.S. shareholder has held the shares of common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the shares of common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

         The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. On June 7, 2001, President Bush signed into law the Economic Growth and Tax Relief Reconciliation Act of 2001. That legislation reduces the highest marginal individual income tax rate of 39.6% to 39.1% for the period from July 1, 2001 to December 31, 2001, to 38.6% for the period from January 1, 2002 to December 31, 2003, to 37.6% for the period from January 1, 2004 to December 31, 2005, and to 35% for the period from January 1, 2006 to December 31, 2010. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of up to 30.5% with respect to distributions unless the holder:

         . is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

         . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

         A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see "-Taxation of Non-U.S. Shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of shares of common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares must treat a percentage of the dividends that it receives as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

         . the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

         . we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

         . either one pension trust owns more than 25% of the value of our shares or a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the shares of common stock, including any reporting requirements.

         A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

         . a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

         . the non-U.S. shareholder files the required form with us claiming that the distribution is effectively connected income.

         A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of its shares of common stock. Instead, the distribution will reduce the adjusted basis of those shares of common stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of our shares of common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of our shares of common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

         We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

         For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from its sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws known as "FIRPTA." The term "U.S. real property interests" includes interests in real property and in corporations at least 50% of whose assets consists of interests in real property other than interests in real property and corporations held solely as a creditor. A "U.S. real property interest" does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. Under the FIRPTA rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on any distribution attributable to gain from sales of U.S. real property interests at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distributions to non-U.S. shareholders that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against our tax liability for the amount we withhold.

         A non-U.S. shareholder could incur tax under FIRPTA upon a sale of shares of our common stock if we are treated as a "U.S. real property holding corporation" and the shares of our common stock are classified as U.S. real property interests. We will be a U.S. real property holding corporation if at least 50% of the fair market value of our assets has consisted of U.S. real property interests at any time during the five-year period ending on the non-U.S. shareholder's disposition of shares of our common stock.

Because U.S. real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, we may not be a U.S. real property holding corporation. In addition, even if we are a U.S. real property holding corporation and our shares are classified as U.S. real property interests, a non-U.S. shareholder generally will not incur tax under FIRPTA upon a sale of shares of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. We cannot assure you that this test will be met. A non-U.S. shareholder that owned, actually or constructively, 5% or less of the shares of common stock at all times during a specified testing period also will not incur tax under FIRPTA as long as the shares of our common stock are "regularly traded" on an established securities market. If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if:

         . the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

         . the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

State and Local Taxes

         We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the shares of common stock.

                             PLAN OF DISTRIBUTION

         This prospectus covers the resale of shares of common stock by the selling shareholders and their pledgees, donees, assignees and other successors in interest. The selling shareholders may sell their shares on the American Stock Exchange or through any other facility on which the shares are traded, or in private transactions. These sales may be at market prices or at negotiated prices. The selling shareholders may use the following methods when selling shares:

         . ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

         . block trades in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         . purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         .     privately negotiated transactions;

         .     any combination of these methods of sale; or

         .     any other legal method.

         The selling shareholders may engage in short sales of the common stock and deliver shares to close out their short positions. The selling shareholders may also enter into put or call options or other transactions with broker-dealers or other which require delivery to those persons of shares covered by this prospectus.

         Brokers, dealers or other agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts or commissions from the selling shareholders, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between any selling shareholders and any underwriter, broker, dealer or agent relating to the sale or distribution of the shares.

         The selling shareholders and any brokers or dealers that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. It is the position of the Commission that a registered broker-dealer that is a selling shareholder is presumed to be an underwriter. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters' compensation. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.

         At the time a particular offer of shares is made, to the extent required we will file a supplement to this prospectus which identifies the number of shares being offered, the name of the selling shareholder, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.

         The selling shareholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling shareholders or others to engage in stabilizing and other market making activities.

         The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act, rather than pursuant to this prospectus, so long as they meet the criteria and conform to the requirements of the rule.

         We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will pay the registration and other offering expenses related to this offering, but the selling shareholders will pay all underwriting discounts and brokerage commissions incurred in connection with the offering. We have agreed to indemnify the selling shareholders against various liabilities, including liabilities under the Securities Act.

         One of our affiliates, Friedman Billings Ramsey & Co., Inc. (FBR), a registered broker-dealer, intends to make a market in our common stock. As our affiliate, any shares of common stock purchased in connection with this market-making activity will become restricted. A primary purpose of this prospectus is to allow FBR to resell the shares it purchases in its market-making activities.

         In order to comply with some states' securities laws, if applicable, the shares will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.

                                LEGAL OPINIONS

         The validity of the securities will be passed upon for FBR Asset by our special counsel, Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

         The audited financial statements incorporated by reference in this registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

         We have not authorized any dealer, salesperson or any other person to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by FBR Asset. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered by this prospectus nor does it constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has not been a change in the affairs of FBR Asset since the date hereof.

                           SUMMARY TABLE OF CONTENTS

ABOUT THIS PROSPECTUS....................................   2
FBR Asset................................................   2
USE OF PROCEEDS..........................................   5
RISKS OF INVESTING IN FBR ASSET..........................   5
SELLING SHAREHOLDERS.....................................  20
FBR GROUP & FBR MANAGEMENT...............................  20
OUR Operating Policies & Strategies......................  29
FBR ASSET'S CAPITAL STOCK................................  43
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT..  48
PLAN OF DISTRIBUTION.....................................  65
legal opinions...........................................  67 experts..................................................  67





                               1,150,105 Shares



                             FBR Asset Investment
                                  Corporation



                                 Common Stock






                                  PROSPECTUS

















                               ___________, 2001











================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates.

                                                        Amount To Be Paid
                                                       -------------------
    SEC registration fee                                           $30,552
    NASD filing fees                                               $30,500
    Printing and mailing expenses                                  $30,000
    Legal fees and expenses                                        $75,000
    Accounting fees and expenses                                   $30,000
    Transfer agent and custodian fees                              $10,000
    Miscellaneous                                                  $18,948
                                                       -------------------
    Total                                                         $225,000
                                                       ===================

Item 15. Indemnification of Officers and Directors.

         The Virginia Stock Corporation Act permits a Virginia corporation to include in its Articles a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles of the Registrant contain such a provision that eliminates such liability to the maximum extent permitted by Virginia law.

         The Articles of the Registrant authorize it, to the maximum extent permitted by Virginia law, to obligate itself to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason or his status as a present or former director or officer of the Registrant. The Virginia Stock Corporation Act requires a corporation (unless its Articles provide otherwise, which the Registrant's Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

Item 16. Exhibits.

3.1       Articles of Incorporation of FBR Asset*
3.2       Bylaws of FBR Asset*
4.1       Form of Specimen Certificate for Common Stock*
4.2       Form of Senior Indenture****
4.3       Form of Senior Debt Security****
4.4       Form of Subordinated Indenture****
4.5       Form of Subordinated Debt Security
5         Opinion of Hunton & Williams****
8         Opinion of Hunton & Williams with respect to tax matters****
10.1 Management Agreement, dated December 17, 1997, by and between FBR Asset and FBR Management*
10.2 Agreement to Extend and Amend Management Agreement, dated December 17, 1999, by and between FBR Asset and FBR Management**
10.3 Agreement to Extend and Amend Management Agreement, dated December 17, 2000, by and between FBR Asset and FBR Management**
10.4 Agreement to Extend and Amend Management Agreement, dated December 17, 2001, by and between FBR Asset and FBR Management****
10.5 License Agreement, dated December 17, 1997, by and between FBR Asset and FBR Group*
10.6 Stock Option Agreement, dated December 17, 1997, by and between FBR Asset and FBR Management*
10.7 Sub-Management Agreement, dated February 14, 2000, by and between FBR Management and FIDAC**
10.8      Stock Incentive Plan*
10.9 Letter agreement, dated July 9, 2001, by and among FBR, FBR Asset and Pegasus***
12        Computation of Ratio of Earnings to Fixed Charges
21        List of Subsidiaries of FBR Asset****
23.1      Consent of Arthur Andersen LLP
23.2      Consent of Hunton & Williams (included in Exhibit 5)
24        Power of Attorney (included on signature page of the Registration
          Statement)
___________

* Filed with the SEC as part of FBR Asset's registration statement on Form S-11, as amended, Registration No. 333-67543.

** Filed as an exhibit to FBR Asset's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000.

*** Filed as an exhibit to FBR Asset's registration statement on Form S-11, as amended, Registration No. 333-63344.

****     To be filed by amendment.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs
                   (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on December 18, 2001.

                                        FBR ASSET INVESTMENT CORPORATION
                                        (Registrant)


                                        By: /s/ Eric F. Billings
                                          ------------------------------
                                            Eric F. Billings
                                            Chairman, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacity indicated on December 18, 2001.


                                        By: /s/ Kurt R. Harrington
                                            -----------------------------
                                            Kurt R. Harrington
                                            Chief Financial Officer, Treasurer
                                            and Secretary
                                            (Principal Financial Officer)

                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2001. Each of the directors and/or officers of FBR Asset Investment Corporation whose signature appears below hereby appoints Eric F. Billings and Richard J. Hendrix, and both of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable FBR Asset Investment Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                Signature                                  Title
                ---------                                  -----

       /s/ Eric F. Billings
--------------------------------------       Chairman, Chief Executive Officer
           Eric F. Billings                  and Director (Principal Executive
                                             Officer)


      /s/ Richard J. Hendrix
---------------------------------------      Chief Operating Officer
          Richard J. Hendrix

      /s/ Emanual J. Friedman
---------------------------------------      Director
          Emanual J. Friedman

      /s/ Peter A. Gallagher
---------------------------------------      Director
          Peter A. Gallagher

      /s/ Stephen D. Harlan
---------------------------------------      Director
          Stephen D. Harlan

      /s/ Russell C. Lindner
---------------------------------------      Director
          Russell C. Lindner

                                 EXHIBIT INDEX

  Exhibit
  Number    Exhibit Title
---------  ---------------
3.1         Articles of Incorporation of FBR Asset*
3.2         Bylaws of FBR Asset*
4.1         Form of Specimen Certificate for Common Stock*
4.2         Form of Senior Indenture****
4.3         Form of Senior Debt Security****
4.4         Form of Subordinated Indenture****
4.5         Form of Subordinated Debt Security
5           Opinion of Hunton & Williams****
8           Opinion of Hunton & Williams with respect to tax matters****
10.1        Management Agreement, dated December 17, 1997, by and between FBR
            Asset and FBR Management*
10.2        Agreement to Extend and Amend Management Agreement, dated December
            17, 1999, by and between FBR Asset and FBR Management**
10.3        Agreement to Extend and Amend Management Agreement, dated December
            17, 2000, by and between FBR Asset and FBR Management**
10.4        Agreement to Extend and Amend Management Agreement, dated December
            17, 2001, by and between FBR Asset and FBR Management****
10.5        License Agreement, dated December 17, 1997, by and between FBR Asset and FBR Group*
10.6        Stock Option Agreement, dated December 17, 1997, by and between FBR
            Asset and FBR Management*
10.7        Sub-Management Agreement, dated February 14, 2000, by and between
            FBR Management and FIDAC**
10.8        Stock Incentive Plan* 10.9 Letter agreement, dated July 9, 2001, by and among FBR, FBR Asset and Pegasus***
12          Computation of Ratio of Earnings to Fixed Charges
21          List of Subsidiaries of FBR Asset****
23.1        Consent of Arthur Andersen LLP
23.2        Consent of Hunton & Williams (included in Exhibit 5)
24          Power of Attorney (included on signature page of the Registration
            Statement)
________________

* Filed with the SEC as part of FBR Asset's registration statement on Form S-11, as amended, Registration No. 333-67543.

** Filed as an exhibit to FBR Asset's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000.

*** Filed as an exhibit to FBR Asset's registration statement on Form S-11, as amended, Registration No. 333-63344.

****     To be filed by amendment.